       As filed with the Securities and Exchange Commission on July 14, 2000
                                                   REGISTRATION NO. 333-59829

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 7 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SWISSRAY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       NEW YORK                          [3841]                   16-0950197
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Number)   Identification Number)

                          SWISSRAY INTERNATIONAL, INC.
                         320 WEST 77TH STREET, SUITE 1A
                            NEW YORK, NEW YORK 10024
                          UNITED STATES: (917) 441-7841
                         SWITZERLAND: 011-4141-914-1200

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                              executive offices)

                                RUEDI G. LAUPPER,
                       CHAIRMAN OF THE BOARD AND PRESIDENT
                          SWISSRAY INTERNATIONAL, INC.
                         320 WEST 77TH STREET, SUITE 1A
                            NEW YORK, NEW YORK 10024
                                 (917) 441-7841

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               GARY B. WOLFF, ESQ.
                               GARY B. WOLFF, P.C.
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 644-6446

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC: At the
discretion  of  the  converting  shareholders  after  the  effective   date   of
the Registration Statement.

 * In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933 this Registration Statement and the Prospectus which is a part thereof relates, in part, and combines with an earlier Registration Statement under Registration No. 333-50069 declared effective May 12, 1998.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE (4)

                                                                Proposed
                                                                 Maximum           Proposed
                                              Amount to         Offering            Maximum
       Title of Each Class of                    be               Price            Aggregate                Amount of
          Securities to be                   Registered         Per Share          Offering               Registration
             Registered                          (1)             (2)(3)           Price(1)(2)                  Fee
             ----------                          ---             ---              -----------                  ---

Common Stock ($.01 par
  value per share)                            17,424,122         $2.375           $41,382,290          $12,207.78(4)(5)(6)


(1) Includes (a) 1,924,603 shares for previously issued restrictive shares pursuant to Convertible Debentures referred to under Registration Nos. 333-50069 and 333-59829, (b) 12,082,578 shares (inclusive of 1,087,102 shares as may be issued for interest earned) which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders under this Registration Statement, (c) 3,000,000 shares being registered pursuant to certain "piggy-back" registration rights granted to otherwise unaffiliated purchasers pursuant to terms of subscription agreements and registration rights agreements (see Part II, Item 15 "Recent Sales of Unregistered Securities") will be offered for resale by certain Selling Holders under this Registration Statement, (d) 85,077 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of a promissory note (see "Description of Capital Stock - Promissory Note"), (e) 250,000 shares being registered which underlie certain outstanding Warrants (unrelated to aforementioned convertible debentures and/or promissory notes) and (f) an aggregate of 81,864 shares being registered pursuant to certain "piggy-back" registration rights granted to two otherwise unaffiliated firms in exchange for services rendered by such firms to the Company. Also registered hereunder (and included in the 17,424,122 shares) are shares of Common Stock of the Registrant referred to above are (i) those shares issuable in exchange for interest earned under Convertible Debentures with interest calculated through respective mandatory conversion dates and (ii) such additional shares as may be issued under anti-dilution provisions contained in the aforesaid Convertible Debentures and related Registration Rights Agreements. Such additional shares do not and will not include any shares as may otherwise be required to be issued as a result of adjustments to the conversion price, stock dividends, stock splits or similar transactions as Registrant is not relying upon Rule 416 with respect thereto.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. In accordance with Rule 457(c) of Regulation C, the estimated price for the Securities was based on the average of the high and low reported prices on the Electronic Over-the-Counter Bulletin Board on July 7, 2000, an average of $2.375.

(3) The number of shares referred to throughout this Registration Statement unless otherwise specifically indicated gives retroactive effect to a 1 for 10 reverse stock split effective as of October 1, 1998.

(4) The number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No. 333-50069 was 1,477,008 shares of Common Stock, $.01 par value, for which the registration fee of $2,859.40 was paid. This information is provided in accordance with Rule 429(b) of the 1933 Act and the number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No. 333-50069 was an additional 1,967,900 and under Registration No. 333-59829,10,532,503 shares and 85,077 shares pursuant to piggy-back registration rights for which the registration fee of $9,628.93 was paid.

(5) Includes (a) 12,082,578 shares which are reserved for issuance pursuant to currently issued and outstanding convertible debentures which will be offered for resale by certain Selling Holders under Registration Nos. 333-50069 and 333-59829 and (b) an additional aggregate of 5,341,544 shares as indicated in footnotes 1(a) and (c) through (f) inclusive.

(6) Required filing fee already paid for greater number of shares sought to be registered under prior amendment filed September 13, 1999.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                          SWISSRAY INTERNATIONAL, INC.

                              CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K.

REGISTRATION STATEMENT ITEM AND HEADING                             PROSPECTUS CAPTION

1. Forepart of the Registration Statement and Outside         Cover Page of Registration
   Front Cover Page of the Prospectus                         Statement; Outside Front
                                                              Cover Page of Prospectus

2. Inside Front and Outside Back Cover Pages of               Inside Front and Outside
   Prospectus                                                 Back Cover Pages of
                                                              Prospectus

3. Summary Information, Risk Factors and Ratio of             Prospectus Summary; Risk
   Earnings to Fixed Charges                                  Factors; The Company

4. Use of Proceeds                                            Prospectus Summary; Use
                                                              of Proceeds

5. Determination of Offering Price                            Outside Front Cover Page
                                                              of Prospectus

6. Dilution                                                   Risk Factors; Dilution

7. Selling Security Holders                                   Selling Holders and Plan
                                                              of Distribution

8. Plan of Distribution                                       Outside Front Cover Page
                                                              of Prospectus; Selling
                                                              Holders and Plan of
                                                              Distribution

9. Description of Securities to be Registered                 Description of Capital Stock

10.Interests of Named Experts and Counsel                     Legal Matters; Independent
                                                              Auditors

11.Information with Respect to Registrant

   (a)   (1)       Description of Business                    Prospectus Summary;
                                                              Management's Discussion and
                                                              Analysis of Financial Condition
                                                              and Results of Opertions;
                                                              Business; The Company






         REGISTRATION STATEMENT ITEM AND HEADING                    PROSPECTUS CAPTION

         (2)       Description of Property                    Business -- Description of Property

         (3)       Legal Proceedings                          Business -- Legal Proceedings

         (4)       Control of Registrant                      Not Applicable

         (5)       Nature of Trading Market                   Risk Factors; Selling
                                                              Holders and Plan of
                                                              Distribution

         (6)       Exchange Controls and Other Limitations    Risk Factors; Description
                   Affecting Security Holders                 of Capital Stock

         (7)       Taxation                                   Risk Factors

         (8)       Selected Financial Data                    Prospectus Summary;
                                                              Selected Consolidated
                                                              Financial Data

         (9)       Management's Discussion and Analysis of    Management's Discussion
                   Financial Condition and Results of         and Analysis of Financial
                   Operations                                 Condition and Results of
                                                              Operations

         (10)      Directors and Officers of Registrant       Management

         (11)      Compensation of Directors and Officers     Management

         (12)      Options to Purchase Securities from        Management
                   Registrant or Subsidiaries

         (13)      Interest of Management in Certain          Certain Transactions
                   Transactions

   (b)   Financial Statements                                 Financial Statements

12.Disclosure of Commission Position on Indemnification       Information Not Required
   for Securities Act Liabilities                             In Prospectus


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                               DATED JULY 14, 2000

                                   PROSPECTUS

                          SWISSRAY INTERNATIONAL, INC.

                        17,424,122 Shares of Common Stock

         This prospectus ("Prospectus") relates to the offer and sale of up to 17,424,122 shares of common stock, $.01 par value per share (the "Common Stock"), of Swissray International, Inc., a New York corporation ("Swissray International, Inc." or the "Registrant"), which shares consist of (i) up to 12,082,578 shares of Common Stock which are issuable to certain persons (the "Selling Holders") upon conversion of convertible debentures, issued in twelve
(12) separate financings from June 1998 through February 2000, (the "Convertible Debentures") and which shares are being registered hereby pursuant to
Registration Rights Agreements between the Registrant and the Selling Holders named in this Prospectus under Registration No. 333-59829, (ii) 1,924,603 additional shares of Common Stock heretofore issued as restrictive shares to certain Selling Holders upon conversion of convertible debentures issued in March 1998, June 1998 and August 1998, (the "Convertible Debentures") and which additional shares are being registered hereby pursuant to Registration Rights Agreements between the Registrant and the Selling Holders named in a Prospectus under Registration Nos. 333-50069 and 333-59829, (iii) 3,000,000 shares being registered pursuant to certain "piggy-back" registrants rights granted to five otherwise unaffiliated purchasers of Company Common Stock pursuant to terms of Subscription and Registration Rights Agreements (see Part II, Item 15 "Recent Sale of Unregistered Securities"), (iv) 85,077 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of a promissory note (see "Description of Capital Stock
- Promissory Note"), (v) 250,000 shares being registered which underlie certain outstanding Warrants (unrelated to aforementioned convertible debentures and/or promissory notes) and (vi) an aggregate of 81,864 shares being registered pursuant to certain "piggy-back" registration rights granted to two otherwise unaffiliated firms in exchange for services rendered by such firms to the Company. The up to 17,424,122 shares of Common Stock offered hereby are herein referred to as the "Securities." For further and more specific information identifying when each of the debentures referred to herein were issued and itemizing the number of shares being registered for each of such debentures, reference is made to risk factor entitled "Significant Number of Shares Issued
 ..".

         The number of shares being registered hereunder (exclusive of an aggregate of 5,091,544 restrictive shares already issued as indicated in (ii),
(iii), (iv) and (vi) of preceding paragraph) when added to the 23,416,864 shares of common stock currently issued and outstanding would increase total issued and outstanding shares to 35,749,442 and would represent approximately 34.5% of all outstanding shares of common stock. The registration of such a large percentage of total outstanding securities may have a material adverse effect on the market price of the Company's common stock. Those shares being registered hereunder in accordance with aforementioned convertible debentures are to be issued in accordance with private placements and reliance upon exemption afforded under Regulation D and Section 4(6). The Company's common stock is currently listed for trading on the Electronic Over-the-Counter Bulletin Board ("OTC") and the closing bid price on June 7, 2000 was $2.50. See also "Market Prices and Dividend Policy" hereinafter and in particular footnote 1 thereto.

         The Securities may be offered and sold from time to time by the Selling Holders named herein (or in Registration No. 333-50069 hereinafter "Selling Holders" unless otherwise indicated or the Stockholder whose shares are being registered pursuant to aforesaid piggy-back rights) or by their transferees, pledgees, donees or their successors pursuant to the Prospectus. The Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or the purchasers of the Securities for whom such agents, underwriters or dealers may act. See "Selling Holders and Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus. The Registrant will not receive any of the proceeds from the sale of the Securities by the Selling Holders.

         The Selling Holders will receive all of the net proceeds from the sale of the Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Registrant is responsible for payment of all other expenses incident to the offer and sale of the Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any profit on the sale of the Securities by the Selling Holders and any commissions received by any such underwriters may be deemed to be underwriting commissions or discounts under the Act. See "Selling Holders and Plan of Distribution" for a description of indemnification arrangements.

         All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries. The executive offices of the Company are located at Swissray International, Inc., 320 West 77th Street, Suite 1A, New York, New York 10024. The telephone number is 917-441-7841 and the fax number is 917-441-7842. The address in Switzerland is Turbistrasse 25-27, CH-6280 Hochdorf, Switzerland and the telephone number in Switzerland is 011-4141-914-1200.

                  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE
      AND INVOLVE A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE INVESTORS
       SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT.

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights
Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post- effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities;
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS ____________, 2000.

                              AVAILABLE INFORMATION

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information may be obtained on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Registrant. The address of such site is http:\\www.sec.gov.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the detailed information and financial information incorporated by reference herein or appearing elsewhere in this Prospectus.

                                   THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, Swissray Medical AG (formerly known as SR Medical Holding AG and SR Medical AG) a Swiss corporation and its wholly owned subsidiary Swissray GmbH (formerly known as Swissray (Deutschland) Rontgentechnik GmbH and SR Medical
GmbH), a German limited liability company as well as through the Company's other wholly owned subsidiaries, Swissray America, Inc., a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation and Swissray Information Solutions, Inc. a Delaware corporation.

         Swissray Medical AG (formerly SR Medical Holding AG and SR Medical AG until renamed in June 1999 and February 1998) acquired all assets and liabilities, effective July 1998, of its wholly owned subsidiaries, SR Medical AG (known as Telray AG until renamed in February 1998), a Swiss corporation and Telray Research and Development AG, a Swiss corporation. Swissray Medical AG also absorbed all assets and liabilities of the Company's other wholly owned subsidiary SR Management AG (formerly SR Finance AG), a Swiss corporation.

         Effective as of July 1, 1999 Swissray Medical Systems, Inc., a Delaware corporation (formerly Swissray America Corporation) and Empower Inc., a New York corporation, have been merged into Swissray America Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

         The Company is active in the markets for diagnostic imaging devices for the health care industry. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a direct digital multi-functional X-ray system - the
ddRMulti-System (formerly known as the AddOn-Multi-System) and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing workstations operating on a Windows NT platform for the processing of digital image data. In addition, the Company is in the business of selling components and accessories for X-ray equipment manufactured by third parties and providing services related to imaging systems. The Company is also offering products, consulting and services related to viewing, archiving, networking and transmitting of digital X-ray images.

        The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers.

In the United States, the Company offers information and informatics solutions consulting services to hospital imaging departments and imaging centers, maintenance management and after sales-services of products manufactured by the Company and third parties (multi-vendor, multi-modality services).

         The  Company  and  its  predecessors  have  been  in  the  business  of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing by the Company of a Multi-Radiography System ("MRS"). Simultaneously, the Company developed the first SwissVision(TM) image post-processing system, which was able to convert analog images obtained in fluoroscopy into digital information. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes and this is currently the Company's primary focus (as opposed to the further development of conventional x-ray equipment).

         On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000 and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower has been merged into Swissray America, Inc. effective July 1, 1999. The Company is currently engaged in litigation with the former CEO of Empower. For information regarding such litigation reference is made to "Business - Legal Proceedings".

         On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), located in Gig Harbor, Washington. SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States since it was formed on October 16, 1996. SSG's operations are
currently   being   conducted   through  the  following   wholly  owned  Company
subsidiaries: Swissray Healthcare, Inc. and Swissray Information Solutions, Inc.
 . The Company was recently engaged in litigation with three individuals who formerly owned SSG which litigation was settled on August 31, 1999. For information regarding such litigation and subsequent settlement terms with respect thereto, reference is made to "Business - Legal Proceedings".

         The Company's primary focus is currently on direct digital radiography ("ddR") as opposed to conventional x-ray equipment. In that regard the Company's German subsidiary (Swissray GmbH, Wiesbaden, Germany) sold its conventional x-ray business division in March 2000 in order to more extensively focus upon the sales and marketing of ddR equipment. See also risk factor entitled "Decline in Revenues from Sale of Conventional X-Ray Equipment" and "Business - Recent Developments".

         The following organizational chart graphically indicates the Company, its wholly owned subsidiaries and certain additional information regarding each of such firms including principal locations.






                               Organization Chart

                          SWISSRAY International, Inc.
                                    New York
                                       USA





                                                      Swissray Information
Swissray Medical AG       Swissray America, Inc.           Solutions, Inc.   Swissray Healthcare, Inc.
     Hochdorf                    Delaware                    Delaware            Delaware
    Switzerland                      USA                         USA               USA
         |
         |
-------------------------------
     |                        |
Swissray GmbH       Swissray Romania SRL
  Wiesbaden              Romania
   Germany



                                  THE OFFERING

Common Stock Offered(1)                              Up to 17,424,122 shares of Common Stock.

Common Stock Outstanding
  Before the Offering(2)(3)                          23,416,864

Common Stock Outstanding
  After the Offering(4)                              35,749,442

Use of Proceeds                                      The Registrant will not receive any
                                                     of the proceeds from the sale of any
                                                     of the Securities.

Risk Factors                                         The    Securities
                                                     offered  hereby  involve  a
                                                     high  degree  of risk.  See
                                                     "Risk  Factors"  commencing
                                                     on page 10 hereof.


Electronic Over-the-Counter
 Bulletin Board Symbol                               SRMI





(1)      Includes  an  aggregate  of up to  12,082,578  shares of  Common  Stock reserved for issuance upon the conversion of the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock." Also includes an aggregate of 1,924,603 additional shares of Common Stock heretofore issued as restrictive shares upon conversion of Convertible Debentures issued in March 1998, June 1998 and August 1998, which latter shares relate to Registration Nos. 333-50069 and 333-59829 in accordance with Rule 429 (b) of the 1933 Act. Also being registered hereunder in accordance with certain "piggy-back" registration rights are (a) 85,077 restrictive shares heretofore issued pursuant to terms of a convertible promissory note,
         (b) 250,000 shares underlying certain outstanding Warrants (unrelated to convertible debentures), (c) an aggregate of 3,000,000 restrictive
         shares   heretofore  issued
         pursuant to terms of subscription and registration rights agreements and (d) an aggregate of 81,864 shares pursuant to certain "piggy-back" registration rights granted to two otherwise unaffiliated firms in exchange for services rendered by such firms to the Company.

(2) Does not include (i) those shares referred to in footnote 1 above, (ii) 161,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"), and (iii) 200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan").

(3)      As  of  the close of  business  on July 7,  2000 there were  23,416,864
         shares  issued  and  outstanding   held  by  514  stockholders  of  the
         Registrant's Common Stock.

(4) While the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Act, the Registrant has quantified the number of shares that would be outstanding if debentures were converted as of July 7, 2000 (while taking into account interest earned through date of mandatory conversion).

SUMMARY FINANCIAL  DATA


     The summary information below represents financial information of the Registrant for the (i) nine month periods ended March 31, 2000 and March 31, 1999, which information was derived from the unaudited consolidated financial statements of the Registrant and (ii) fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999, which information was derived from the audited consolidated financial statements of the Registrant.

                                       Nine Months Ended               Year Ended
                                           March 31,                    June 30,
                                    ---------------------   -----------------------------
                                        2000      1999       1999        1998       1997
                                      -------    -------    -------    -------    -------
                                             (in thosands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales .........................    12,394     13,221     17,296     22,893     13,151
Cost of sales..... ................     9,372     10,405     13,529     18,082      8,445
                                      -------    -------    -------    -------    -------

Gross profit ......................     3,022      2,816      3,767      4,811      4,706
Selling, general and administrative    13,725     10,389     19,346     18,748     17,450
                                      -------    -------    -------    -------    -------
Operating loss ....................   (10,703)    (7,573)   (15,579)   (13,937)   (12,744)
Other expense (income) ............      (409)       182        (40)       281       (319)
Interest expense ..................     5,477      2,156      4,639      8,590        762
                                      -------    -------    -------    -------    -------

Loss from continuing operations
before income taxes ...............   (15,771)    (9,911)   (20,178)   (22,808)   (13,187)

Income tax provision ..............      --         --         --         --          110
                                      -------    -------    -------    -------    -------

Loss from continuing operations ...   (15,771)    (9,911)   (20,178)   (22,808)   (13,297)
                                      =======    =======    =======    =======    =======

Loss from continuing operations
     per common share .............     (0.89)     (2.09)     (3.09)     (8.48)     (8.41)
                                      =======    =======    =======    =======    =======

                                                March 31, 2000
                                              -----------------
                                                    Actual
                                                  ---------
BALANCE SHEET DATA:
Total assets                                       25,538
Long-term debt                                     14,423
Common stock subject to put                           320

                                  RISK FACTORS

         Investors should carefully consider the factors set forth below as well as the other information set forth in this Prospectus before purchasing the Securities.

History of Increasing Losses; Profitability Uncertain Working Capital Deficiency

         As of June 30, 1995 the Registrant had accumulated losses on a consolidated basis of approximately $6,000,000. A substantial part of such losses resulted from activities unrelated to the Company's present operations. Since June 30, 1995 and for the four fiscal years commencing July 1, 1995 and concluding June 30, 1999, the Company incurred additional net losses aggregating $65,465,122 ($21,010,750 of which was attributable to year ended June 30, 1999 as compared to $22,503,109 which was attributable to year ended June 30, 1998). The Company incurred a further net loss of $15,770,224 during the nine month period ended March 31, 2000. As of March 31, 2000 the Company had a working capital deficiency of $646,584. Such additional losses primarily resulted from the significant expenses associated with the development of the Company's products, primarily its direct digital X-ray system, the ddRMulti-System, the building of the Company's organization and market position as well as the costs of amortization of debenture issuance costs and beneficial conversion feature (as well as the absence of a significant increase in sales - during fiscal year ended June 30, 1998 - as a result of the delay in the market introduction of certain of the Company's products, which delays were for the purpose of assuring product quality prior to introduction to industry). The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and past delays encountered in connection with the development of any new products and the competitive environment in which the Company operates. Although the Company is deriving operating revenue from its current operations, such revenue has not been sufficient to make the Company's operations profitable. There can be no assurance that the Company will be able to develop significant additional sources of revenue or that it will become profitable. Results of operations may fluctuate significantly and will depend upon further successful introduction of the ddRMulti-System, further market acceptance of new product introductions in the future and competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Products," "-- Research and Development" and "-- Competition."

Need for Continued Market Acceptance of the ddRMulti-System

         The Company's future performance will depend to a substantial degree upon the continued market introduction and acceptance of the ddRMulti-System. The Company's marketing efforts to date have generated considerable awareness about the ddRMulti-System among radiologists. From October 1997 through June 30, 1999, the Company sold twelve ddRMulti-Systems in the United States and Europe. During the current fiscal year ended June 30, 2000 the Company contracted for sales of 64 ddRMulti-Systems which represents an approximate 700%, increase in contracted for sales of such Systems over the entire preceding fiscal year (when eight Systems were sold). The 700% increase referred to primarily relates to orders not yet shipped and revenues may not be recognized by the Company prior to order fulfillment. See also risk factor entitled "Reliance on a Single Product" hereinafter. The extent of, and rate at which, the market introduction,
                                      -10-
acceptance and penetration can be achieved by the ddRMulti-System are functions of many variables, including, but not limited to, obtaining the necessary governmental approvals (see "Government Regulation" hereinafter), price, effectiveness, acceptance by potential customers and manufacturing, training capacity and marketing and sales efforts. There can be no assurance that the ddRMulti-System will continue to achieve or maintain acceptance in its target markets. Additionally, and notwithstanding the significant increase in contracted sales of ddRMulti-Systems as referred to in this paragraph, there can be no assurance whatsoever that sale of such systems will continue to grow at such a large rate or at any significant rate. Similar risks may confront other products developed by the Company in the future. See "Business -- Products", "Recent Developments" and "-- Regulatory Matters."

Reliance on a Single Product

         The Company has concentrated its efforts primarily on the development of the ddRMulti-System and will be dependent to a significant extent upon acceptance of that product to generate additional revenues. There can be no assurance that the ddRMulti-System will be successfully commercialized notwithstanding its recent successful introduction both within and without the United States (as heretofore and hereinafter indicated) and the fact that more Systems (64) have been contracted for sale during fiscal year ended June 30, 2000 than were sold for the entire preceding fiscal year. Percentage of Company revenues directly attributable to sales of its ddRMulti-Systems for the fiscal year ended June 30, 1999 and the nine month period ended March 31, 2000 were 13.6% and 47.7% respectively. There can be no assurance that the Company's competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than the ddRMulti-System. See "Business -- Products" and "-- Competition."

         During fiscal year ended June 30, 1999 11 ddRMulti-Systems were sold in the U.S. while 1 ddRMulti-System was sold outside the U.S. During the current fiscal year ending June 30, 2000, 29 ddRMulti-Systems were contracted for sale in the U.S. while 35 ddRMulti-Systems were contracted for sale outside the U.S. (32 of which were contracted for sale to the Government of Romania). Of the 64 ddR Systems contracted for sale during fiscal year ended June 30, 2000, 49 of such Systems have been installed and sold while 15 Systems are considered to be backlog with the expectation that the balance of 7 (from the backlog of 15) substantial portion of the 32 ddR Systems contracted for sale to the Government of Romania which have not yet been installed and sold will be installed by July 31, 2000. With respect to the 29 ddRMulti-Systems contracted for sale in the U.S. during fiscal year ended June 30, 2000, 4 contracts were for the sale of 2 Systems each to 4 separate purchasers, 1 contract was for the sale of 3 Systems to a separate purchaser with the balance being contracted for sale to 18 separate purchasers.

Decline in Revenues from Sale of Conventional X-Ray Equipment

         As net revenues attributable to ddRMulti-System sales increased, sales attributed to conventional x-ray equipment and OEM business decreased. Net sales amounted to $12,393,655 for the nine-month period ended March 31, 2000, compared to $13,220,776 for the nine-month period ended March 31, 1999 a decrease of $827,121 or 6.3% from the nine-month period ended March 31, 1999. The 6.3% decrease in net sales was mainly due to the decrease in conventional x-ray of 37% and conventional OEM-Business of 52.5% whereas sales of ddRMulti-Systems increased by 192.9%. See "Management's Discussion and Analysis - Results of Operations" for nine month period ended March 31, 2000.

Future Capital Needs and Uncertainty of Additional Financing

         There can be no assurance that the Company will not be required to seek additional equity or debt capital to finance its operations in the future. In addition, there can be no assurance that any such financings, if needed, will be available to the Company or that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to the Company. The inability to obtain sufficient funds may require the Company to delay, scale back or eliminate some or all of its research and product development programs, sales and marketing efforts, manufacturing and slide processing operations, clinical studies and/or regulatory activities or to grant licenses to third parties to commercialize products or technologies that the Company would otherwise seek to market and sell itself.

         There can be no assurance that any additional source of financing at reasonable terms or otherwise (be it debt and/or equity financing) will be available to the Company in the future (notwithstanding availability of such financings as recently as February 2000) or that absent such financing the Company will have sufficient cash flow to maintain operations in the manner contemplated and be able to market its ddRMulti-System as currently contemplated. See also risk factor directly below regarding shares issued since May of 1995 as a result of debt or equity financing.

Potential Adverse Effect Upon Stock Price as a Result of Registration of Significant Number of Shares Issued as a Result of Equity and Debt Financings Pursuant to Regulation S and Regulation D


         From May 1995 through February 18, 2000 the Company has engaged in a significant number of equity (Regulation S) financings and debt (Regulation D) financings. Such financings consisted of nine (9) Regulation S off-shore financings, fourteen (14) Regulation D convertible debenture financings and four
(4) sale of securities financings. The Company received gross proceeds in excess of $63,000,000 and a balance of $14,029,294 received in convertible debenture financings remains outstanding. Such balance, if converted utilizing bid price for the Company's common stock at July 7, 2000 would result in the issuance of an additional 12,082,578 shares. However, due to the fact that the debenture agreements do not contain any "floor" provisions, the number of shares as may actually be issued in the future may significantly increase if there is a significant decline in the bid price of the Company's common stock.

These persons  and/or firms owning  convertible  debentures  may profit from "shorting" (selling without ownership of underlying shares) the Registrant's common stock by covering such short positions with registered shares of Company common stock received upon debenture conversion. Additionally, exercise of convertible debentures has a dilutive effect to present Company stockholders by reducing their percentage of interest in the Company. If all of the principal balance and interest earned on outstanding unconverted convertible debentures were converted (based upon the calculations contained in this Registration Statement) total outstanding shares would increase to 35,749,442 and current stockholders percentage of ownership would decrease to approximately 65.5%. Further, as and when conversions occur a number of new significant holders of Company common stock will necessarily exist.

         The market price of the Registrant's Common Stock may also be adversely affected by sales of substantial amounts of Common Stock in the public market, including sales of Common Stock under Rule 144 or after the expiration of any other applicable holding period (by contract and/or statute). The sale of such stock could also adversely affect the ability of the Registrant to sell Common Stock for its own account. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Compensation of Directors and Executive Officers," "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

         See also "History of Past Financings", "Selling Holders", "Plan of Distribution" and "Description of Capital Stock".

Inability to Currently Determine Number of Shares Which May be Issued Upon Debenture Conversion; Potential For New Significant Stockholders and Potential Significant Percentage Dilution to Existing Stockholders Which Would Result From Significant Increase in Outstanding Shares

         Any additional convertible debenture financings will result in additional dilution to present Company shareholders by reducing their percentage of interest in the Company. In the past the Company has issued (and currently intends to issue when, as and if necessary) debt convertible into common stock without any limits on the amount that can be converted over any specific period of time. Since such conversion occurs at a negotiated discount from market price, such conversion can have a negative impact upon the trading price of the Company's common stock. Further, since there is no "floor" in the debt convertibles (i.e., no bid price below which debentures may not be converted) there is no specific limit on the number of shares that may be issued upon conversion since such number of shares is dependent upon common share price at time of conversion and, accordingly, a decline in common stock price will necessarily result in the requirement to issue additional shares due to there being no "floor" or "minimum" conversion price in their existing convertible debenture agreements. Additionally, debenture conversion may result in a larger number of new significant stockholders to the Company. The Company has continued to issue convertible securities without a minimum price thereby continuing to subject itself to the risks indicated herein, especially with respect to potential decline in common stock price. With respect to the number of shares as may be issued regarding financings from August 31, 1998 to February 18, 2000, which number of shares is determined based upon indicated discount from market on date of conversion, see chart appearing at end of risk factor entitled "Potential Adverse Effect Upon Stock Price .." which chart quantifies the number of shares as may be issued based upon a reasonable range of high and low prices.


Sale of Restrictive Shares Below Market Price: Dilution to Current Stockholders

         On September 2, 1999 the Company entered into an agreement whereby an investor Parkdale

LLC and/or its designees was given the right to purchase 1,000,000 shares at $1.00 per share (for $1,000,000) and 2,000,000 shares at $1.50 (for $3,000,000)
- as long as investor and/or its designees purchased 1,000,000 shares on or before September 30, 1999 and further as long as it purchased at least an additional 1,000,000 shares within 60 days of the purchase of the first
1,000,000 shares. As long as the purchase requirements indicated were met (and they were) investor had the right until March 1, 2000 to purchase the balance of the unpurchased shares remaining (at the $1.50 price indicated above)^. On September 2, 1999 (the date of the agreement) the closing bid price on the Company's common stock was $2.125 per share. Accordingly, the right to purchase shares at $1.00 per share represented a 53% discount from market while the right to purchase shares at $1.50 per share represented 29% discount from market based upon September 2, 1999 closing bid price. See chart to risk factor entitled "Potential Adverse Effect Upon Stock Price.." with respect to actual dates of purchase and closing bid prices on dates of purchase which would indicate discounts from market ranging from 45% to 80% if closing bid price on date of purchase (as opposed to September 2, 1999 agreement) were utilized. Investment participants involved in the above transactions (i.e., Parkdale LLC and/or its designees) and the number of shares and purchase price per share paid by each of such participants is as follows: Parkdale LLC - 1,000,000 shares at $1.00, Southridge Capital Management LLC - 333,334 shares at $1.50, Striker Capital - 833,334 shares at $1.50, Alfred Hahnfeldt - 333,332 shares at $1.50 and Greenfield Investments Consultants LLC - 166,667 shares at $1.50.

         On February 18, 2000 the Company sold 333, 333 shares of common stock at $3.00 per share to Dundurn Street LLC. The bid price on the date of such sale was $6.375 per share and, accordingly, the discount from market approximated 53%.

Past History of Debt (Debenture) Fund Raising to Retire Existing Indebtedness

         On two separate occasions during 1997 and 1998 the Company raised monies in private placements partially to pay off holders of debentures from previous private placements as hereinafter indicated. In the first instance the August 19, 1997 debenture financing which resulted in gross proceeds of $5,000,000 which had an outstanding balance of $1,850,000 was rolled over into a November 26, 1997 debenture financing. Such outstanding balances including interest (from August 19, 1997 financing) were paid to The Isosceles Fund Limited, Otato Limited Partnership and Thomson Kernaghan & Co. Ltd. in the sums of $583,630, $145,969 and $1,428,686 respectively. Similarly the March 16, 1998 debenture financing which resulted in gross proceeds of $5,500,000 which had an outstanding balance of $4,000,000 was partially rolled over into an August 31, 1998 debenture financing. $3,000,000 of such outstanding balances as rolled over including interest (from the March 16, 1998 financing) was paid to Atlantis Capital Fund, Ltd., Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd. and Sovereign Partners LP in the sums of $191,642, $421,613, $1,226,512 and $1,993,082 respectively.

Authority to Issue Preferred Stock With Terms That May Not Be Beneficial to Common Stock Holders

         In accordance with stockholder approval received at Annual Meeting of Stockholders held July

23, 1999, the Company amended its certificate of incorporation pursuant to which it now is authorized to issue up to 1,000,000 shares of preferred stock, par value $.01 per share.

         The designations, preferences, conversions rights, cumulative, relative, participating, optional or other rights including voting rights, qualifications, limitations or restrictions thereof of the preferred stock has not, as yet, been determined by the Board of Directors. Thus, the Board of Directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

         The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of the Company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations.Negotiating with an unfriendly acquirer may result in, amongst other things, terms more favorable to the Company and its stockholders. Conversely, the issuance of preferred stock may adversely affect the market price of, and the voting and other rights of the holders of the Common Stock. The Company presently has no plans to issue preferred stock. See also "Description of Capital Stock - Preferred Stock".

Issuance  of  Significant   Percentage  of  Securities  Pursuant  to  Consulting
Agreement With Corresponding Dilution to Current Stockholders

         In March of 1999 the Registrant issued an aggregate of 3,800,000 shares of restrictive fully vested, and non-forfeitable common stock pursuant to two separate consulting agreements and in lieu of cash payment. At the time of such issuance these shares represented approximately 32% of all outstanding shares and currently represent approximately 16% of all outstanding securities. Accordingly, upon issuance of such 3,800,000 shares, current stockholders percentage of ownership (100%) decreased (by 32%) to 68% of all then issued and outstanding shares. The Registrant has no current plans to continue this practice excepting as same may relate to extensions and renegotiations regarding the above referenced consulting agreements. For further information regarding terms and conditions relating to such consulting agreements, reference is herewith made to "Business - Recent Developments".

Company's President Controls in Excess of One-Fourth of all Voting Securities

         Ruedi G. Laupper, the Company's President, owns of record and beneficially (and/or through corporations over which he exercises control; see footnote 2 to "Principal Stockholders") approximately 12% of all issued and outstanding shares of Company common stock. Additionally, in accordance with the terms and conditions of a March 29, 1999 Consulting Agreement with Liviakis
Financial Communications, Inc. ("LFC"), pursuant to which LFC was issued and owns 3,000,000 fully vested, and non-forfeitable shares of Company common stock, the Company's President has sole voting rights with respect to such 3,000,000 shares without any limitation thereon so long as same are owned by LFC. LFC in turn may not sell any of such shares for a period of one year subsequent to commencement of ownership and then only in accordance and subject to volume limitations imposed in accordance with the applicable provisions of Rule 144 under the Securities Act of 1933. In March 2000 the Company and LFC entered into a further 1 year consulting agreement pursuant to which an aggregate of 526,000 restrictive shares (490,000 of which are fully vested and non-forfeitable) were required to be issued upon execution (and have been issued). The Company's President has the same voting rights with respect to such shares as he has to the 3,000,000 shares indicated above. By virtue of the above the Company's President has voting control over approximately 27% of all Company common stock. See "Business - Consulting Agreement with Liviakis Financial Communications, Inc."

Issuance in June of 1999 of Substantial Number of Shares to Company's President

         In June of 1999 the Company issued 2,000,000 fully vested, and non-forfeitable shares of its common stock to its President in exchange for extinguishment of certain bonus rights contained in his employment agreement (see "Management - Employment Agreement") thereby increasing his percentage of ownership from 3% to 17%. Such increase in percentage of interest created a corresponding decrease in percentage of ownership of all other stockholders thereby diluting their percentage of interest.

         In addition to the above, 48,259 post split shares of restrictive common stock were issued to the Company's President who surrendered his shares for less than three months and then received a number of shares equal to 30% more than the number of shares he surrendered to meet convertible debenture provisions and avoid default. Such surrender was necessitated due to the fact that the Company was required to issue shares upon debenture conversion but the Company did not have authorized and unissued shares to meet its obligations and avoid default absent its President surrendering his shares (and absent increase in its authorized shares which required stockholder approval, which approval was subsequently obtained in October 1997).

Recent Issuance in October, 1999 of 875,000 Shares to Certain Officers and Directors

         In accordance with Board of Directors resolution adopted on October 19, 1999, an aggregate of 875,000 shares of restrictive common stock were issued to five of the Company's officers and directors as consideration for services as per Board resolution.

         NAME                       POSITION                     NO. OF SHARES
         Ruedi G. Laupper           Chairman, President &        275,000
                                    Principal Executive
                                    Officer (1)

         Josef Laupper              Secretary, Treasurer         150,000
                                    & a Director (1)

         Michael Laupper            Chief Financial Officer,     150,000
                                    Controller (1)

         Ueli Laupper               Vice President & a           250,000
                                    Director (1)

         Erwin Zimmerli             Director (1)                  50,000


(1) It is possible that one or more officers or directors of the Company may, in the future, receive material amounts of common stock as opposed to regular monetary compensation and, accordingly, the potential for further stockholder dilution exists; notwithstanding the fact that neither the Company `s officers nor its Board of Directors have any current intentions to issue further material amounts of common stock to officers or board members.

Significant Portion of Company Assets Are Intangible Assets

         As of March 31, 2000, and for the nine months then ended, the Company's licensing agreement, patents and goodwill (aggregating approximately $4,400,000) are all intangibles and account for approximately 17.1% of all Company assets. Amortization of such intangibles amounts to approximately $307,000 or approximately 2.21% of total operating expenses. The Company evaluates the recoverability of unamortized intangible assets based upon expectations of nondiscounted cash flows and operating income. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

Reliance on Large Customers

         In the past, the Company has made a significant amount of sales to a few large customers. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of the Company's largest customer for fiscal year ended June 30, 1999 (Philips) who accounted for 54% of Company sales during fiscal year ended June 30, 1999 (as compared to the second largest customer who only accounted for 1% of Company sales during fiscal year ended June 30, 1999) or a reduction of the volume purchased by such customer would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. Philips accounted for 27.16% of Company sales during the nine month period ended March 31, 2000. The Company considers the relationship with its largest customers to be satisfactory. The Company expects that as sales of its ddRMulti-System continues to increase, the Company's revenue will be less dependent on one or a few large customers. Such expectations have recently been realized (although there is no assurance that it will continue) as a result of the Company entering into the October 1999 $13,800,000 agreement for the sale of 32 of its ddRMulti-Systems to the Government of Romania. See also "Recent Developments". See Notes to the Consolidated Financial Statements of June 30, 1999, 1998 and 1997 and "Business -- Sales and Marketing."

Risk of Currency Fluctuations, If Not Adequately Hedged Can Adversely Effect Company Financial Condition

         The Company is subject to risks and uncertainties resulting from changes in currency exchange rates. Future currency fluctuations, to the extent not adequately hedged, could have an adverse effect on the Company's business, financial condition and results of operations. On occasion, the Company enters into currency forward contracts as a hedge against anticipated foreign currency exposures and not for speculation purposes. Such contracts, which are types of financial derivatives limit the Company's exposure to both favorable and unfavorable currency fluctuations. In the past the Company has used forward contracts exclusively in connection with the purchase of material in currencies other than Swiss Francs or U.S. dollars. For a discussion of these risks, see "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Effect of Currency on Results of Operations."

No Registration Under "Blue Sky" Laws

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements, the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities;
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the
Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

Company   International   Operations   Subject  to  Foreign   Legal   Regulatory
Requirements

         The Company does business in the United States, Switzerland and Germany which accounted for approximately 23%, 73% and 4% respectively of total sales for the fiscal year ended June 30, 1999. Business conducted in the U.S., Switzerland and Germany accounted for approximately 42.37%, 55.7% and 1.93% respectively of total sales during the nine month period ended March 31, 2000. Included in the 55.7% indicated in business conducted in Switzerland is 17.5% of total sales which represent sales as a result of contract entered into with the Romanian Ministry of Finance due to the fact that the down payment received of $2,078,400 was guaranteed by the Swiss Export Risk Guaranty ("ERG") with funding coming from ABN AMRO Bank, which financed the agreement. In addition to the currency risks discussed above, the Company's international operations are subject to the risk of (a) new and different legal and regulatory requirements in local jurisdictions, (b) tariffs and trade barriers, (c) potential difficulties in staffing and managing local operations, (d) credit risk of local customers and distributors, (e) potential inability to obtain regulatory approvals, (f) different requirements as to product standards, (g) potential difficulties in protecting intellectual property, (h) risk of nationalization of private enterprises, (i) potential imposition of restrictions on investments or transfer of funds and (j) potentially adverse tax consequences. Any adverse change in any of these conditions could have a material adverse effect on the Company's business or financial condition. See "-- Risk of Currency Fluctuations..," "-- Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Taxes," "-- Effect of Currency on Results of Operations" and "Business -- Regulatory Matters."

         The Company had previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which related to a contract with a purchaser located in South Korea. As a result of certain recent economic problems in South Korea, management currently does not expect that such order will be filled (to any significant degree) in the current calendar year (if at all) absent a dramatic positive change in such economic conditions which currently is not expected to occur. Accordingly, the Company no longer, for practicable purposes, considers such South Korea contract to be part of its backlog.

Highly Competitive Market, Rapid and Significant Technological Change

         The highly competitive markets in which the Company operates are characterized by rapid and significant technological change, evolving industry standards and new product introductions. The Company competes with numerous competitors, many of which are well-established in the Company's markets. Most competitors are divisions of larger companies with potentially greater financial and other resources than the Company.

         The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. Such technological and other advantages principally are believed to be the facts that the ddRMulti- System(s) (a) is the only multifunctional direct digital x-ray system for all-purpose radiographic examinations on the recumbent, sitting and upright patients, (b) are the most time saving systems in comparison to conventional and computed radiography (CR) systems allowing for a 3 to 4 time higher throughput, (c) does not require any films, chemicals or cassettes (nor CR phosphor plates) as compared to conventional x-ray systems permits reduction in labor costs and related x-ray department expenses. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages. If the Company's products or technologies become non-competitive or obsolete, it will have a material adverse effect on the Company. See "Business -- Competition."

Dependence on Patents and Proprietary Technology

         The Company has patented certain aspects of its proprietary technology in certain markets and has filed patent applications for its direct digital technology in key markets, including the United States. The European patent as well as the initial U.S. patent for the Add-On Bucky have been granted and expire January 2015. The duration of other patents range from 2000 to 2017. See also "Business - Intellectual Property" with respect to the Company's receipt of additional U.S. patent for its Add-On Bucky. However, there can be no assurance that other applications will be granted. There can be no assurance that the Company's issued patents or other patents issued in the future will afford protection from material infringement or that such patents will not be challenged. The Company also relies on trade secrets and proprietary and licensed know-how, which it protects, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to, or independently developed by, competitors.

         There also can be no assurance that the Company's technology will not infringe upon the patents of others. In the event that any such infringement claim is successful, there can be no assurance that the Company would be able to negotiate with the patent holder for a license, in which case the Company could be prevented from practicing the subject matter claimed by such patent. In addition, there can be no assurance that the Company would be able to redesign its products to avoid infringement. The inability of the Company to practice the subject matter of patents claimed by others or to redesign its products to avoid infringement could have a material adverse effect on the Company.

Company Activities Subject to Government Regulation and Approvals

 General

         The Company's services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Federal Food, Drug and Cosmetic Act. Commercial distribution in certain foreign countries is also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed.

         The Food and Drug Administration (the "FDA") actively enforces regulations prohibiting marketing without compliance with the pre-market approval provisions of medical devices. A Section 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre- market approval may be necessary. The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products, which may delay or hinder a product's timely entry into the marketplace.

         On November 21, 1997, the AddOn Bucky(R), the direct digital detector of the ddRMulti-System received FDA approval. The Company also submitted the ddRMulti-System for Section 510(k) approval with the FDA and such approval was obtained on December 18, 1997 so that the ddRMulti-System may be marketed in the United States.

         The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations. The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could affect the timing of, or prevent the Company from obtaining, future regulatory approvals. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "-- Risks Associated With International Operations," "Business -- Markets" and "-- Regulatory Matters."

         The Company is in compliance with the following regulations:

USA                        510(k) market clearance
                           UL/CSA (ENTELA)
                           - electrical and x-ray safety
                           - national regulations of Ministry of Health - Quality System 21 CFR Part 820 and Part 820.72
                           (inspection) - identification (general labeling) 21 CFR Part 801.4 and 801.6

Canada                     CSA, ENTELA
                           - electrical and x-ray safety
                           - national regulations of Ministry of Health

Czech Republic             - national regulations of Ministry of Health

EU (United Europe)         (EWG 93/42 Appendix II class II B)
                           - CE MDD 0124 market clearance incl. electrical and x-ray safety - national regulations of Ministry of Health (RoV Rontgenverordnung) - national system ISO
                           9001 / EN 46001 (Medical)

Switzerland                - national regulations of Ministry of Health (BAG)
                             Market clearance
                           - quality system ISO 9001 / EN 46001 (Medical)

Sales to Highly Regulated Health Care Industry With Potential For Cost Reduction Pressures Upon Company

         The Company's products are used exclusively in the health care industry, which is highly regulated. The health care industry in certain markets for the Company's products, including the United States, has experienced significant pressure to reduce costs, which has led in some jurisdictions to substantial reorganizations and consolidations of health care providers or payers. Cost reduction efforts by the Company's customers may adversely affect the potential markets for the Company's products and services. It is also possible that legislation could be adopted in any of these jurisdictions which could increase such pressures or which could otherwise result in a modification of the private or public health care system or both or impose limitations on the ability of the Company to market its products in any such jurisdiction. Any such event or condition could have an adverse impact on the Company's business, financial condition or results of operations. See "Business -- Markets."

Reliance on Key Management

         The Company's business is highly dependent on the principal members of its management, marketing, research and development and technical staffs, and the loss of their services might impede the achievement of the Company's business objectives. In addition, the Company's future success will depend in part upon its ability to retain highly qualified management, scientific, technical and marketing personnel. There can be no assurance that the Company will be successful in retaining such qualified personnel or hiring additional qualified personnel. Losses of key personnel could have a material adverse effect on the Company's business. The Company has no key man life insurance policies with respect to any of its senior executives. See "Business -- Research and Development" and "Management -- Directors and Executive Officers of the Company."

Limited Manufacturing History with Respect to ddRMulti-System

         The Company has limited experience with the manufacture and assembly of the ddRMulti-System in the volumes that will be necessary for the Company to generate significantrevenues from the sale of the ddRMulti-System. The Company may encounter difficulties in scaling up its production or in hiring and training additional personnel to manufacture the ddRMulti-System. Future interruptions in supply or other production problems could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Products".

Dependence on Sole Source Suppliers

         The Company has only single sources for certain essential components of the ddRMulti-System. Interruptions in the supply of such components might result in production delays, each of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Reliance on A Single Product". To date no material interruptions have occurred.

         The percentage of Company revenues derived from products which included components then only currently available from a single source supplier amounted to 13.6% as of June 30, 1999 of which 13.6% related to the single source supplier of certain camera electronics while 13.6% related to the single source supplier of optics (both items are included in the same product).

         (A)      Information  With  Respect  to  In-house  Production of Camera
                  Electronics

         The agreement with the single source supplier of certain camera electronics terminated December 31, 1999 due to the fact that its manufacturing plant where the camera electronics had been manufactured permanently closed on such date and Company management was not satisfied with proposals submitted to it by such supplier regarding the latters intentions of establishing a new manufacturing plant. Company agreement with its then new supplier of camera electronics provided for availability of such camera electronics to the Company commencing January 1, 2000. On January 13, 2000 the Company entered into a new arms-length agreement with its CCD camera supplier Laboratories d'Electronique Philips S.A.S. whereby the Company has purchased, from available working capital, the production facility (including necessary tools, equipment, diagrams and related knowhow) for approximately 250,000 Swiss Francs (US$161,290) and it is management's intention through such purchase to have a sufficient number of CCD cameras on hand (four per system) to cover in excess of those immediately required to cover orders. Through in-house production of key camera components the Company has eliminated its reliance upon its former supplier, looks forward to reduction in camera costs because at a minimum the Company will no longer have to fund its former supplier's profit margin and does not expect any material business interruptions to occur regarding CCD camera availability in a timely manner nor does it anticipate that such in-house production will have any affect upon quality of its ddR-Systems. The Company currently has 76 CCD cameras in stock which will be used for the next 19 ddR-Systems.

         (B)      Agreement With Single Source Supplier of Optics

         The agreement with the single source supplier of optics expires in July 2002, may not be terminated by either party without cause and is subject to renegotiations which are expected to occur assuming contract fulfillment continues to be concluded in a timely and satisfactory manner with price and payment terms being comparable to those currently being utilized and meeting Company capacity requirements. While management has no current expectation or need to replace this supplier it does not envision encountering any material difficulties in replacing such supplier (with a different optics manufacturer having the ability to timely deliver comparable optic quality) if necessary in the event of any unforeseen circumstances which may require replacement.

Potential Recalls and Product Liability

         Any of the Company's products may be subject to recall for unforeseen reasons. The medical device industry has been characterized by significant malpractice litigation. As a result, the Company faces a risk of exposure to product liability, errors and omissions or other claims in the event that the use of its X-ray equipment, components, accessories or related services or other future potential products is alleged to have resulted in a false diagnosis and there can be no assurance that the Company will avoid significant liability. There also can be no assurance that the Company will be able to retain its current insurance coverage or that such coverage will continue to be available at an acceptable cost, if at all. Consequently, such claims could have a material adverse effect on the business or financial condition of the Company. As of the date hereof, the Company continues to maintain what it considers to be adequate product liability insurance so as to enable it to be compensated for certain losses incurred as a result of product recalls and product liability claims (butremains "at risk" if and to the extent that awarded damages exceed coverage).

Limited Public Market; Liquidity; Possible Volatility of Stock Price

         The Common Stock was quoted on the Nasdaq SmallCap Market System under the symbol "SRMI" until its delisting on October 26, 1998 and is currently quoted on the Electronic Over-the-Counter Bulletin Board under the same symbol. There can be no assurance that an established public market for the Common Stock can be established and/or sustained. The market price of the Common Stock has been volatile and has fluctuated significantly and may continue to fluctuate significantly as a result of the Company's financial results, regulatory approval filings, clinical studies, technological innovations or new commercial products introduced by the Company or its competitors, developments concerning patents or proprietary rights, trends in the health care industry or in health care generally, litigation, the adoption of new laws or regulations or new interpretations of existing laws or regulations and other factors. In fact since October 26, 1998 Nasdaq delisting (referred to below) when the Company's common stock traded at $.188, the bid price for the Company's common stock has fluctuated from a low of $.125 to a high of $10.00 on January 10, 2000.

Delisting Due To  Non-Compliance With Certain NASDAQ Standards

         The Nasdaq Stock Market recently adopted certain changes to the standards for issuers with securities listed on Nasdaq. One of the changes included increasing the quantitative maintenance requirements for continued listing in the Nasdaq SmallCap Market, on which the Company's Common Stock was then listed and traded under the symbol SRMI until October 26, 1998 delisting. In order to maintain continued listing on Nasdaq the Company's Common Stock was required to maintain a closing bid price at least equal to $1.00 per share.

         On October 26, 1998 NASDAQ determined to delist Company's securities from The NASDAQ Stock Market effective with the close of business October 26, 1998. The advise (accompanying the delisting letter) indicated in pertinent part that (a) the bid price of Company's common stock had fallen below $1.00 per share on October 26, 1998 despite the Company having demonstrated ".. a closing bid price in excess of $1.00 for a period of 17 consecutive trading days" and
(b) the Company's 15 day extension within which to timely file its Form 10-K for fiscal year ended June 30, 1998 had expired October 15, 1998 and, accordingly, "the Registrant is now deficient in filing its 10-K for the fiscal year ended June 30, 1998". The Company filed such Form 10-K on December 3, 1998.

         Since delisting the Company has had an ongoing appeal with the Nasdaq Listing Qualifications Panel ("Panel") and the Nasdaq Listing and Hearing and Review Council ("Council"). The Panel has rejected the Company's appeal indicating, in part, its subjective belief that the Company since October 1998 has demonstrated a continued disregard for existing shareholders' rights and has exhibited preferential treatment to its insiders creating a overall dilutive effect on outstanding shareholders rights without their prior approval (thereby raising public interest concerns). The Company wholly disagrees with such subjective determination as well as the Council's adverse June 1, 2000 decision. For further information with respect to the above (including summary information as relates to the aforesaid June 1, 2000 decision, reference is herewith made to "Continued Nasdaq Delisting".

No Dividends and None Anticipated

         The Company has not paid any dividends upon its common stock since its inception and by reason of its present financial condition and contemplated financing requirements does not anticipate paying any dividends in the foreseeable future but rather intends to retain earnings, if any, in order to finance its further growth and development.

Environmental Matters

         The Company is subject to various environmental laws and regulations in the jurisdiction in which it operates. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional or changing environmental laws or liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "-- Environmental Matters" and "Business -- Environmental Matters."

Year 2000 Issue

         Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years in the date code field. Computer systems are products that do not accept four-digit year entries and will need to be upgraded or replaced to accept four-digit entries to distinguish years beginning with 2000 from prior years. Management is now compliant with the Year 2000 requirements and believes that its management information system complies with the Year 2000. The Company currently does not anticipate that it will experience any material disruption to its operations as a result of the failure of its management information system to be Year 2000 compliant. There can be no assurance, however, that computer systems operated by third parties, including customers vendors, credit card transactions processors and financial institutions, with which the Company's management information system interface will continue to properly interface with the Company's system and will otherwise be compliant on a timely basis with year 2000 requirements. With respect to information and non-information technology delivered by third parties the Company received written assurances that their year 2000 compliance's is under control.. Any failure of the Company's management information system or the systems of third parties to timely achieve Year 2000 compliance could have a material adverse effect on the Company's business, financial condition, and operating results. As of July 7, 2000 the Company has not been made aware of any material adverse facts relating to "Y2K" which in any manner could have had any material adverse effect upon its business, financial condition or operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, Swissray Medical AG (formerly known as SR Medical Holding AG and SR Medical AG) a Swiss corporation and its wholly owned subsidiary Swissray GmbH (formerly known as Swissray (Deutschland) Rontgentechnik GmbH and SR Medical GmbH), a German limited liability company as well as through the Company's other wholly owned subsidiaries, Swissray America, Inc., a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation and Swissray Information Solutions, Inc. a Delaware corporation.

         Swissray Medical AG (formerly SR Medical Holding AG and SR Medical AG until renamed in June 1999 and February 1998) acquired all assets and liabilities, effective July 1998, of its wholly owned subsidiaries, SR Medical AG (known as Telray AG until renamed in February 1998) a Swiss corporation and Telray Research and Development AG, a Swiss corporation. Swissray Medical AG also absorbed all assets and liabilities of the Company's other wholly owned subsidiary SR Management AG (formerly SR Finance AG), a Swiss corporation.

         Effective as of July 1, 1999 Swissray Medical Systems, Inc., a Delaware corporation (formerly Swissray America Corporation) and Empower Inc., a New York corporation, have been merged into Swissray America Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, SR Medical AG entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing of a multi-radiography system ("MRS"). In 1996, this agreement was replaced with a new OEM Agreement ("Philips OEM Agreement") which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS System. Simultaneously, the Company developed the first SwissVision(TM) post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes. This is currently the Company's primary focus (as opposed to the further development of conventional x-ray equipment).

         On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal authorizing division in the United States.

         On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April

1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned (but currently inactive) subsidiary of the Company. Empower has been merged into Swissray America, Inc. effective July 1, 1999. The Company is currently engaged in litigation with the former CEO of Empower, to wit: J. Douglas Maxwell. For information regarding such litigation reference is made to "Business - Legal Proceedings".

         Both the original purchase and subsequent sale referred to in the preceding paragraph were contracted on an arms-length basis. The sale of
Empower's assets less than one year after acquisition of Empower related primarily to the sale of film, chemical and certain servicing of conventional x-ray equipment since these areas no longer constituted the Company's "core" business which revolves around its ddRMulti-System and filmless digital technology. The original purchase of Empower was for $120,000 (in stock) and the subsequent sale referred to resulted in a gain of $55,000. Counsel representing the Company with respect to this transaction determined that such transaction was not material, did not require stockholder approval and advised management which acted upon reliance of such legal advice.

         During the fiscal year ended June 30, 1997, the Company created a new Information Solution Division known as Swissray Information Solutions, Inc. which is engaged in services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division.

         On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington (in an arms-length transaction), principally in exchange for the payment of approximately $622,000 in cash and issuance of 33,333 shares of its Common Stock in equal thirds to each of SSG's then owners based upon certain warranties and representations made by them. Counsel representing the Company with respect to this transaction determined that such transaction was not material, did not require stockholder approval and advised management which acted upon reliance of such legal advice. Pursuant to the terms of the Asset Purchase Agreement and related Registration Rights Agreement both dated October 17, 1997 (Exhibits 10.9 and 10.10 hereto), the holders of such Company shares were then given the right, commencing June 30, 1998 and terminating April 16, 1999, to require the Company to purchase any or all of such shares at $45.00 per share. Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. Issues involving the aforesaid Company shares and a number of other related matters became the subject of dispute and litigation which was recently settled on

August 31, 1999. See "Legal Proceedings". The three former SSG owners relationship with the Company (and certain Company subsidiaries with whom such persons held positions as officers, to wit: Swissray Medical Systems, Inc. and Swissray Healthcare, Inc.) was terminated on July 20, 1998. As a result of such termination Ueli Laupper has been appointed Chief Executive Officer of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc. (with Michael J. Baker being appointed Deputy Chief Executive Officer of both subsidiaries). See "Prospectus Summary", "Business -- Research and Development."

         The Company's primary focus is currently on direct digital radiography ("ddR") as opposed to conventional x-ray equipment. In that regard the Company's German subsidiary (Swissray GmbH, Wiesbaden, Germany) sold its conventional x-ray business division in March 2000 in order to more extensively focus upon the sales and marketing of ddR equipment. See also risk factor entitled "Decline in Revenues from Sale of Conventional X-Ray Equipment" and "Business - Recent Developments".

                                 USE OF PROCEEDS

         The Registrant will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Holders. See "Selling Holders and Plan of Distribution."

                        MARKET PRICES AND DIVIDEND POLICY

         The Registrant's common stock, $.01 par value (the "Common Stock") was listed on the Nasdaq SmallCap Market and traded under the symbol SRMI until October 26, 1998 delisting. Since January 1999 the Company's common stock has been trading on the Electronic Over-the-Counter Bulletin Board under the same symbol. The following table sets forth, for the periods indicated, the range of high and low bid prices on the dates indicated for the Registrant's securities indicated below for each full quarterly period within the two most recent fiscal years (if applicable) and any subsequent interim period for which financial statements are included and/or required to be included.

Fiscal Year Ended June 30, 1997                    Quarterly Common Stock Price
          By Quarter                                      Ranges (1)(2)
Quarter             Date                             High                Low

1st           September 30, 1996                   $5.0625             $3.6875
2nd           December 31, 1996                    $4.000              $2.375
3rd           March 31, 1997                       $3.5625             $1.6875
4th           June 30, 1997                        $3.250              $1.4063

Fiscal Year Ended June 30, 1998                    Quarterly Common Stock Price
          By Quarter                                      Ranges (1)(2)
Quarter              Date                            High                Low

1st           September 30, 1997                   $1.6375             $1.5625
2nd           December 31, 1997                    $1.250              $1.125

3rd           March 31, 1998                       $1.6875             $0.750
4th           June 30, 1998                        $1.000              $0.500

Fiscal Year Ended June 30, 1999                    Quarterly Common Stock Price
          By Quarter                                      Ranges (1)(2)
Quarter              Date                            High               Low

1st           September 30, 1998 (3)               $.5625              $0.188
2nd           December 31, 1998                    $1.375              $0.875
3rd           March 31, 1999                       $1.25               $0.375
4th           June 30, 1999                        $2                  $2.437

Fiscal Year Ended June 30, 2000                    Quarterly Common Stock Price
          By Quarter                                      Ranges (1)(2)
Quarter              Date                            High               Low

1st           September 30, 1999                   $4.062              $1.875
2nd           December 31, 1999                    $7.40625            $2.71875
3rd           March 31, 2000                       $9.937              $3.375
4th           June 30, 2000                        $4.05               $2.187


(1) The Registrant's Common Stock began trading on the Nasdaq SmallCap market on March 20, 1996 with an opening bid of $4.75. The following statement specifically refers to the Common Stock activity, if any, prior to March 20, 1996 and subsequent to October 26, 1998 NASDAQ delisting. The existence of limited or sporadic quotations should not of itself be deemed to constitute an "established public trading market." To the extent that limited trading in the Registrants's Common Stock took place, such transactions have been limited to the over-the-counter market. Until March 20, 1996 and since October 26, 1998, all prices indicated are as reported to the Registrant by broker-dealer(s) making a market in its common stock in the National Quotation Data Service ("pink sheets") and in the Electronic Over-the-Counter Bulletin Board. During such dates the Registrant's Common Stock was not traded or quoted on any automated quotation system other than as indicated herein. The over-the-counter market and other quotes indicated reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

(2) All prices indicated hereinabove for quarters up to but excluding quarter ending December 31, 1998 reflect price ranges as they existed during the quarters indicated but do not retroactively reflect a 1 for 10 reverse stock split effective October 1, 1998.

(3) On the date of NASDAQ's delisting (October 26, 1998) the common stock price was $.97 per share while on the date immediately prior to effectiveness of the reverse stock split (October 1, 1998) the stock price was $.118 per share.

         As of the close of business on July 7, 2000 there were 516 stockholders of the Registrant's Common Stock and 23,416,864 shares issued and outstanding.

         The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

Continued NASDAQ Delisting

         Initial Delisting

         On October 26, 1998 NASDAQ determined to delist Company's securities from The NASDAQ Stock Market effective with the close of business October 26, 1998. The advise (accompanying the delisting letter) indicated in pertinent part that (a) the bid price of Company's common stock had fallen below $1.00 per share on October 26, 1998 despite the Company having demonstrated ".. a closing bid price in excess of $1.00 for a period of 17 consecutive trading days" and
(b) the Company's 15 day extension within which to timely file its Form 10-K for fiscal year ended June 30, 1998 had expired October 15, 1998 and, accordingly, "the Registrant is now deficient in filing its 10-K for the fiscal year ended June 30, 1998". The Company filed such Form 10-K on December 3, 1998 and attributed its entire delay to the fact that its former auditors failed and refused to complete the necessary audit in a timely (or otherwise) manner necessitating the Company's engagement of new auditors. See also "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure". The aforesaid October 26, 1998 delisting letter further indicated that the Panel lacked confidence in the Company's ability to sustain compliance with the per share bid price requirement and further raised concerns, based upon the Company's history of losses, as to its ability to satisfy net tangible asset requirements.

         The NASDAQ Listing and Hearing and Review Council (" Council") may, on its own motion, determine to review any NASDAQ Listing Qualifications Panel ("Panel") decision within 45 calendar days after issuance of a written decision. The Council, by letter dated December 9, 1998, and on its own initiative, called for review of the above referenced Panel's decision. The Council may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Registrant may also request the Council to review its decision and such request must be made within 15 days of the date of this decision. The institution of a review, whether by way of any request, or on the initiative of the Council, does not operate as a stay of NASDAQ's October 26, 1998 delisting decision.

         Prior to the above referenced delisting and (a) on May 6, 1998 Nasdaq advised the Company that its common stock had failed to maintain a closing bid price of at least $1 for the previous 30 consecutive trading days and that the Company had 90 days, until August 6, 1998, to comply with the bid price requirement (b) on October 1, 1998 the Company effected a one for ten reverse stock split which resulted in a bid price of at least $1 for a period of 17 consecutive trading days. The bid price for the Company's common stock on the date before the reverse stock split was $.118.

         Company Appeal From Delisting Decision

         The Company formally requested a review of NASDAQ's decision in a timely manner and such request was confirmed by NASDAQ on November 16, 1998 wherein NASDAQ indicated that the Company had until January 15, 1999 for its submission of any additional information it may deem pertinent for purposes of Council's consideration. The Company understands that the Panel is prepared to and will consider any and all additional information supplied to it by the Company that did not exist at the time of delisting and, accordingly, the Company provided certain new and significant information (in a timely manner) for NASDAQ's consideration. Such information primarily consisted of the fact that current bid price for common stock met NASDAQ standards, that the Company was current with respect to its Exchange Act reporting requirements and was accompanied by various literature describing the Company's products and business prospects. The Company further advised that it anticipated that it could meet and sustain long term compliance with applicable maintenance criteria based principally upon anticipated sales of 73 radiographic ddRMulti-Systems. The goal was not achieved due to the fact that a then existing Company distributor's (Elscint Ltd.) assets were sold to other firms. See subheading entitled "Additional Sales Information" third paragraph. During the current fiscal year ending June 30, 2000, 29 ddRMulti-Systems were contracted for sale in the U.S. while 35 ddRMulti-Systems were contracted for sale outside the U.S. (32 of which were contracted for sale to the Government of Romania). Of the 64 ddR Systems contracted for sale during fiscal year ended June 30, 2000, 49 of such Systems have been installed and sold while 15 Systems are considered to be backlog with the expectation that the balance of 7 (from the backlog of 15) of the 32 ddR Systems contracted for sale to the Government of Romania, which have not yet been installed, will be installed and sold by July 31, 2000. With respect to the 29 ddRMulti-Systems contracted for sale in the U.S. during fiscal year ended June 30, 2000, 4 contracts were for the sale of 2 Systems each to 4 separate purchasers, 1 contract was for the sale of 3 Systems to a separate purchaser with the balance being contracted for sale to 18 separate purchasers. See risk factor entitled "Need For Continued Market Acceptance of the ddRMulti-System" as relates to revenue recognition which may not occur prior to complete contract fulfillment. Since filing of the above mentioned Form 10-K on December 3, 1998 and the simultaneous filing on such date of its Form 10-Q for quarter ended September 30, 1998, the Company has filed all forms 10-Q and its most recent 10-K for fiscal year ended June 30, 1999 in a timely manner and on or before their mandated due dates.

         On April 1, 1999 the Council issued a Decision whereby it reversed and remanded the decision of the NASDAQ Panel with instructions, having found that the Company was not provided with adequate notice and opportunity to respond to all of the basis upon which the Panel apparently determined to delist the Company's securities.

         The Council's instructions directs NASDAQ staff and Panel to determine whether the Company complies with all continued listing requirements for the Nasdaq SmallCap Market and demonstrates the ability to maintain compliance with these requirements in the long term. Such Council's decision directs the staff to conclude its review and provide its findings to the Panel within 45 days from April 1, 1999. The decision further states that "If, at the time of the staff's review, the staff finds that the Company meets all of the requirements for continued listing on The Nasdaq

SmallCap Market, demonstrates the ability to maintain compliance with these requirements in the long term, and there are no new adverse developments, the Panel should relist the Company on the SmallCap Market. If, however, the staff finds that the Company does not meet all of the continued listing requirements or does not demonstrate the ability to maintain compliance with these requirements for the long term, the Panel must notify the Company of which requirement(s) it fails to satisfy." (providing the Company with 15 days to respond).

         By letter dated July 7, 1999 the Company requested that the Panel delay in making any determination on the issues involved until July 30, 1999 so that the Company would have ample time within which to conduct its July 23, 1999 Annual Meeting of Stockholders, at which time it anticipated that it would receive stockholder approval (which it subsequently did receive) for the purpose of creating a class of preferred stock. The Company further anticipated that it would utilize such new class of preferred stock so as to convert outstanding debentures into non-redeemable convertible preferred stock. Plans to convert debentures into preferred stock have not gone forward as the primary purpose therefore was to increase market capitalization (i.e., total outstanding shares multiplied by bid price) so as to comply with the $35,000,000 minimum market capitalization required by NASDAQ. As of July 7 , 2000 Company market capitalization amounted to $55,542,160 inclusive of $15,815,000 as a result of the issuance of 6,326,000 shares as follows: (a) 2,000,000 shares issued to Ruedi G. Laupper, the Company's President, as per agreement of March 29, 1999 and subsequent Board meeting of June 30, 1999, (b) 3,000,000 shares issued to Liviakis Financial Communications, Inc. ("LFC") as per consulting agreement effective March 29, 1999, (c) an additional 526,000 shares issued to LFC as per new consulting agreement dated March 29, 2000 and (d) 800,000 shares issued to Rolcan Finance Ltd. As per consulting agreement effective March 29, 1999.

         Second Decision to Delist

         The Panel,  in its November 5, 1999  decision,  opined that the Company failed to evidence compliance with all requirements for continued listing on the NASDAQ SmallCap Market notwithstanding its acknowledgment that the Company met all quantitative requirements (1) for continued listing. This opinion was based upon the Panel's subjective determination that shareholder approval should have been obtained prior to the Company's issuance on July 6, 1999 of 2,000,000 restrictive shares of its common stock to its President for and in consideration of his waiving certain rights to performance based bonuses as contained in his employment agreement with the Company. The Panel cited as a basis for such determination the NASDAQ Marketplace rules which require shareholder approval when shares issued exceed the lesser of 1% of the total shares outstanding at the time of issuance or 25,000 shares. The Panel decision also indicated that as a separate matter it believed that the Company's issuance of 3,000,000 shares to LFC which exceeded 20% of total shares outstanding and which was priced below market violated NASDAQ Marketplace Rules based upon the Company's failure to obtain prior shareholder approval. Notwithstanding the fact that the Company was not on NASDAQ at the time of security issuance, the Panel indicated that NASDAQ corporate governance rules make specific provision permitting review of company activities on a case by case basis even while its securities are not listed on NASDAQ. The Panel, in its subjective determination, also stated that it believed that the Company (a) has, since October 1998, demonstrated a continued disregard for existing shareholders' rights, raising public interest concerns pursuant to Nasdaq Marketplace Rules 4300 and 433 0(a)(3) and (b) had exhibited preferential treatment to Company insiders creating an overall dilutive effect on outstanding shareholders' interests without their prior approval and that such actions demonstrated (in the Panel's belief) the Company's disregard for shareholders rights. The Company, as indicated in its appeal, wholly disagrees with the Panel's subjective determination as well as the Council's adverse June 1, 2000 decision as referred to directly below.

         Council's Decision to Affirm Delisting

         In such June 1, 2000 decision the Council affirmed the decision of the Panel indicating that it agreed with the Panel's conclusions that the issuance of shares of Company common stock to both the Company's President and LFC required stockholder approval. The Panel further indicated that the shareholder approval rules exist to provide shareholders with a voice in significant transactions and that through the Company's actions its shareholders were denied that voice. The Council further indicated that the Company's proposal that shareholders ratify these issuances is not, in its opinion, an adequate remedy to the shareholder approval violations. In making such determination the Council further indicated that Proxy solicitation to all shareholders provides shareholders with certain required disclosure and permits shareholders to object to a transaction or to sell their shares in advance thereof based upon such disclosure and that this is fundamental to protection of existing shareholders. The Panel deemed that ratification, on the other hand, deprived shareholders of a meaningful opportunity to offer input prior to consummation of a transaction and, therefore, is not an adequate remedy. The Panel further indicated (as a separate ground) that the issuance of shares to the Company's President and LFC was a "new adverse development" contrary to Nasdaq's shareholder approval rules. The Council indicated that whether such issuances ultimately benefitted the Company (as claimed by the Company) is irrelevant. The Council also found that the consolidation of 41% of voting power with the Company's President through transactions that could not have been made without shareholder approval while the Company was traded on Nasdaq was a further adverse development (even though the Company's securities were not traded on Nasdaq at the time of issuance). The Council further noted that the Company did not demonstrate compliance with maintenance criteria on a fixed date of June 21, 1999 notwithstanding its acknowledgment that in the Panel's November 8, 1999 decision the Panel acknowledged that at this later date the Company appeared to be in compliance with all continued listing requirements.

         Pursuant to NASD Rule 4850(a), the NASD Board of Governors may call this Decision for review in connection with an upcoming meeting currently expected to be held the end of July, 2000. The Company will be provided with written notice if the Council's Decision represents the final action of the NASD following the Board meeting. Dependent upon the Board's discretionary review and decision the Company will know whether or not to make application for further review to the Commission in accordance with Section 19 of the Securities Act.

(1) Quantitative requirements refer to maintenance standards for continued listing and primarily require at least (a) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income in two of the last three years of $500,000 , (b) a public shares float of 500,000, (c) a market value of public float of $1,000,000, (d) a minimum bid price of $1.00, (e) shareholders of 300, (f) two market makers, (g) two independent directors and (h) an independent audit committee. The Company currently meets each of the quantitative requirements enumerated herein.

                                 CAPITALIZATION

         The following table sets forth (i) the current liabilities and capitalization of the Company as of March 31, 2000 and (ii) the pro forma liabilities and capitalization as of March 31, 2000.

                                                      Actual      Proforma(1)

Current liabilities ............................    15,054,173     15,054,173
Long-term liabilities, net of current portion ..    14,422,640     14,422,640
Total liabilities ..............................    29,476,813     29,476,813
Common stock subject to put ....................       319,985        319,985
Stockholders' equity:
  Common stock, $.01 par value, 30,000,000 .....       227,864        232,764
   shares authorized; 22,786,418 issued and
   outstanding; 23,312,418 proforma
  Additional paid-in-capital ...................    87,046,553     88,281,745
  Treasury stock ...............................    (2,040,000)    (2,040,000)
  Accumulated deficit ..........................   (87,262,687)   (87,262,687)
  Accumulated other comprehensive loss .........    (1,910,247)    (1,910,247)
  Common stock subject to put ..................      (319,985)      (319,985)
  Deferred compensation ........................             -     (1,240,092)
                                                   ------------   -------------
Total stockholders' deficit ....................    (4,258,502)    (4,258,502)

Total liabilities and stockholders' deficit ....    25,538,296     25,538,296

(1) Includes April 2000 issuance of 490,000 shares of common stock for $1,240,092 as per contract.

                             Swissray International
                      SELECTED CONSOLIDATED FINANCIAL DATA


The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected consolidated financial data as of and for the fiscal years ended June 30, 1995 (six-month period), June 30, 1996, June 30, 1997, June 30, 1998, June 30, 1999 and the nine months ended March 31, 2000 and March 31, 1999 are derived from the consolidated financial statements of the Company.


                                        Nine Months Ended                          Year Ended
                                           December 31,                              June 30,
                                      -------------------     -------------------------------------------
                                        2000        1999        1999        1998        1997       1996         1995
                                      -------     -------     -------     -------     -------     -------     -------
                                                     (in thosands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales .........................    12,394      13,221      17,296      22,893      13,151      10,899       3,806
Cost of sales .....................     9,372      10,405      13,529      18,082       8,445       5,793       2,484
                                      -------     -------     -------     -------     -------     -------     -------

Gross profit ......................     3,022       2,816       3,767       4,811       4,706       5,106       1,322
Gross profit margin (%) ...........        24%         21%         22%         21%         36%         47%         35%

Selling, general and administrative    13,725      10,389      19,346      18,748      17,450      14,966       2,307
                                      -------     -------     -------     -------     -------     -------     -------
Operating loss ....................   (10,703)     (7,573)    (15,579)    (13,937)    (12,744)     (9,860)       (985)
Other expense (income) ............      (409)        182         (40)        281        (319)     (1,004)      3,054
Interest expense ..................     5,477       2,156       4,639       8,590         762         194         122
                                      -------     -------     -------     -------     -------     -------     -------

Loss from continuing operations
before income taxes ...............   (15,771)     (9,911)    (20,178)    (22,808)    (13,187)     (9,050)     (4,161)

Income tax provision (benefit) ....      --          --          --          --           110        (365)       (339)
                                      -------     -------     -------     -------     -------     -------     -------

Loss from continuing operations ...   (15,771)     (9,911)    (20,178)    (22,808)    (13,297)     (8,685)     (3,822)

Loss from continuing operations
     per common share .............     (0.89)      (2.09)      (3.09)      (8.48)      (8.41)      (6.69)      (4.80)
                                      =======     =======     =======     =======     =======     =======     =======

BALANCE SHEET DATA:
Total assets ......................    25,538      24,975      23,511      25,915      24,788      18,793      13,027
Long-term liabilities .............    14,423      12,552      15,501       7,771       5,635        --           705
Common stock subject to put .......       320       1,820       1,820       1,820         320        --          --


(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the Income Statement Data for the period ended June 30, 1995 is for a six month period.

(2) On October 1, 1998 the Company declared a 1 for 10 reverse stock split. The financial statements for all periods presented have been retroactively adjusted for the split.

* Restated

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         All  references  herein  to  the   "Registrant"   refer   to   Swissray
International Inc. All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries.

GENERAL

         The focus of the Company for the fiscal year ended June 30, 1999, was mainly on the industrialization and commercialization of the newly developed products ddRMulti-System and Bucky Diagnost TS and the building and strengthening of its organization and distribution channels in the principal markets USA and Europe.

         In October 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), a company active in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. The Company also started its activities, in the US and later in Europe, the business of information solutions by providing a comprehensive package of consulting, services and products to enable the Healthcare providers to perform the transition into filmless
Radiology. Significant amounts of money were invested in the opening of the market of the Company's direct digital ddRMulti- Systems, both in the US and in Europe.

         During the start-up of the production of the Company's newly developed products, the ddRMulti-System and the Bucky Diagnost TS, gross margins were affected negatively because of the need of extra time for training the newly hired production staff and implementation of the production run as well as efforts made to improve and maintain the highest product quality. The Company expects to lower costs and time needed for production of these systems in a later stage of the learning curve due to positive impact of the optimized production run. The sales of ddRMulti-System was slowed down by certain governmental requirements for the sale of Healthcare products, which differ from one country to the other. On July 26, 1998 SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN46002 certified. On March 8, 1999, Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. The Company filed for CE approval of the ddRMulti-System in July 1998. Appendix II for CE-Certification was received November 1999, which allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company.

         The Company started a restructuring process in the fourth quarter of its fiscal year ended June 30, 1998. With the sale of Empower's Film, Processor and Chemistry Business to E.M. Parker, the Company continued its focus on digital Radiography. The process of restructuring is ongoing and relates primarily to the Company's shifting of emphasis away from sale of conventional x-ray equipment so as to strengthen its focus upon direct digital radiography and the sale of ddRMulti-Systems.

         The process of restructuring also included the fact that during the last quarter of fiscal year 1998, the Company decided to reorganize its U.S. operations and other branch offices and also decided to close down its office in Lusanne, Switzerland. The restructuring reserve for dissolving the office consisted of remaining lease payments through the year 2001 totaling approximately $90,000. Further, the Company decided to merge two of its branch offices in Europe. A restructuring reserve of $10,000 was necessary for picking up various commitments.

         Additionally, the Company's U.S. operations consisted of three legal entities doing business in the State of Washington. The plan for reorganization consisted of the following: (i) merge existing entities into one legal entity,
(ii) reorganize the selling force and management teams, (iii)analyze all customers and lines of business for profitability and long term strategies and
(iv) relocate the operations, including personnel, to the East Coast which would require the Company to vacate its existing facility in Washington. The Company planned on relocating in the 3rd quarter of Fiscal 1999 at which time the present value of the remaining lease payments amounted to approximately $400,000 (which sum was accrued). The only change to the Plan so far is a delay in the final negotiations with respect to certain lease terms for certain proposed East Coast facilities which the Company may or may not lease dependent upon successful completion of negotiated terms. All other facets of the Plan have been completed.

YEAR 2000 POLICY STATEMENT


         The Company has conducted an extensive program to check the status of its equipment (information and non-information technology) related to the millennium.

         For relevant material (information and non-information technology) delivered by third parties the Company received written assurances that their year 2000 compliance's is under control. The Company is actually 100% compliant and is ready for Y2K.

         In fact, 100% of the Company's installed base equipment (information and non-information technology) fulfills year 2000 compliance.

         The Year 2000 Statement of the Company has been published on its website, http;//www.swissray.com, and all our customers have been informed.

         Contingency plans have been worked out by the Company.

YEAR 2000 COMPLIANT LISTS

         All products of the Company (information and non-information technology) fulfill the compliance for Year 2000 and belong to Class A Systems. The products listed have been tested on a stand alone basis and interfaced with other products and systems in an operational environment test. This information does not affect existing warranties, warranty exclusions, exclusive warranty remedies or limitations of liability.

Class A Systems: Year 2000 Compliant

GEN-X-Generators:                           Mobile Systems:
TURNOMAT 500                                Eurabil 5     Eurabil C-Arm Standard
GEN-X-500                                   Eurabil 15    Eurabil C-Arm Plus
GEN-X-650                                   Eurabil 30    Eurabil C-Arm Top
GEN-X-800
GEN-X-1000                                  Bucky Table Systems:
GEN-X-2000                                  Euramove 1
GEN-X-3000                                  Euramove 2
GEN-X-4000                                  Euramove 3
MRS - GENERATOR                             Euramove 4
                                            Eurastat 2
                                            Eurastat 4
                                            Bucky-Diagnost TS
Atlas Systems:
Atlas-U -  US 2000                          Special Systems
Atlas-U - US 3000                           Euralem 1400
Atlas-U - US 4000                           Euralem 1500
Atlas-BV-Tomo                               Euralem 1800
MRS Stativ                                  Euralem Tomo

Urology Systems:
KU-100                                      Digital Bucky Systems:
KU-100 H                                    ddRMulti-System
KU-100 H Tomo

Fluoroscopy Systems:
Euroscop 3A
Euroscop 6, 6+, 6++

IT-Systems internally used

         In its year 2000 project the Company has tested and asked for statements about the year 2000 compliance. In fact 100% of IT-Systems (Information Technology) within the Company are compliant and expected to encounter no problems on January 1, 2000.

         The operating system of the Company's IT-Systems are built on Microsoft. (Windows 95 and/or Windows NT). SWISSRAY also uses the Microsoft Office packages for its administration and therefore relies on the operating system as well as the Microsoft Office package for the year 2000 compliance of Microsoft for the above mentioned products.

IT-Systems Third Parties

         The Company also asked all important partners (e.g. banks, suppliers, sales channels) for statements about the year 2000 compliance. The Company has not received any negative responses. All these important partners fulfill the year 2000 compliance.

YEAR 2000 PROJECT COSTS

         The Company has separated its cost in the following parts:

                                                                  June 30, 1999

Test & Survey own Products                                             $ 50,000
Test & Survey Third Parties Products                                   $ 20,000
Modification own Products                                              $ 20,000
Administration (Communication  with Third Parties)                     $  5,000
Consultant                                                             $  5,000
                                                                      ----------
TOTAL YEAR 2000 Project costs                                          $100,000

         Neither Swissray nor any third party with whom we have material relationships, suffered any significant adverse consequences resulting from the transition to Year 2000. However, it is possible that companies including us and our third-party contractors, will suffer adverse Year 2000 consequences over the near term. In order to minimize potential adverse effects, we have designated experienced personnel and consultants to identify, correct, test and implement solutions to Year 2000 problems, if and when they arise. In addition, we have purchased excess inventory of products and components, in the event that future Year 2000 consequences causes delays in our ability to obtain component supplies. We have also identified alternate suppliers of non-proprietary components that we may approach should our inventory of components outlast third-party vendors' Year 2000 problems. We have not established any other contingency plan to address Year 2000 issues should they arise, and we do not intend to do so.

NINE-MONTH PERIOD ENDED MARCH 31, 2000 COMPARED TO NINE-MONTH PERIOD ENDED MARCH 31, 1999

RESULTS OF OPERATIONS

         Net sales amounted to $12,393,655 for the nine-month period ended March 31, 2000, compared to $13,220,776 for the nine-month period ended March 31, 1999 a decrease of $827,121 or 6.3% from the nine-month period ended March 31, 1999. The 6.3% decrease in net sales was mainly due to the decrease in conventional x-ray of 37% and conventional OEM-Business of 52.5% whereas sales of ddRMulti-Systems increased by 192.9%. The decrease in conventional x-ray and conventional OEM-Business is due to the Company's conscious effort of promoting sales of ddRMulti-Systems with a corresponding decline of interest in sales of conventional x-ray and conventional OEM-Business.

         In the past the Company has been substantially reliant upon Philips Medical Systems ("Philips") but at this stage of the Company's maturation process and as same continues to develop, reliance upon Philips has correspondingly decreased. Additionally, the Company's agreement with Philips relates to conventional x-ray equipment which has been a low profit margin item. More and more this type of sale is being replaced by (a) Company sale of conventional x-ray equipment directly to purchasing country and/or hospital and/or to the ultimate user thereof and (b) more significantly and importantly by Company's sales of its ddRMulti-System - its flagship product.

         Gross profit amounted to $3,021,535 or 24.38% of net sales for the nine-month period ended March 31, 2000, compared to $2,816,287 or 21.3% of net sales for the nine-month period ended March 31, 1999. The increase in gross profit as a percentage of net revenues is attributable to the fact that the percentage of sales of ddRMulti-Systems to total sales increased to 47.7% for the nine-month period ended March 31, 2000 from 15.3% for the nine-month period ended March 31, 1999.

         Operating expenses were $13,724,509 or 110.7% of net revenues, for the nine-month period ended March 31, 2000, compared to $10,389,147 or 78.6% of net revenues for the nine-month period ended March 31, 1999. The principal items were officers and directors compensation of $2,650,288 or 21.4% of net sales for the nine-month period ended March 31, 2000 compared to $564,089 or 4.3% of net sales for the nine-month period ended March 31, 1999, salaries (net of officers and directors compensation) of $3,153,332 or 25.4% of net sales for the nine-month period ended March 31,2000 compared to $3,168,298 or 23.9% of net sales for the nine-month period ended March 31, 1999 and selling expenses of of $3,364,935 or 27.2% of net sales for the nine-month period ended March 31, 2000 compared to $2,089,265 or 15.8% of net sales for the nine-month period ended March 31, 1999. Research and development expenses were $1,364,415 or 11% of net sales for the nine-month period ended March 31, 2000 compared to $1,307,135 or 9.9% of net sales for the nine-month period ended March 31, 1999 and general and administrative expenses were $1,320,325 or 10.7% of net sales for the nine-month period ended March 31, 2000 compared to $1,381,517 or 10.4% of net sales for the nine-month period ended March 31, 1999. The increase in officers and directors compensation and salaries is due to the issuance of common stock to certain employees and directors. The increase in selling and general administrative expenses is due to the amortization of deferred compensation for those shares issued to consultants for services currently being rendered.

         Other income was $409,269 for the nine-month period ended March 31, 2000 as compared to other expenses of $(182,037) for the nine-month period ended March 31, 1999. The increase is primarily due to foreign currency exchange gains.

         Interest expenses increased to $5,476,519 for the nine months ended March 31, 2000 compared to $2,156,457 for the nine months ended March 31, 1999. This increase is primarily due to the increase of interest expense for amortization of Debenture issuance cost and Conversion Benefit.

FINANCIAL CONDITION

March 31, 2000 compared to June 30, 1999

         Total assets of the Company on March 31, 2000 increased by $2,027,107 to $25,538,296 from $23,511. 189 on June 30, 1999, primarily due to the increase of current assets. Current assets increased $2,478,208 to $14,407,589 on March 31, 2000 from $11,929,381 on June 30, 1999. The increase in current assets is attributable to the increase of cash and cash equivalents of $1,964,313 and the increase of accounts receivable of $2,056,840 of which approximately $2,000,000 arises from the sale of ddRMulti-Systems to Romania which was partially offset by the decrease in inventory of $1,516,204 caused by the sales of these units to Romania and the decrease in prepaid expenses and sundry receivables of $26,741. Other assets decreased $537,057 to $4,761,711 on March 31, 2000 from $5,298,768 on June 30, 1999. The decrease is primarily attributable to the amortization of the licensing agreement, patents & trademark, software development cost and the goodwill.

         On March 31, 2000, the Company had total liabilities of $29,476,813 compared to $29,445,812 on June 30, 1999. On March 31, 2000, current liabilities were $15,054,17 compared to $13,944,865 on June 30, 1999. Working capital at March 31, 2000 was $(646,584) compared to $(2,015,484) at June 30, 1999.

CASH FLOW AND CAPITAL EXPENDITURES NINE-MONTH PERIOD ENDED MARCH 31, 2000 COMPARED TO NINE-MONTH PERIOD ENDED MARCH 31, 1999.

         Cash used for operating activities for the nine months ended March 31, 2000 was $8,931,709 compared to $5,972,737 for the nine months ended March 31, 1999. Cash used for investing activities was $629,632 for the nine months ended March 31, 2000 compared to $554,023 for the nine months ended March 31, 1999. Cash flow from financing activities for the nine months ended March 31, 2000 was $8,189,205 compared to $9,533,015 for nine months ended March 31, 1999.

YEAR ENDED JUNE 30, 1999 COMPARED YEAR ENDED JUNE 30, 1998

Results of operations

         Net sales amounted to $17,295,882 for the year ended June 30, 1999, compared to $22,892,978, a decrease of $5,597,096, or 24.4% from the year ended June 30, 1998.Sales for the year ended June 30, 1998 include sales of the film and processor business of Empower which was sold on June 30, 1998, of $7,134,938. Net sales without the film and processor business of Empower increased for the year ended June 30, 1999 by $1,537,842 or 9.8%. This increase is due to the additional sales of ddRMulti-Systems.

         Gross profit decreased by $1,044,611 or 21.7% to $3,766,581 for the year ended June 30, 1999, from $4,811,192 for the year ended June 30, 1998. Gross profit as a percentage of net revenues increased to 21.8% for the year ended June 30, 1999 from 21% for the year ended June 30, 1998. The increase in gross profit percentage is due to production efficiencies.

         Operating expenses increased by $598,210 or 3.2% to $19,345,939 or 111.9% of net revenues, for the year ended June 30, 1999, from $18,747,729, or 81.9% of net revenues for the year ended June 30, 1998. The principal items were salaries (net of officers and directors compensation) of $3,784,305 or 21.9% of net sales for the year ended June 30, 1999 compared to $4,168,540 or 18.2% of net sales for year ended June 30, 1998 and officers compensation increasing approximately $4,444,477, primarily from the issuance of common stock to its President in exchange for extinguishment of certain bonus rights contained in his employment agreement, selling expenses of $3,207,646 or 18.5% of net sales for the year ended June 30, 1999 compared to $3,740,391 or 16.3% of net sales for the year ended June 30, 1998. The decrease of depreciation and amortization of $471,582 primarily due to the fact that the depreciable fixed assets were less for 1999 since many of these assets were fully depreciated at June 30, 1998. The decrease in selling expenses was a result of the closing of Empower which totaled approximately $476,000. Research and development expenses were $1,808,107 or 10.5% of net sales for the year ended June 30, 1999 compared to $3,542,149 or 15.5% of net sales for the year ended June 30, 1998. This decrease is primarily due to the decrease in research and development related to AddOn-Bucky. Other operating expenses decreased by approximately $670,000 from the comparable period in 1998 primarily from the decrease due to the Empower closing of $100,000 and the decrease in occupancy and insurance costs of approximately $200,000. Principal costs associated with development of the ddRMulti-System have now been accomplished and research and development costs are expected to continue regarding upgrades and new product development with respect to associated and related products relating to the ddRMulti-System.

         Interest expense decreased to $4,638,928 for the year ended June 30, 1999 compared to $8,590,268 for the year ended June 30, 1998. This decrease is primarily due the decrease of interest expense for amortization of Debenture issuance cost and Conversion Benefit.

         Loss on extinguishment of debt was $832,849 for the year ended June 30, 1999 compared to a gain of $304,923 for the year ended June 30, 1998. The extinguishment gain or loss resulted from refinancing of Convertible debentures.

Financial Condition

June 30, 1999 compared to June 30, 1998

         Total assets of the Company on June 30, 1999 decreased by $2,403,408 to $23,511,149 from $25,914,597 on June 30, 1998, primarily due to the decrease in current assets. Current assets decreased $1,139,876 to $11,929,381 on June 30, 1999 from $13,069,257 on June 30, 1998. The decrease in current assets is primarily attributable to the decrease in inventories of $368,744 and the decrease in prepaid expenses and sundry receivables of $635,105 primarily from the collection of VAT receivable. Other assets decreased $1,536,194 to $5,298,768 on June 30, 1999 from $6,834,962 on June 30, 1998. The decrease is primarily attributable to the amortization of the licensing agreement, patents & trademark, software development cost and the goodwill.

         On June 30, 1999, the Company had total liabilities of $29,445,812 compared to $19,755,870 on June 30, 1998. On June 30, 1999, current liabilities were $13,944,865 compared to $11,984,554 on June 30, 1998. Working capital at June 30, 199 was ($2,015,484) compared to ($1,084,703) at June 30, 1998.

CASH FLOW AND CAPITAL EXPENDITURES YEAR ENDED JUNE 30, 1999 COMPARED TO YEAR ENDED JUNE 30, 1998.

         Cash used for operating activities for the year ended June 30, 1999 was $9,788,606 compared to $11,759,371 for the year ended June 30, 1998 primarily as a result of losses sustained from operations, exclusive of non-cash compensation. Cash used for investing activities was $879,303 for the year ended June 30, 1999 compared to $4,517,140 for the year ended June 30, 1998 primarily from the acquisitions of property and equipment. Cash flow from financing activities for the year ended June 30, 1999 was $11,068,406 compared to $14,799,200 for year ended June 30, 1998 as a result of the sale of common stock and proceeds from the sale of debentures.

         The Company does not have any material commitments for capital expenditures as of June 30, 1999.

Liquidity

         The Company anticipates that its use of cash will be substantial for the foreseeable future. In particular, management of the Company expects substantial expenditures in connection with the production of the planned increase of sales, the continuation of the strengthening and expansion of the Company's marketing organization and, to a lesser degree, ongoing research and development projects. The Company expects that funding for these expenditures will be available out of the Company's, future cash flow and/or issuance of equity and/or debt securities during the next 12 months and thereafter.

         However, the availability of a sufficient future cash flow will depend to a significant extent on the marketability of the Company's ddRMulti-System. Accordingly, the Company may be required to issue additional convertible debentures or equity securities to finance such capital expenditures and working capital requirements. There can be no assurance whether or not such financing will be available on terms satisfactory to management.

         On March 16, 1998, the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company to the following financing participants - Atlantis Capital Fund, Ltd., Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd. and Sovereign Partners LP. After deducting legal fees of $35,000, and placement agent fees of $550,000 directly attributable to such offering, the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration

Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. All of these debentures have been converted.

         In June of 1998, the Company issued $2,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company to the following financing participants - Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd. and Sovereign Partners LP. After deducting fees directly attributable to such offering the Company received a net amount of $1,760,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of August 14, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. All of these debentures have been converted.

         On August 31, 1998 the Company issued $3,832,849 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 25% premium and accrued interest, convertible into Common Stock of the Company to the following financing participants - Atlantis Capital Fund, Ltd., Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd. and Sovereign Partners LP. The Company did not receive any cash proceeds from the offering of the Convertible Debentures. The full amount was paid by investors to holders of the Company's Convertible Debentures issued on March 16, 1998 holding $3,000,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $2,311,000 aggregate principal amount of 5% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $311,000 the Company received a net amount of $2,000,000. The face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company commencing March 1, 1999 at a conversion price equal to 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00 whichever is less. Any convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible
Debentures. As of June 9, 2000 an unconverted balance of $3,930,594 remains outstanding and, accordingly, the number of shares being registered for the balance of this transaction amounts to 4,323,.653 shares.

         On October 6, 1998 the Company issued $2,940,000 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including, as part of the terms of this financing, $540,000 repurchase of stock (717,850 and 747,150 shares from Dominion Capital Fund, Ltd. and Sovereign Partners LP respectively), convertible into Common Stock of the Company to the following financing participants - Dominion Capital Fund, Ltd. and Sovereign Partners LP. After deducting fees, commissions and escrow fees in the aggregate amount of $300,000 the Company received a net amount of $2,100,000. The face amount of the Convertible Debentures is convertible into shares of Common Stock of the Company any time after the closing date at a conversion price equal to 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00 whichever is less. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. None of these convertible debentures as of June 9, 2000 have been converted and, accordingly the number of shares being registered for this transaction amounts to 3,234,653 shares.

         The Registrant received gross proceeds of $1,080,000 in December, 1998, pursuant to promissory notes bearing interest at the rate of 5% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The promissory notes (held by Dominion Capital Fund, Ltd. and Sovereign Partners) were not paid by their due date and the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement automatically went into effect with debentures bearing interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and being convertible, at any time at 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or $1.00 whichever is less. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any as more specifically set forth in the last paragraph to this subsection.

         The Company is also required to register those shares of common stock underlying the convertible debentures. Accordingly, 1,231,560 shares are being registered pursuant to the terms of such agreements .

         On January 29, 1999 the Company issued a principal aggregate amount of $1,170,000 of convertible debentures ("Convertible Debenture"), convertible into Common Stock of the Company to the following financing participants - Dominion Capital Fund, Ltd., Dominion Investment Fund LLC and Sovereign Partners LP at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 3% for the first 90 days, 3.5% for 91-120 days and 4% for 120 days and thereafter. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 58,500 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $1.00 per share. After deducing fees directly attributable to such offering the offering the Company received a net amount of $1,020,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of regulation D promulgated under the Act ("Regulation D") and the Company received written representations from each investor to that effect. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the

Convertible Debentures. None of these convertible debentures as of July 7, 2000 have been converted and, accordingly, the number of shares being registered for this transaction amounts to 615,360 shares.

         On March 2, 1999 the Company entered into a second promissory note (contingent convertible debenture financing) with the same lenders as the December 1998 transaction described directly above (i.e., Dominion Investment Fund LLC and Sovereign Partners LP) with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes was May 31, 1999, (c) the potential 60 day extension date on such promissory notes was July 30, 1999, but such extension right was never utilized, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days immediately preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical in all material respects to those described above regarding December 1998 transaction. The promissory notes were not paid by their due date and the terms of a Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 622,710 shares.

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note was June 25, 1999, (d) the potential 60 day extension date on such promissory note was August 24, 1999 but such extension right was never utilized
(e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory notes were not paid by their due date and the terms of a Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 308,550 shares.

         From May 14, 1999 to June 9, 1999 (in a single financing) the Company issued a principal aggregate amount of $850,000 of convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company to the following financing participants - Endeavour Capital Fund SA, Excaliber Limited Partnership and Carbon Mesa Partners LLC at a conversion price of 80% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 5%. After deducing fees directly attributable to such offering the offering the Company received a net amount of $772,727. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of regulation D promulgated under the Act ("Regulation D") and the

Company received written representations from each investor to that effect. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the Convertible Debentures. 168,180 shares have been already been issued with regard to this transaction and, accordingly, the number of shares being registered for the balance of this transaction amounts to 275,825 shares.

         On July 9, 1999 the Company entered into a fourth promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Southshore Capital, Ltd. now assigned to Parkdale LLC (b) gross proceeds amounted to $1,100,000, (c) the due date of such note is August 23, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory notes were not paid by their due date and the terms of a Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 631,620 shares.

         On August 11, 1999 the Company entered into a fifth promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $1,400,000, (c) the due date of such note is November 11, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 839,300 shares.

         Pursuant to an agreement entered into on September 2, 1999, the Company authorized a purchaser to purchase 1,000,000 shares at $1.00 per share (which occurred on September 7, 1999) and up to an additional 2,000,000 shares at $1.50 per share so long as the first 1,000,000 shares were purchased on or before September 30, 1999 and as long as the purchaser purchased at least an additional 1,000,000 shares within 60 days of its first purchase. The first purchase, as aforesaid, was made on September 7, 1999 (at $1.00 per share) while the next 1,000,000 shares were purchased on October 19, 1999 (500,000 shares at $1.50 per share) and November 1, 1999 (500,000 shares at $1.50 per share). Having met the purchase requirements, the purchaser was entitled (through March 1, 2000) to purchase the balance of the shares referred to at $1.50 but only purchased 666,667 shares at such price in December 1999. In accordance with the terms of such Subscription Agreements and Registration Rights Agreements all 2,666,667 shares sold are being registered herein. The investment participants involved in the above transactions and the number of shares and purchase price per share paid by each of such participants is as follows: Parkdale LLC - 1,000,000 shares at $1.00, Southridge Capital Management LLC - 333,334 shares at $1.50, Striker Capital -

833,334 shares at $1.50, Alfred Hahnfeldt - 333,332 shares at $1.50 and Greenfield Investments Consultants LLC - 166,667 shares at $1.50.

         In February 2000 the Company entered into an additional separate transaction whereby it sold 333,333 restrictive shares of its common stock at $3.00 per share to Dundurn Street LLC. In accordance with the terms of the Subscription Agreement and Registration Rights Agreement all 333,333 shares sold are being registered hereunder.

EFFECT OF CURRENCY ON RESULTS OF OPERATIONS

         The results of operations and the financial position of the Company's subsidiaries outside of the United States are reported in the relevant foreign currency (primarily in Swiss Francs) and then translated into US dollars at the applicable foreign exchange rate for inclusion in the Company's consolidated financial statements. Accordingly, the results of operations of such subsidiaries as reported in US dollars can vary significantly as a result of changes in currency exchange rates (in particular the exchange rate between the Swiss Franc and the US dollar).

YEAR ENDED JUNE 30, 1998 COMPARED TO YEAR ENDED JUNE 30, 1997

         Net sales for the fiscal year ended June 30, 1998 were $22,892,978 compared to $13,151,701 for the fiscal year ended June 30, 1997.

         The 74% increase in net sales was partially due to the acquisition of Empower on April 1, 1997 (Sales of Empower were $7,134,938 for the fiscal year ended June 30, 1998 compared to $2,000,603 for the fiscal year ended June 30,
1997), the Asset purchase of Service Support Group LLC on October 17, 1997 (Sales of Swissray Medical Inc. which started its selling activities after the asset purchase of Service Support Group was $1,577,298 for the fiscal year ended June 30, 1998 compared to $0 for the fiscal year ended June 30, 1997) and the increase in sales made under the Philips OEM Agreement of $6,500,529. Also sales to third parties in Switzerland have significantly increased in the fiscal year ended June 30, 1998 compared with the previous fiscal year. These increases have been partially offset by the decrease of $1,519,159 in sales of Elscint products and decreased sales of $1,952,016 for Eastern Europe. The Company sold four of the ddRMulti-System during the fiscal year ended June 30, 1998.

         Gross profits amounted to $4,811,192 or 21% of net sales for the fiscal year ended June 30, 1998, compared to $4,706,287 or 35.8% of net sales for the fiscal year ended June 30, 1997.The decrease in gross profits as a percentage of net revenues is primarily attributable to the fact that sales of lower-margin products increased substantially compared to the fiscal years ended June 30, 1997. This is mainly attributable to increased sales of accessories, which are generally low-margin products, as a result of the acquisition of Empower (net sales of Empower contributed approximately 31% to the Company's net sales). The Company also sold a significant number of units of newly developed products, where the Company is at the beginning of the learning curve in the production process, which results in higher production costs than in a later stage of the learning curve. These products are the Bucky Diagnost TS produced under the OEM Agreement with Philips (which contributed approximately 22% to the Company's net sales) and the ddRMulti-System (which contributed approximately 6% to the Company's net sales). The Company expects sales of accessories to be of a smaller percentage of total sales for the fiscal year ending June 30, 1999 because of the sale of Empower's accessory business to E.M. Parker.

         Operating expenses for the fiscal year ended June 30, 1998 were $18,747,729 or 81.9% of net sales compared to $17,450,333 or 132.7% of net sales for the fiscal year ended June 30, 1997. The principal items were selling expenses of $3,740,391 or 16.3% of net sales compared to $1,873,389 or 14.2% of net sales for the fiscal year ended June 30, 1997 and salaries (net of directors and officers compensation) of $4,168,540 or 18.2% of net sales compared to $2,059,396 or 15.6% of net sales for the fiscal year ended June 30, 1997. Research and Development was $3,542,149 or 15.5% of net sales compared to $5,786,158 or 44% of net sales for the fiscal year ended June 30, 1997.

         General and administrative expenses for the year ended June 30, 1997 include the value of stock options granted in the amount of $1,161,462, whereas no stock options were granted during the fiscal year ended June 30, 1998. The
Company made an accrual of $500,000 for planned restructuring of its organization. No such costs were accrued in the fiscal year ended June 30, 1997.

         The increase of 102% in Salaries was mainly due to the acquisition of Empower Inc. on April 1, 1997 (with salaries included in the consolidated statement of operation only for one quarter of the fiscal year ended June 30,
1997) and the takeover of all of the employees of Service Support Group on October 17, 1997. Both acquisitions were within the Company's marketing strategy to build a strong market position with its own organization in one of its principle markets. The number of employees in Switzerland was increased by 21 mainly to handle the significant rise in production volume.

         The increase of 100% in selling expenses is the result of additional significant efforts on the part of the Company to build a strong market position in the United States and in Germany, the biggest European market as well as the costs incurred for successful market introduction of the Company's direct digital ddRMulti-System. The Company also made efforts to lay the groundwork for the market introduction of Swissray Information Solutions comprehensive package of consulting, services and products.

         Research and development expenses decreased by 39%. Management considered the relative size of the research and development expenses for the fiscal year ended June 30, 1997 as high. The main focus of the R&D was the industrialization phase of the ddRMulti-System and the development of communication interfaces (DICOM 3.0, HL 7, Dicom Worklist etc.) to extend the connectivity of the ddRMulti-System to communication networks such as HIS, RIS, and PACS. Another important task was to finalize the Tahoma TMSSM software and go into beta-tests. The Tahoma TMSSM, technology management systems are based on the premise that technology is a resource that can be managed to achieve organizational objectives, like reducing operating expense and improving clinical performance. Additional research and development expenses have also been incurred to maintain the technological advantages of the Company's conventional X-ray equipment. Significant research and development expenses will continue to be incurred for the development of new technologically advanced products and the continuing improvement of existing products.

         The Company's operating loss increased to $13,936,537 for the fiscal year ended June 30, 1998 from $12,744,046 for the fiscal year ended June 30, 1997. The increase in the Company's operating loss is due to the significant expenses associated with the building of the Company's organization and market position primarily in one of its principle markets, the USA. After taking into account Interest expenses, other income, income tax benefits and extraordinary items of income (loss) the resulting net loss of the Company for the fiscal year ended June 30, 1998 increased to $22,503,109 from $13,685,188 for the fiscal year ended June 30, 1997. The increase of net loss is mainly due to the significant amount of interest expenses which resulted from the amortization of issuance cost and beneficial Conversion features of Convertible debentures issued for financing purposes, which amounted to $8,590,268 for the fiscal year ended June 30, 1998 compared to $759,853 for the fiscal year ended June 30, 1997. Extraordinary income includes the Gain on early extinguishment of Debt which resulted from refinancing of Convertible debentures.

CASH FLOW AND CAPITAL EXPENDITURES

         Cash used by operating activities for the fiscal year ended June 30, 1998 increased to $11,759,371 from $10,684,988 for the fiscal year ended June 30,1997 and cash used by investing activities increased to $4,517,140 for the fiscal year ended June 30, 1998 from $3,668,196 for the fiscal year ended June 30, 1997. Cash flow from financing activities for the fiscal year ended June 30, 1998 was $14,799,200 compared to $14,752,928 for the fiscal year ended June 30, 1997.

         The Company's capital expenditures totaled $2,849,205 for the fiscal year ended June 30, 1998 compared to $3,431,375 for the fiscal year ended June 30, 1997. Capital expenditures were primarily for the improvements of the Hochdorf facility and the purchase of equipment. The increased financing needs resulted primarily from the building and strengthening of the Company's organization and distribution channels in the US and Europe and the improvements of the Hochdorf facility.

INFLATION

         Inflation can affect the costs of goods and services used by the Company. The competitive environment in which the Company operates limits somewhat the Company's ability to recover higher costs through increasing selling prices. Moreover, there may be differences in inflation rates between countries in which the Company incurs the major portion of its costs and other countries in which the Company sells its products, which may limit the Company's ability to recover increased costs, if not offset by future increase of selling prices. To date, the Company's sales to high-inflation countries have either been made in Swiss Francs or US dollars. Accordingly, inflationary conditions have not had a material effect on the Company's operating results.

SEASONALITY

         The Company's business has historically experienced a slight amount of seasonal variation with sales in the first fiscal quarter slightly lower than sales in the other fiscal quarters due to the fact that the Company's first quarter coincides with the summer vacations in certain of the Company's markets.

BACKLOG

         Management estimates that as of the end of fiscal year ended June 30, 1999 the Company had an order backlog of $12,000,000 which consisted of $8,000,000 in conventional x-ray equipment and $4,000,000 in digital (i,e., ddRMulti-Systems and information solutions) as compared to an order backlog of $13,000,000 which consisted of $11,500,000 in conventional x-ray equipment and $1,500,000 in ddRMulti-Systems as of the fiscal year ended June 30, 1998.

         As of March 31, 2000 total backlog amounts to $16,289,100 of which $14,123,400 represents digital with the balance representing conventional X-ray equipment.

NEW ACCOUNTING PRONOUNCEMENTS

         The Company will adopt Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" for the year ended June 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

         Bederson & Company LLP ("Bederson") audited the books, records and accounts of the Registrant for the fiscal year ended June 30, 1997. Bederson was dismissed on November 7, 1997.

         On November 7, 1997 the Board of Directors selected STG-Coopers & Lybrand AG ("STG") as the Registrant's auditors for the fiscal year ending June 30, 1998 and this action was ratified bythe stockholders at the Annual Meeting held on December 23, 1997.

         On November 2, 1998 (after having failed to complete the audit for fiscal year ended June 30, 1998 in a timely manner or otherwise and alleging that its inability to complete such audit was based upon the Company's failure to fully cooperate with them) STG advised the Company that it had determined to cease to represent the Company. On November 6, 1998 the Company engaged Feldman Sherb Ehrlich & Co., P.C. ("FSE") as its new independent accountants and such firm commenced and concluded its audit so that the Company was able to file its Form 10-K on December 3, 1998. STG acknowledged in its required letter to the SEC that there were no disagreements, as defined by Rule 304 of Regulation S-K during the period that STG served as the Company's auditors through the date of STG's resignation.

                                    BUSINESS

Overview

         The Company is active in the markets for diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices.

         The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging.

         X-rays were discovered in 1895 by Wilhelm Konrad Rontgen. Shortly thereafter, X-ray imaging found numerous applications for medical diagnostic and non-medical purposes. Today, medical X-ray imaging is a fundamental tool in bone and soft tissue diagnosis. X-ray diagnosis is primarily used in orthopedics, traumatology, gastro-enterology, angiography, urology, pulmology, mammography and dentistry. The principal elements of a diagnostic X-ray system are the X-ray generator, the X-ray tube and the bucky device. The generator generates high tension, which is converted into X-rays in the X-ray tube. The X-rays so created then penetrate a patient's body and subsequently expose a film contained in the bucky device. Following exposure, the film is chemically processed and dried in a dark room. A typical room used for general X-ray examinations (bucky room) contains an X-ray system which includes a table with a bucky device for examinations of recumbent patients (bucky table) and a wall stand with a second bucky device for examinations of sitting and standing patients (bucky wall stand).

         The film used in conventional X-ray systems has certain inherent disadvantages, including the significant amount of time and operating expenses associated with the handling, processing and storage thereof, the need for chemicals to develop films and the environmental concerns related to their disposal. Additional expenses and inconveniences arise in connection with the storage, duplication and transportation of conventional films. The following X-ray systems have been developed to overcome these disadvantages: scanning devices, phosphor plate or Computed Radiography(TM) ("CR") systems and direct digital radiography ("ddR") systems. Scanning devices are used to convert existing X-ray images into a digital form. While the use of scanning devices permits the electronic storage, retrieval and transmission of X-ray images, they do not eliminate the other inconveniences of conventional films and add time and expenses associated with the scanning process. In a CR system the film cassette is replaced with a phosophor plate which is electrically charged by X-rays. The electrical charges on this phosphor plate are then converted into digital information by a laser scanner. Although this system has the advantage that the phosphor plates are reusable and the inconveniences related to the development of X-ray films are eliminated, it does not achieve instant images and a significant amount of time and operating expenses are required in connection with the handling and scanning of the phosphor plates. Additional expenses arise due to the fact that phosphor plates have a limited lifespan.

         ddR technology is designed to eliminate the disadvantages and significant operating costs associated with conventional X-ray systems and CR systems. With ddR technology digital information can be made available for diagnostic purposes within a few seconds after an X-ray image is taken without any additional steps, thereby reducing processing time and related operating expenses. Direct digital X-ray technology uses either charge coupled devices ("CCD") arrays, amorphous silicon/selenium panels or selenium drums to convert X-rays into digital information. To the Company's knowledge, no silicon or selenium-based technology is currently available for purposes of general X-ray diagnosis. To the Company's knowledge, the only CCD based direct digital technology available for general diagnostic purposes is the Company's Add-on Bucky(R). While other CCD based direct digital X-ray systems are used for dental X- ray imaging and chest examinations, the Company believes that neither such technologies nor the Psilotum based technology used in a chest examination system offered by one of the Company's competitors can easily be adapted for general diagnostic purposes because none is capable of providing the resolution necessary to obtain digital information with sufficient diagnostic value on a standard 14" by 17" X-ray image.

Products

         The Company's marketing strategy is to offer its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services such as consulting and after-sales services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, the direct digital ddRMulti-System and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing work stations operating on a Windows NT platform. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. Appendix II for CE - Certification was completed in December 1999 thus allowing the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company. See also "Products - Distribution of Agfa Products" and "Government Regulation".

         Digital ddRMulti-System/SwissVision

         The ddRMulti-System,  which includes a SwissVision(TM)  workstation for the postprocessing of digital image data and the transfer of such data through central networks or via telecommunications systems, is a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand. The Company's own estimates and research into this area indicate that the ddRMulti-System is the first direct digital radiography system available which allows for substantially all plane X-ray examinations on the recumbent, upright and sitting patient necessary in orthopedics, emergency rooms and chest examination rooms. The ddRMulti-System uses the Company's Add-on Bucky(R) as the digital detector. The Add-on Bucky(R) is able to make available an X-ray image in a direct digital way for diagnostic study within 16 to 20 seconds. As a consequence, the efficiency and the throughput of the bucky room can be increased. The Company believes that a significant advantage of the Company's ddRMulti-System is the fact that a variety of X-ray examinations can be made with the use of only one digital detector, the most expensive part of an X-ray system using direct digital technology.

         During the 100 years in which X-ray imaging has been used for medical purposes, there has been a continuous trend to improve image quality, to reduce the radiation dose and to improve the ergonomic features of X-ray equipment. Management believes that the ddR technology developed by the Company will take this development to the next level because the ergonomically advanced ddRMulti-System provides excellent image quality with minimal radiation doses and at the same time reduces operating expenses through the elimination of films, phosphor plates or cassettes and the handling, development and storage thereof.

         The Company's line of SwissVision(TM) postprocessing workstations permit the postprocessing of digital X-ray images, including section, zooming, enlargement, soft tissue and bone structure imaging, accentuation of the limitation of the joints, noise suppression, presentation of different fields of interest within an area and archiving and transferring the data through central networks and telecommunication systems. In addition, the SwissVision(TM) post-processing workstations are able to analyze data stored with respect to a particular patient. As a result, consistent image quality of different images of the same patient can be achieved. The workstations operate on a Windows NT platform and are DICOM 3.0 compatible. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including PACS.

       Conventional X-Ray Equipment, Imaging Systems, Components and Accessories

         The Company manufactures and sells conventional diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. The conventional X-ray equipment manufactured by the Company includes X- ray generators, basic X-ray equipment, bucky table systems, mobile X-ray systems, mobile C-arm systems, fluoroscopy systems, urology systems and remote controlled examination systems. In addition, the Company sells components and accessories for X-ray systems. In general, the components and accessories for X-ray equipment sold by the Company are manufactured by third parties. In Switzerland, the Company was the exclusive distributor of CT systems, MRI systems and NM systems manufactured by Elscint. No sales were made under such distributorship arrangement for the fiscal year ended June 30, 1998 while for the fiscal year ended June 30, 1997 revenues under such agreement approximated 12% of total sales. The Company does not currently have any business arrangements with Elscint in that such firm sold all or part of its company to Picker International Inc. and GE Medical Systems in the later part of 1998.

         Original Equipment Manufacturing (OEM)

         On June 11, 1996,  the Company  entered into a new OEM  Agreement  (the

"Philips OEM Agreement") with Philips Medical Systems which replaced the previous OEM Agreement with Philips Medical Systems, dated July 29, 1992. The Philips OEM Agreement provides for the production of two conventional X-ray systems, the Bucky Diagnost TS bucky table and a Multi Radiography System ("MRS"), which is approved by the World Health Organization ("WHO") as a World Health Imaging System for Radiology ("WHIS-RAD"). As a result, the Company's MRS system may be tendered in projects financed by the World Bank. Under the Philips OEM Agreement these two products are marketed worldwide by Philips Medical Systems through its existing distribution network. The initial term of the Philips OEM Agreement expires on December 31, 2000. See also risk factor entitled "Reliance on Large Customers".

         Services

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company offers consulting services to hospital imaging departments and imaging centers, including maintenance management, and after-sales services of products manufactured by the Company and third parties. Maintenance management services for imaging equipment include the management of after-sales services with respect to different kinds and brands of imaging equipment (multi-vendor and multi-modality services).

         Distribution of Agfa Products

         In April of 1998 the Company entered into a OEM Agreement with Agfa for the distribution of the latter's laser imagers, dry printers and computed radiography systems. By virtue of having entered into such distribution agreement, the Company is able to offer a complete solution for a total digital radiology department. Both Company products and Agfa products are DICOM 3.0 compatible and can be used on a network or for point-to-point connections. Agfa, a leading worldwide manufacturer of imaging products and systems, is part of the Agfa-Gevaert Group, with Agfa-Gevaert being a wholly owned subsidiary of Bayer AG.

         New Products

         To compliment its ddRMulti-System, the Company developed two new ddR Systems, each of which were initially introduced at the Radiological Society of North America ("RSNA") annual assembly held in Chicago in November 1999 and subsequently exhibited at the European Congress of Radiology ("ECR-2000") in March 2000 in Vienna, Austria. The Systems are known as the (a) ddRChest-System and (b) ddrCombi-System. Both Systems are based upon the patented technology of the ddRMulti-System. The ddRChest-System is a dedicated chest unit capable of taking all chest examinations in a direct digital format. The ddrCombi-System is a multi-functional system able to perform examinations on the seated, upright and recumbent patient, can be coupled with an automated or manual ceiling suspension or may be combined with an existing ceiling suspension unit. It is designed and suited for trauma and emergency room applications. Retail pricing on each of these two units approximates 80% of retail pricing for the Company's ddRMulti-System.

         The initial installation of a ddrCombi occurred in June 2000. Three additional ddrCombi-Systems are currently considered backlog with installation scheduled for August 2000. As of June 30, 2000 the Company had not contracted for the sale of any ddRChest-Systems.

         See also "Business - Research and Development" hereinafter.

Markets

         Product Markets

         The Company estimates that the global market for X-ray equipment and accessories is approximately $5 billion, 45% of which is in the United States, 26% in Western Europe, 19% in Japan and 10% in the rest of the world (Sources: National Electrical Manufacturers Association; Market Line). The Company's principal markets for its X-ray equipment, components and accessories by country are Switzerland, the United States and Germany constituting 73%, 23% and 4% of the Company's sales during the fiscal year ended June 30, 1999 respectively. Business conducted in the U.S., Switzerland and Germany accounted for approximately 42.37%, 55.7% and 1.93% respectively of total sales during the nine month period ended March 31, 2000. Included in the 55.7% indicated in business conducted in Switzerland is 17.5% of total sales which represent sales as a result of contract entered into with the Romanian Ministry of Finance due to the fact that the down payment received of $2,078,400 was guaranteed by the Swiss Export Risk Guaranty ("ERG") with funding coming from ABN AMRO Bank, which financed the agreement. The Company believes that because of the need to bring medical services to Western standards, Eastern Europe continues to offer interesting opportunities as a market for the Company's conventional X-ray equipment and accessories. The Company has also been able to gain access to markets in Asia, the Middle East and Africa. See "-- Sales and Marketing."

         The Company believes that the principal markets for its direct digital X-ray equipment are located in North America and Western Europe, where the first sales of the ddRMulti-System have been made. The Company submitted both its Add-on Bucky(R) and the ddRMulti-System to the FDA for Section 510(k) clearance. On November 21, 1997, the Company's Add-on Bucky(R), the direct digital detector of the ddRMulti-System, received FDA approval and on December 18, 1997 the Company's ddRMulti-System received FDA approval; the Company thus receiving authorization to market the ddRMulti-System in the United States. Having obtained the required approval from the FDA, the Company intends to sell the ddRMulti-System in the United States through its subsidiaries and other channels. See "Risk Factors -- Government Regulation" and "Business -- Regulatory Matters."

         The percentage of revenues for fiscal year ended June 30, 1999 attributed to product markets amounted to 81.84% while the percentage of revenues for the nine month period ended March 31, 2000 attributed to product markets amounted to 89%.

         Service Markets

         The Company estimates that the worldwide market for services related to

X-ray equipment, including maintenance management is approximately $44 billion, of which approximately $40.5 billion (or 92%) relate to after-sales services. The markets for maintenance management and capital planning amount to $3.4 billion or 8% of the total market for services related to X-ray equipment. The principal markets for after-sales services are the United States (45%), Western Europe (26%) and Japan (19%). The Company expects that as the installed base of X-ray equipment grows, the market for after-sales services will also expand. Additional growth may result from a general increase in the demand for such services. To date, a significant market for maintenance management and capital planning has only developed in the United States as a result of the impact of managed care plans and health maintenance organizations ("HMOs") on the health care industry. The Company expects that in the future there will be a similar trend in Europe, which may lead to the development of a market for such services in Europe. See "-- Products" and "-- Sales and Marketing."

         The Company currently
intends to continue to concentrate its marketing efforts within Switzerland and U.S. wherein approximately 90% of all Company sales were concluded during fiscal year ended June 30, 1999, with Switzerland accounting for 73% of all sales and the U.S. accounting for 23% of such sales (and with the balance of 4% of sales being conducted in Germany). See also Note 19 to audited financial statements.

         The percentage of revenues for fiscal year ended June 30, 1999 attributed to services amounted to 18.16% while the percentage of revenues for the nine month period ended March 31, 2000 attributed to service markets amounted to 11%.

Sales and Marketing

         The Company's customers are universities, hospitals, clinics, imaging centers and physicians . The Company markets its products and services primarily through its own sales force in the United States, Switzerland, Germany and Eastern Europe and through resellers in these and other markets in Europe, Middle East, Africa, Asia, and Latin America. The Company also offers products and services related to networking, electronic archiving and distribution, including PACS, through the Swissray Information Solution division.

         Two of the Company's products, the MRS system and the Bucky Diagnost TS system, are distributed worldwide through Philips Medical Systems.

         The Company believes that in the foreseeable future there will be a continuous world-wide growth in the markets for complete X-ray systems, components, accessories and related services because of the improvement of health care services in developing countries and Eastern Europe and the necessity to meet increasingly stricter regulations with respect to radiation dosage and other safety features and environmental hazards in many jurisdictions. With the transition from conventional to digital X-ray systems, the demand for products and services related to networking, archiving and electronic distribution of digital X-ray images will grow in industrialized countries. In these markets the demand for conventional X-ray equipment, accessories and related services will decrease over time. See "-- Markets."

         Contract with Department of Veteran Affairs

         In May 1998 Swissray Medical Systems, Inc., a wholly owned subsidiary of the Company, was awarded a contract from the Department of Veterans Affairs ("VA") for its Diagnostic X-ray systems, the ddRMulti-System, with the VA reserving its option to extend the term of the contract up to March 31, 2001; the ddRMulti-System being the first ever FDA approved multifunctional direct digital radiography (ddR) system to be offered worldwide. With the official contract award in hand, management intends to actively pursue sales to various VA hospitals, medical centers and outpatient, community and outreach clinics throughout the United States. Since receipt of such award the Company has sold 5 ddRMulti-Systems (through June 30, 2000) to different VA institutions.

         Distribution Agreements

         In October 1998 the Company entered into a distribution agreement with X-ray Inc. ("XRI"), Warwick, RI. whereby XRI distributed the Company's ddRMulti-System in the territories of Connecticut, Rhode Island, Vermont, New Hampshire, Massachusetts and Maine until termination of this one year contract in October of 1999. The Company currently is conducting its own distribution within these areas.

         In November 1998 the Company reached an agreement with Data General Corporation of Westborough, MA, effective January 20, 1999 which grants authority to Data General to act as a reseller for the Company's family of products. Data General will sell the Company's ddRMulti-System and Information Solutions as a package with their PACS system. This agreement remains in effect but may be terminated by either party (with or without cause) upon 30 day notice. Management has no current intentions to terminate such agreement nor does it anticipate that Data General will exercise such right as the parties continue to maintain a good working relationship with each other.

         In February 1999 the Company announced entry into distribution agreements with three medical equipment suppliers for distribution in both domestic and international markets. These firms - Medika International Inc., of San Juan, Puerto Rico, Radiographic Equipment Services (RES) of San Diego, California, and H & H X-Ray Corporation of Lancaster, New York, agreed to distribute Swissray's direct digital radiography system, the ddRMulti-System. H&H X-Ray, which was to oversee sales in New York, Pennsylvania and Ohio has ceased business operations and the Company is currently conducting its own distribution in such areas. Similarly, the Company's contract with RES has terminated and the Company is conducting its own distribution within these territories.

         Medika, will cover ddRMulti-Systems sales in Puerto Rico, the Caribbean, Mexico and selected South American markets. The original contract with Medika expired October 1999 and was automatically renewed through October 2000.

         In April of 1999 the Company entered into distribution  agreements with
(a) Linear Medical Systems, Inc. ("Linear") for the territory of Arizona and (b) Capital X-Ray, Inc. ("Capital") for the territories of Alabama and Mississippi. The Linear agreement expired in February 2000 and the Company is conducting its own distribution within the territory indicated while the Capital agreement was to have expired December 31, 1999 but was renewed through July 31, 2000.

         Representative sales of ddRMulti-System

         In July of 1998 the Company sold its multifunctional direct digital radiography (ddR) system, the ddRMulti-System, to the largest Diagnostic Out Patient Center in Warsaw, Poland, the Diagnostic Center Luxmed. This order represents Swissray's first sale within the Eastern European Market, complementing sales previously made in both Western Europe and the United States.

         In February of 1999 the Company announced the sale of three of its ddRMulti-System, to Houston, Texas - based Kelsey-Seybold Clinic and to the Federal Maximum Security Facility in Florence, Colorado. The two Kelsey-Seybold systems were viewed in clinical use by attendees of the annual Society for Computer Applications (SCAR) meeting in Houston in May 1999 while the Colorado sale was made through the above indicated contract with the Department of Veterans Affairs.

         The Hitachi Agreement

         In August of 1999 the Company signed a one year exclusive sales, marketing and service agreement with Hitachi Medical Systems America, Inc.
(HMSA), a subsidiary of Hitachi Medical Corporation. Under the terms of the agreement HMSA will provide sales, marketing, and service for the distribution of Swissray's ddRMulti-System to end users within certain defined territories within the United States.

         The defined territories referred to consist of the entire U.S. excepting for (a) the states of Alabama, Arizona, Connecticut, Mississippi, Maine, Massachusetts, New York, Rhode Island, Vermont and New Hampshire, (b) a portion of New Jersey that includes the Atlantic City Expressway and north, (c) certain designated counties within the state of Pennsylvania, (d) the counties Orange and San Diego within the state of California, and (e) the Panhandle of Florida - Tallahassee west.

         Additionally, the Agreement contains provisions whereby additional exclusions exist with respect to various identified customers reserved to the Company principally due to the Company's prior contact with and/or dealings with such clientele.

         In addition HMA will utilize and promote the Swissray Information Solutions services and products consisting of consulting and product solutions for medical imaging informatics.

         In accordance with such agreement, the Company is required to provide HMA with service training, installation, technical support and spare parts. The Company also warrants to the End-User that its product (exclusive of product software) will be free from defects in material and workmanship at time of delivery to End-User and for a period of 12 months from date of completion of product installation.

         Percentage of ddRMulti-Systems Sold Directly by Company as Compared To Its Distributors

         With respect to a total of 64 ddRMulti-Systems contracted for sale during fiscal year ended June 30, 2000, 47 (73%) of same were made directly through the efforts of the Company's internal staff and sales team while the balance of 17 (27%) were made through the efforts of Company distributors. Hitachi Medical Systems America, Inc. was responsible for 10 of such 17 contracted for distributor sales with no other Company distributor being responsible for more than two of such contracts.

         Additional Sales Information

         In the past, the Company has made a significant amount of sales of its X-ray equipment to a few large customers. For the fiscal year ended June 30, 1999 sales to the Company's single largest customer accounted for approximately 54% of all revenues.

         The Company considers the relationship with its largest customers to be satisfactory. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of the Company's current single largest customer or a reduction of the volume purchased by it would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. The Company expects that as sales of its ddRMulti-System increase, the Company's revenue will be less dependent on a few large customers. See "Risk Factors -- Reliance on Large Customers" and Notes to the Company's Consolidated Financial Statements.

         In August 1998 the Company entered into a global distributorship agreement for its ddRMulti-System with Elscint Ltd. of Haifa to sell and service such product in 14 countries in Europe, Canada, South America and Africa. Soon thereafter almost all of the assets of Elscint Ltd. were sold to Picker International and GE Medical Systems respectively. Neither Picker International nor GE Medical Systems have executed or honored the distributorship agreement as of the date hereof and therefore the Company was unable to sell the anticipated 75 ddRMulti-Systems (partially anticipated to be sold through Elscint Ltd.) within the fiscal year 98/99 as originally planned.

Research and Development

         During the fiscal year ended June 30, 1999 the Company incurred expenses regarding research and development of $1,808,107 (accounting for 12% of the Company's operating expenses) compared to $3,542,149 (accounting for 19% of the Company's operating expenses) for fiscal year ended June 30, 1998 and compared to $5,786,158 (accounting for 33% of the Company's operating expenses) for fiscal year ended June 30, 1997. The decrease of the Company's research and development expenses by 68% from the fiscal year ended June 30, 1997 to the fiscal year ended June 30, 1999 resulted primarily from the fact that principal costs associated with development of the direct digital detector, the unique Add-on-Bucky have been completed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." For the nine months ended March 31, 2000 the Company incurred additional research and development expenses of $1,364,415 (accounting for approximately 9.94% of the Company's operating expenses).

         The Company will continue to have significant research and development expenses associated with the development of new products (including diagnostic hardware and software products and new digital X-ray products) and improvements to existing products manufactured by the Company.

         New products currently being developed by or on behalf of the Company include a new direct digital chest examination system (ddRChest-System), a direct digital universal radiography system (ddRCombi) and a multi-functional floating table. Both the ddRChest-System and ddRCombi were unveiled (a) domestically in the U.S. at the scientific assembly of the Radiological Society of North America (RSNA) held in Chicago from November 28 - December 2, 1999 and
(b) internationally at the European Congress of Radiology (ECR 2000) held in Vienna, Austria in early March 2000. The ddRChest-System is a dedicated chest unit capable of taking all chest examinations in a direct digital format, while the ddRCombi is a multi-functional system in combination with a ceiling suspend unit able to perform examinations on the seated, upright and recumbent patient.

         As of July 7, 2000, the Company employed 11 people in research and development. The number of people employed in research and development has increased by 10% since June 30, 1998. The Company is outsourcing certain research and development activities and intends to continue this policy in the future.

         The Company has established a scientific advisory board to support its research and development projects and to enable the Company to develop technologically advanced products. The Company believes that the integration of academic institutions and hospitals will allow the Company to save research and development expenses and will provide it with access to clinical and scientific experience and know-how.

Raw Materials and Suppliers

         The Company has a policy of outsourcing the manufacturing of components for its X-ray equipment whenever such outsourcing is more efficient and cost effective than in-house production. In particular, components for which serial production is available are produced by third-party manufacturers according to Company specifications. Generally, the X-ray accessories sold by the Company are manufactured by third parties.

         There is virtually no stock of finished X-ray equipment on the Company's premises for any extended period of time since X-ray equipment is generally manufactured at a customer's request. At March 31, 2000 finished products accounted for approximately 19.02% of inventory while raw material, parts and supplies accounted for approximately 61.36% of inventory and work in process for approximately 19.62%.

         The percentage of Company revenues derived from products which included components then only currently available from a single source supplier amounted to 13.6% as of June 30, 1999 of which 13.6% related to the single source supplier of certain camera electronics while 13.6% related to the single source supplier of optics (both items are included in the same product).

         (A)      Information  With  Respect to  In-house  Production  of Camera
                  Electronics

         The agreement with the single source supplier of certain camera electronics terminated December 31, 1999 due to the fact that its manufacturing plant where the camera electronics had been manufactured permanently closed on such date and Company management was not satisfied with proposals submitted to it by such supplier regarding the latters intentions of establishing a new manufacturing plant. Company agreement with its then new supplier of camera electronics provided for availability of such camera electronics to the Company commencing January 1, 2000. In January of 2000 the Company entered into a new arms-length agreement with its CCD camera supplier Laboratories d'Electronique Philips S.A.S. whereby the Company has purchased, from available working capital, the production facility (including necessary tools equipment, diagrams and related knowhow) for approximately 250,000 Swiss Francs (US$161,290) and it is management's intention through such purchase) to have a sufficient number of CCD cameras on hand (four per system) to cover in excess of those immediately required to cover orders. Through in-house production of key camera components the Company has eliminated its reliance upon its former supplier, looks forward to reduction in camera costs because at a minimum the Company will no longer have to fund its former suppliers profit margin and does not expect any material business interruptions to occur regarding CCD camera availability in a timely manner nor does it anticipate that such in-house production will have any affect upon quality of its ddR-Systems. The Company currently has 120 CCD cameras in stock which will be used for the next 30 ddR-Systems, which can be used for deliveries over the next three months.

         (B)      Agreement With Single Source Supplier of Optics

         The agreement with the single source supplier of optics expires in July 2002, may not be terminated by either party without cause and is subject to renegotiations which are expected to occur assuming contract fulfillment continues to be concluded in a timely and satisfactory manner with price and payment terms being comparable to those currently being utilized and meeting Company capacity requirements. The percentage of revenues from this single source supplier of optics amounted to approximately 13.6% at fiscal year ended June 30, 1999. While management has no current expectation or need to replace this supplier it does not envision encountering any material difficulties in replacing such supplier (with a different optics manufacturer having the ability to timely deliver comparable optic quality) if necessary in the event of any unforeseen circumstances which may require replacement.

Backlog

         Management estimates that as of the end of fiscal year ended June 30, 1999 the Company had an order backlog of $12,000,000 which consisted of $8,000,000 in conventional x-ray equipment and $4,000,000 in digital (i.e., ddRMulti-Systems and information solutions) as compared to an order backlog of $13,000,000 which consisted of $11,500,000 in conventional x-ray equipment and $1,500,000 in ddRMulti-Systems as of the fiscal year ended June 30, 1998. The Company had previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which related to a contract with a purchaser located in South Korea. As a result of certain recent economic problems in South Korea, management currently does not expect that such order will be filled (to any significant degree) in the current calendar year (if at all) absent a dramatic positive change in such economic conditions which currently is not expected to occur. Accordingly, the Company no longer, for practicable purposes, considers such South Korea contract to be part of its backlog. The Company believes that substantially the entire order backlog for conventional X-ray equipment (which consists primarily of orders under the Philips OEM Agreement) will be filled during the current fiscal year. While the Company expects to continue to have a certain order backlog for conventional X-ray equipment (exclusive of that indicated above) in the future because of the Philips OEM Agreement, the order backlog for digital X-ray equipment is likely to be substantially reduced in the future as the Company estimates that orders for such equipment will typically be filled within three months.

         As of March 31, 2000 total backlog amounts to $16,289,100 of which $14,123,400 represents digital with the balance representing conventional X-ray equipment.

Competition

         X-Ray Equipment Market

         The markets in which the Company operates are highly competitive. Most of the Company's competitors are significantly larger than the Company and have access to greater financial and other resources than the Company. The principal competitors for the Company's X-ray equipment are General Electric, Siemens, Toshiba, Trex Medical, Shimatsu, Picker and Philips. In general, it is the Company's strategy to compete primarily based on the quality of its products. In the market for conventional X-ray equipment, the Company's strategy is to focus on niche products and niche markets.

         To the Company's knowledge the only direct digital X-ray systems for medical diagnostic purposes other than the ddRMulti-System currently available are chest examination systems offered by Philips, IMIX and Odelft. In addition, there are several direct digital X-ray systems available for dental purposes. None of these systems is able to perform bone examinations on extremities. To the best of management's knowledge the Company's ddRMulti-System is the only multi- functional direct digital X-ray system currently available which allows all plane X-ray examinations on the recumbent, upright and sitting patient without the use of cassettes, films, chemicals or phosphor plates. A number of companies, including certain of the Company's competitors in the markets for conventional X-ray equipment, are currently developing direct digital X-ray detectors or direct digital X-ray systems for specific applications (including mammography). While management of the Company believes that the Company enjoys a significant product lead over its competitors as a result of its ddRMulti-System's industry acceptance, its competitors may, at any time, have significant breakthroughs thereby reducing and/or eliminating the Company's lead. Accordingly, no assurance can be given that any established product leads will not be reduced or significantly eliminated within the near future. See "-- Products," "-- Markets," "Risk Factors -- Competition."

Service Market

         In the markets for services related to imaging equipment the Company's competitors are equipment manufacturers (including certain of the Company's competitors in the X-ray equipment market) and independent service organizations. In the service markets, it is the Company's strategy to build a market position based on the confidence of its customers in the quality of its products and service personnel. See "-- Products," "-- Markets," "Risk Factors -- Competition."

Intellectual Property

         The Company has obtained patent protection for certain aspects of its conventional X-ray technology. The Company has filed patent applications covering certain aspects of its direct digital technology in key markets in Europe, North America and Asia, including the United States, Canada, Switzerland and Germany. The Company has obtained for one of its two patents the European patent as well as the U.S. patent. Although the Company believes that its products do not infringe patents or violate proprietary rights of others, it is possible that infringement of proprietary rights of others has occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

         The Company also relies on proprietary know-how and employs various methods to protect its concepts, ideas and technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such technology or obtain access to the Company's proprietary know-how or ideas. Furthermore, although the Company has generally entered into confidentiality agreements with its employees, consultants and other parties, there can be no assurance that such arrangements will adequately protect the Company. The Company has obtained licenses to use certain technology which is essential for certain of the Company's products, including certain software used for its line of SwissVision(TM) postprocessing systems. The software license is a worldwide, non-exclusive, non-transferable license recently extended to July 31, 2000 to use and distribute the Agfa software in combination with the Add-On Bucky.

         The Company considers the Swissray name as material to its business and has obtained, or is in the process of obtaining, trademark protection in key markets. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use this or any other trademarks used by the Company. See "Risk Factors -- Dependence on Patents and Proprietary Technology."

         The Company has patented certain aspects of its proprietary technology in certain markets and has filed patent applications for its direct digital technology in key markets, including the United States. The European patent as well as the U.S. patent for the Add-On Bucky have been granted and expire January 2015. The duration of other patents range from 2000 to 2016. In many instances where patents are filed the "applicant" is listed as a specific individual (such as the Company's President) while the patent ownership is listed in the Company's name thereby assuring that the exclusive patent holder is the Company.

         In May of 1999 the European Patent Office issued patent No. EP 0 804 853 and in July of 1999 the U.S. Patent Office issued patent No. 5,920,604 - both for the Company's Radiography (ddR) detector, the Add-on-Bucky (R) which patent relates to the optical arrangement and process for transmitting and converting primary x-ray images, which is the first of two inventions for the Add-on-Bucky(R). The second patent application for optical arrangement and method for electronically detecting an x-ray image was granted in September 1999 as hereinafter indicated. The Add-on-Bucky(R) is incorporated in Swissray's unique multifunctional ddRMulti-System.

         On September 30, 1999 the Company announced that the U.S. Patent Office issued patent No. US 005920604A for its direct digital Radiography (ddR) detector, the Add-on Bucky(R). The U.S. patent was awarded to Swissray pursuant to application submitted by inventors R. G. Laupper,

Chairman and President, CEO of Swissray International, Inc. and Peter Waegli (Bremgarten, Switzerland), for the optical arrangement and process for transmitting and converting primary x-ray images generated on a two dimensional primary image array. The Company had previously been awarded, in May 1999 the European patent for the technology indicated herein. A separate patent application for the mirror optics has been submitted and is pending approval in Europe while the U.S. patent therefore was granted to the Company (Patent No.
6,038,286) in July 2000 for the optical arrangement and method for electronically detecting an x-ray image.

Regulatory Matters

         The Company's X-ray equipment, components and related accessories are subject to regulation by national or regional authorities in the markets in which the Company operates. Pursuant to the Federal Food, Drug and Cosmetic Act, X-ray equipment is a class II medical device which may not be marketed in the United States without prior approval from the FDA.

         The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products. A 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval ("PMA")may be necessary. Such proceedings, which must be completed prior to marketing a new medical device, are potentially expensive and time consuming. They may delay or hinder a product's timely entry into the marketplace. Moreover, there can be no assurance that the review or approval process for these products by the FDA or any other applicable governmental authorities will occur in a timely fashion, if at all, or that additional regulations will not be adopted or current regulations amended in such a manner as will adversely affect the Company. Moreover, such pre-marketing clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the ddRMulti-System which could impede the Company's ability to manufacture and/or market the product. The Company submitted both its Add-on-Bucky(R) and the ddRMulti-System for Section 510(k) clearance with the FDA. On November 21, 1997, the Company's AddOn Bucky(R), the direct digital detector of the ddRMulti-System, received FDA approval and on December 18, 1997 the Company's ddRMulti-System received FDA approval; the Company thus receiving authorization to market the ddRMulti-System in the U.S. The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations.

         The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. The electrical components of the
Company's products are subject to electrical safety standards in many jurisdictions, including Switzerland, EU, Germany and the United States. The Company believes that it is in compliance in all material respects with applicable regulations.Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "Risk Factors -- Risks Associated With International Operations," "-- Government Regulations," "Business -- Markets" and "-- Regulatory Matters." Company product certifications may be briefly summarized as follows: On March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. Appendix II for CE - Certification was completed in December 1999 thus allowing the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company. See also "Government Regulation".

Environmental Matters

         The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Company owns or leases properties and manufacturing facilities in Switzerland, the United States and Germany. The Company, like its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad as may specifically apply to it. The Company does not believe that it has been involved in utilization of any types of substances and/or wastes which it considers to be hazardous and the operation of its business (or former business), accordingly, is not believed to have created any potential liability involving environmental matters. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional or changing environmental laws or liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "Risk Factors -- Environmental Matters."

Employees

         After giving effect to the Empower, Inc. transaction heretofore initially referred to on page 5 of this Registration Statement, the Company has 108 employees worldwide, of which 20 were employed by subsidiaries in the United States, 73 in Switzerland, and 15 in European countries other than Switzerland. The Company believes that its relationship with employees is satisfactory. The Company has not suffered any significant labor problems during the last five years.

Description of Property

         On April 12, 1997, the production facility rented by the Company in Hochdorf, Switzerland was affected by a fire in an adjacent facility. On May 15, 1997, the Company purchased a new office and production facility of approximately 43,000 square feet and moved its entire production to this facility and has since moved the offices and other facilities formerly located in its Hitzkirch facility to the new Hochdorf facility. The Company believes that its new Hochdorf facility provides it with sufficient production and office space to meet its demand in Switzerland in the foreseeable future.

         The Company also leases office space in New York City, Brno, Czech Republic, Gig Harbor, Washington and Wiesbaden, Germany.

Legal Proceedings

A. On or about October 3, 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging that defendant received benefits from breach of fiduciary duties and contract obligations and misappropriation of trade secrets by certain former employees of such competitor. Such company also obtained a temporary restraining order against the Registrant and Swissray Healthcare, Inc. in the aforesaid action entitled Serviscope Corporation v. Swissray International, Inc., and Swissray Healthcare, Inc. commenced in the Supreme Court of the State of New York under Index No. 605091/97. On November 10, 1997, the Court denied a Motion for a preliminary injunction and the temporary restraining order was vacated. On December 1, 1997 and January 30, 1998 the Registrant answered the Complaint and Amended Complaint respectively by denying the allegations contained therein. The Plaintiff in such action (on December 2, 1997) filed a Motion to reargue and renew its prior denied Motion for a Preliminary Injunction and such Motion was (by Order and Decision dated June 17, 1998) denied. The Company denied the allegations, vigorously defended the litigation and thereafter settled such litigation and all outstanding matters with respect thereto in July 1998 for $60,000.

B. Dispute with Gary J. Durday ("Durday"), Kenneth R. Montler ("Montler") and Michael E. Harle ("Harle"). On July 17, 1998, two legal proceedings were commenced by Swissray, and two of its subsidiaries against Durday, Montler and Harle. Harle and Montler are former Chief Executive Officers of Swissray Medical Systems Inc. and Swissray Healthcare Inc., respectively, and Durday is the former Chief Financial Officer of both of those companies. Each of them was employed pursuant to an Employment Agreement dated October 17, 1997. In addition, these three individuals were owners of a company by the name of Service Support Group LLC ("SSG"), the assets of which were sold to Swissray Medical Systems Inc. pursuant to an Asset Purchase Agreement dated as of October 17, 1997. whereby Messrs. Durday, Montler and Harle received, among other consideration, 33,333 shares of Swissray's common stock, together with a put option entitling these individuals to require Swissray to purchase any or all of such shares at a purchase price equal to $45.00 per share (on or after June 30, 1998 and until April 16, 1999).

         On July 17, 1998, Swissray and its subsidiaries, Swissray Medical Systems Inc. and Swissray Healthcare Inc. commenced an arbitration proceeding before the American Arbitration Association in Seattle, Washington (Case No. 75 489 00196 98) alleging that Messrs. Durday, Montler and Harle fraudulently induced Swissray and its subsidiaries to enter into the above referenced Asset Purchase Agreement and otherwise breached that Agreement. The relief sought in the arbitration proceeding was the recovery of damages suffered as a result of this alleged wrongful conduct and a rescission of the put option provided for in the Asset Purchase Agreement. Messrs. Durday, Montler and Harle responded to the allegations made in the arbitration proceeding and asserted counterclaims against Swissray and its subsidiaries claiming a breach by them of their obligations under the Asset Purchase Agreement and other relief. The arbitration took place in Seattle on January 8-10, 1999; the proceeding concluded on January 27, 1999 after the submission of post-hearing briefs. On February 23, 1999, the Arbitrator issued his ruling, awarding Messrs. Durday, Montler and Harle $1,500,000 and ordering them to surrender all rights to 33,333 shares of Swissray common stock. On February 26, 1999, Swissray and Swissray Medical Systems Inc. filed a petition in Supreme Court, New York County (Index No. 99/104017) to vacate the above referenced arbitration award. By order dated July 8, 1999 such motion was denied and the court confirmed the aforesaid arbitration award.

         In addition to the above referenced arbitration proceeding, Swissray and its subsidiaries commenced an action against Messrs. Durday, Montler and Harle in the Supreme Court of the State of New York, County of New York, alleging that these individuals breached the obligations undertaken by them in their respective Employment Agreements. Further, Messrs. Durday, Montler and Harle commenced an action in Superior Court in Pierce County, Washington
(September 1998 under Cause No. 98-2-10701-0), and asked that Court to adjudicate the issues raised in the above referenced New York State Court action. Swissray filed applications in both the Washington and New York litigations urging that, because the action was first filed in New York, the New York court, rather than the Washington court, should decide where the litigation should proceed. Messrs. Durday, Montler and Harle initially opposed that position and urged the Washington State court to adjudicate all issues, but subsequently withdrew their opposition to Swissray's application and consented to a stay of all further proceedings in the Washington State court action until after the New York court had reached a decision as to whether it or the Washington court is the proper forum for litigation of the parties' dispute. By order dated June 1, 1999 filed in the Supreme Court of the State of New York, County of New York (Index No. 603512/98) Messrs. Durday, Montler and Harle's motion for an order dismissing Swissray's complaint (on the ground of forum non conveniens) was granted. The aforesaid action commenced by Messrs. Durday, Montler and Harle in Pierce County, Washington, remained pending.

         Parties to each of the aforesaid proceedings thereafter entered into settlement negotiations resulting in Swissray agreeing to pay $1,500,000 as and for full settlement of all outstanding claims; such settlement agreement having been executed on August 31, 1999. In accordance with such settlement agreement the Company was required and has since paid the sum of $1,000,000 and is further obligated to pay (in accordance with the terms of an August 31, 1999 promissory note and over a period of 24 consecutive months) an aggregate of $500,000 with interest at the rate of 9% per annum. Payments with respect to such promissory note have been and remain current.

C. Dispute with J. Douglas Maxwell. On or about July 1, 1999 an action was commenced in the Supreme Court, State of New York, County of New York (Index No. 113099/99) entitled J. Douglas Maxwell ("Maxwell") against Swissray International, Inc. ("Swissray"), whereby Maxwell is seeking judgement in the sum of $380,000 based upon his interpretation of various terms and conditions contained in an Exchange Agreement between the parties dated July 22, 1996 and a subsequent Mutual Release and Settlement Agreement between the parties dated June 1, 1998. Swissray has denied the material allegations of Maxwell's
complaint  and  has  asserted  three  affirmative   defenses
and two separate counterclaims seeking (amongst other matters) dismissal of the complaint and recision of the settlement agreement. It is Swissray's management's intention to contest this matter vigorously. Maxwell has submitted a motion for Summary Judgment which Swissray has opposed and as of July 7, 2000 no Court determination has been made with respect thereto.

Restrictive Shares Issued In Accordance With Consulting Agreements

         Consulting Agreement with Liviakis Financial Communications, Inc.

         On  March  29,  1999 the  Company  entered  into a one year  Consulting
Agreement with Liviakis Financial Communications, Inc. ("LFC") In accordance with the terms and conditions of the Consulting Agreement, the Consultant agreed to provide certain specified consulting services in a diligent and thorough manner in return for which and as full and complete compensation thereunder, the Company is required to compensate the Consultant through its issuance and delivery of 3,000,000 fully vested, and non-forfeitable shares of the Company's restrictive common stock. As regards such shares of common stock, Consultant has agreed that throughout the period of time that it retains beneficial ownership of all or any portion of such shares that it shall (a) vote such shares in favor of Ruedi G. Laupper continuing to maintain his current position(s) with the Company and (b) give Ruedi G. Laupper and/or his designee the right to vote Consultant's shares at all Company shareholder meetings. Notwithstanding the fact that the March 29, 1999 agreement permitted the Company to extend same (for an additional year) under the same terms and conditions excepting for annual remuneration, the Company and LFC agreed to renegotiate remuneration. As a result thereof the parties (on March 29, 2000) entered into a new one year "Consulting Agreement", which Agreement is virtually identical to the initial Agreement (including but not limited to voting rights on shares issued as referred to directly above) excepting that (a) the "Remuneration" section provides for the issuance of 490,000 fully vested non-forfeitable shares of the Company's common stock and further provides for the issuance of 36,000 restrictive shares of Company common stock (based on 3,000 shares per month) throughout the period of Consultant's performance and (b) LFC has agreed to "lock up" the original 3,000,000 shares issued to it and not attempt to sell same through Rule 144 or otherwise despite being eligible to do so with such "lock up" to continue to March 28, 2001 unless the current consulting agreement is terminated or the Company is acquired by another entity prior to March 28, 2001. Since both the initial Agreement referred to above and the new Agreement entered into on March 29, 2000 are identical in all material respects excepting as indicated above, such Consulting Agreements are hereinafter referred to collectively as "Consulting Agreement". The foregoing does not purport to set forth each of the terms and conditions of the aforesaid Consulting Agreement but rather is designed to summarize what management considers to be pertinent portions thereof.

         In accordance with the terms of the aforementioned consulting agreement, LFC has agreed that it will generally provide the following consulting services: (a) advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts, (b) advise and assist the Company in communicating appropriate information regarding its plans, strategy and personnel to the financial community; (c) assist and advise the

Company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally, (d) perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, (e) upon the Company's approval, (i) disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public and
(ii) conduct meetings with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities and
(f) otherwise perform as the Company's financial relations and public relations consultant.

         The agreement  further  provides that in the event LFC introduces  SRMI
(a) to a lender or equity purchaser, not already having a preexisting relationship with SRMI, with whom SRMI ultimately finances or causes the completion of such financing, SRMI shall compensate LFC for such services with a "finder's fee" in the amount of 2.5% of total gross funding provided by such lender or equity purchaser or (b) to an acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with SRMI, with whom SRMI ultimately acquires or causes the completion of such acquisition, SRMI shall compensate LFC for such services with a "finder's fee" in the amount of 2% of total gross consideration provided by such acquisition. The compensation to LFC is to be payable in cash and is to be paid in full at the time the financing or acquisition is closed. It is specifically understood that LFC is not nor does it hold itself out to be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates.

         LFC, founded in 1985 by John Liviakis, its President, is a full service investor relations firm, providing services principally to micro through mid-cap public companies listed on the Nasdaq, American, New York Stock and OTCBB Exchanges. Such services include financial community and media relations, editorial services and interactive communications, as well as administrative, consulting and advisory services. The overall purpose of LFC is to enhance its corporate clients' recognition in the financial community, the media and among shareholders. In furtherance of its agreement with the Company and in addition to and/or in conjunction with those consulting services referred to above and in the consulting agreement between the parties, LFC has performed the following services on behalf of the Company in its efforts to assist and advise the Company with respect to its stockholder and investor relations as well as its relations with brokers, dealers, analysts and other investment professionals. Specifically LFC has performed the following services:

1) pro-actively soliciting sponsorship for the Company's common stock from stockholders, institutions, and analysts;
2) accepting incoming investor calls from brokers, shareholders and financial institutions;
3) assisting the Company in packaging its investor relations materials;
4) assisting the Company in the writing and dissemination of its press releases;
5) assisting the Company in media relations; and
6) generally advising the Company, upon request, on matters of a corporate financial nature.

         Additionally, LFC has introduced the Company and subsequently entered into an investment banking relationship with Raymond James & Associates in order to assist the Company in evaluating strategic alternatives including, but not limited to, identifying proposals from potential suitors or strategic partners as well as supporting the Company's financing requirements.

Consulting Agreement with Rolcan Finance Ltd.

         Additionally, on March 29, 1999 the Company entered into a eighteen month Consulting Agreement with Rolcan Finance Ltd. ("Rolcan"), pursuant to which Rolcan agreed to provide certain business and consulting services outside the United States and in return for which the Company became obligated to issue as full and complete compensation thereunder, 800,000 fully vested, and non-forfeitable restrictive shares of its common stock.

         In accordance with terms of aforementioned consulting agreement, Rolcan has agreed to facilitate the endeavors of the Company's medium and long term business plans through services, including but not limited to, introducing Company management (i) to potential financial partners, financial brokers, and assist in developing market awareness within the financial community with an emphasis upon introductions to offshore investors in Europe, the Middle East and the Far East and to the extent practicable assisting the Company in having its stock listed on various European exchanges and (ii) continuing to discuss Company financial requirements and types of financing which may be available and/or appropriate under then existing circumstances.

         Rolcan has advised that it is currently continuing to conduct due diligence activities with respect to locating international banking enterprises on behalf of the Company with a view towards obtaining financial backing in areas of lines of credit, equipment leasing, receivable and inventory financing and areas of a similar nature. Such efforts if successful, are intended to alleviate cash flow difficulties that may arise as a result of substantial and significant increase in the Company's business activities (and most specifically in its recent major increase in contracting for the sale of 32 of its ddRMulti-Systems to Romania. Rolcan, established in 1993 by its Managing Director and control stockholder, Roland Kaufmann, is a business consulting firm primarily engaged in the types of activities enumerated above with its principal activities being conducted outside the U.S.

         The issuance of the above referenced restrictive shares to LFC and Rolcan was based upon the then bid price of $0.50 per share as quoted on the date (March 29, 1999) that the parties each entered into and executed their respective Consulting Agreements. The factors considered by the Company's Board in determining the 10% discount from the bid price of $.50 per share when issuing the above reference shares to LFC and Rolcan was based upon the Board's determination that there is a substantial and significant difference between the valuation of free trading securities and restricted shares. The principal differences considered relate to the facts that (a) restricted shares may not be sold in the open market and (b) restrictive legend appearing on such restricted shares may not be removed for a period of at least one year absent registration and then only in accordance with Rule 144 (assuming the Company continues to meet necessary reporting requirements for utilization of Rule 144). The Board further considered the fact that even if the above referenced Rule 144 requirements were met the holder of restricted shares remained subject to specific volume limitations (usually 1% of outstanding common stock) with respect to sales made within a 3 month period subsequent to 1 year holding period. In addition to all of the above, the Board also considered the fact that the Company's shares have had a history of substantial and significant volatility.

         The foregoing summarizes certain pertinent terms and conditions contained in the Agreements entered into by the Company with LFC and Rolcan but does not purport to be a complete summary of such Agreements. Copies of such Agreements are filed with the SEC in the Company's Form S-1 Registration Statement under SEC file number 333-59829. Accordingly, further information may be obtained through the Commission's World Wide Web site utilized for Issuers (such as the Company) that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

Recent Developments

         In July of 1999 the Company signed an investment banking agreement with Raymond James & Associates, Inc. (NYSE:RJE - news). Under the terms of the agreement, Raymond James will assist Swissray in evaluating strategic alternatives including, but not limited to, identifying and evaluating proposals from potential suitors or strategic partners, as well as supporting the Company's financing requirements.

         In August of 1999 the Company signed a one year exclusive sales, marketing and service agreement with Hitachi Medical Systems America, Inc.
(HMA), a subsidiary of Hitachi Medical Corporation. Under the terms of the agreement HMA will provide sales, marketing, and service for the distribution of Swissray's ddRMulti-System to end users within certain defined territories within the United States. In addition HMSA will utilize and promote the Swissray Information Solutions services and products consisting of consulting and product solutions for medical imaging informatics. For further and more specific information with respect to this agreement, see "Sales and Marketing - Distribution Agreements - The Hitachi Agreement".

         In October 1999 the Company was awarded a purchase order for 32 of its unique direct digital Radiography System from the Romanian Ministry of Health for its multifunctional ddRMulti-System, valued at over US$13,800,000. Installation will be in various hospitals throughout Romania, The initial payment aggregating 15% of the aforesaid total proceeds (i.e., 2,070,000) was received by the Company in early March 2000. The Company completed installation and sale of 25 of the 32 ddRMulti-Systems through close of its fiscal year ended June 30, 2000 and expects to complete installation and sale of the balance of 7 Systems in late July/early August 2000.

         In March 2000 the Company's German subsidiary sold its conventional x-ray division to an unaffiliated third party in order to focus its attentions upon sales and marketing efforts in the field of direct digital radiography. The transaction principally consisted of the sale of inventory and equipment (at costs approximating $53,000) and the purchaser's agreement to assume certain fixed costs (approximating an additional $32,000).

                                   MANAGEMENT

Directors and Executive Officers of the Company

         Set forth below is certain information concerning each current director and executive officer of the Registrant, including age, position(s) with the Registrant, present principal occupation and business experience during the past five years.


         NAME           AGE        POSITION(S) HELD
Ruedi G. Laupper        50         Chairman of the Board of Directors,
                                   President and Chief Executive Officer,

Josef Laupper           54         Secretary, Treasurer and Director

Ueli Laupper            30         Vice President and Director

Dr. Erwin Zimmerli      52         Director and Member of the Independent Audit
                                   Committee

Erich A. Kalbermatter   43         Chief Operating Officer *

Dr. Sc. Dov Maor        53         Director and Member of the Independent Audit
                                   Committee

Michael Laupper         27         Chief Financial Officer

*          Until his resignation in February 1999.

         Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

         Ruedi G. Laupper has been President, Chief Executive Officer and a director of the Registrant since May 1995 and Chairman of the Board of Directors since March 1997. In addition, he is Chairman of the Board of Directors and President of the Company's principal operating subsidiaries. Ruedi G. Laupper is the founder of the predecessors of the Company and was Chief Executive Officer of SR Medical AG from its inception in June 1988 until May 1995. He has approximately 23 years of experience in the field of radiology. Ruedi G. Laupper is the brother of Josef Laupper and the father of Ueli and Michael Laupper.

         Josef Laupper has been Secretary, Treasurer (until January 1998 and recommencing January 1999) and a director of the Registrant since May 1995 (with the exception of not having served as Secretary from December 23, 1997 to February 23, 1998). He has held comparable positions with SR Medical Holding AG, SR-Medical AG, and their respective predecessors since 1990. He is principally in charge of the Company's administration. Josef Laupper has approximately 19 years of experience within the medical device business.

         Ueli Laupper has overall Company responsibilities in the area of international marketing and sales with approximately eight years of experience within the international X-ray market. He has been a Vice President of the Company since March 1997 and a director of the Registrant since March 1997. He was Chief Executive Officer of SR Medical AG from July 1995 until June 30, 1997 having previously been employed by the Company from January 1993 to July 1995 as Export Manager. Since the beginning of July 1998 he has been in charge of the Company's U.S. operations and currently serves as CEO of both Swissray America Inc. since its formation in September 1998 and Swissray Healthcare, Inc.

         Dr. Erwin Zimmerli has been a director of the Registrant since May 1995 and, since March 1998, a member of the Registrant's Independent Audit Committee. Since receiving his Ph.D. degree in law and economics from the University of St. Gall, Switzerland in 1979, Dr. Zimmerli has served as head of the White Collar Crime Department of the Zurich State Police (1980-86), as an expert of a Swiss Parliamentary Commission for penal law and Lecturer at the Universities of St. Gall and Zurich (1980-87), Vice President of an accounting firm (1987-1990) and Executive Vice President of a multinational aviation company (1990-92). Since 1992 he has been actively engaged in various independent consulting capacities primarily within the Swiss legal community.

         Erich A. Kalbermatter, commenced serving the Company in the position of Chief Operating Officer in April 1998 and held such position until February 1999. Mr. Kalbermatter whose background is principally as an internationally experienced manager with expertise in the areas of electronics and telecommunications, has also served as managing director of Private & Business Communications of ASCOM Ltd., Berne, Switzerland being responsible for the turn-over of more than 1 billion Swiss Francs, with approximately 4,800 employees worldwide. In addition, he was a member of ASCOM's Group Management, an international communications corporation.

        Dr. Sc. Dov Maor, was appointed as a member of the Registrant's Board of Directors and a member of its Independent Audit Committee effective March 26, 1998. Dr. Sc. Dov Maor currently holds the position of Vice President for
Technology with ELBIT Medical Imaging, Haifa. Dr. Sc. Dov Maor is well experienced in the field of Nuclear Medicine and medical imaging and has been employed for over 10 years in a leading position in Research & Development. Additionally, he was working in conjunction with the Max Planck Institute for Nuclear Physics in Heidelberg within his field of experience. In addition to his technical knowledge, Dr. Sc. Dov Maor is experienced in the commercial sector of the industry.

         Michael Laupper assumed the position of Interim Chief Financial Officer of the Company effective January 1, 1999, having previously worked in conjunction with the Company's former CFO and has been the Company's CFO since August 1999. Michael Laupper completed his commercial education in the chemical industry in 1991 in Switzerland and has additionally completed studies in finance and accounting (in the United States during 1996-97). He has served the Company in various management positions at SR Management AG and SR Medical AG, Company subsidiaries since 1999 and prior to assuming his current position.

The Board of Directors

         The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the performance of the Registrant. Members of the Board of Directors are kept informed of the Registrant's business by various reports and documents sent to them in anticipation of Board meetings as well as by operating and financial reports presented at Board meetings. The Registrant pays its directors fees or compensation for services rendered in their capacity as directors. The current Board of Directors was elected and assumed office as of December 23, 1997 with the exception that Dr. Sc. Dov Maor assumed his position on March 26, 1998.

         The Board does not currently have a standing audit, nominating or compensation committee or any committee or committees performing similar functions, but acts, as a whole, in performing the functions of such committees (except as may be indicated directly hereinafter). At a meeting of the Board of Directors held on March 26, 1998, an Independent Audit Committee was established.

Employment Agreements

         Ruedi G. Laupper entered into a five-year employment agreement with Swissray Management AG, a wholly owned subsidiary of the Registrant, on December 18, 1997, which agreement provided for automatic renewal for another five years unless terminated by either party no later than December 31, 2001. Such agreement also provided for (i) an annual salary of 299,000 Swiss francs (or $194,121), (ii) an annual bonus of 12,000 Swiss francs (or $8,377), and (iii) a performance based bonus, based on the audited consolidated financial statements of the Company as of the end of the fiscal year. The bonus was calculated at 25% of EBIT (earnings before interest and taxes) payable in stock of Swissray International, Inc. valued at the average of the closing prices during the five business days following the filing of the 10-K. In addition, the agreement entitles Mr. Laupper to a car allowance, five weeks of vacation, $698 per month for expenses and a "Bel Etage" insurance which provides certain pension benefits not mandated by Swiss law. If such employment agreement is terminated for reasons beyond the employee's control, Ruedi Laupper will receive 2 million Swiss francs (or $1,396,258) including any bonus. The Registrant guarantees the obligation of Swissray Management AG in the event of a default.

         Pursuant to June 30, 1999 Board meeting (attended by the Company's President, Ruedi G. Laupper, who absented himself from the meeting prior to vote upon and adoption of resolutions) the EBIT bonus provisions referred to above were extinguished in exchange for (a) extending the duration of the employment agreement to December 18, 2007 and (b) issuance to Ruedi G. Laupper of 2,000,000 fully vested, and non-forfeitable shares of restrictive Company common stock in exchange for and in consideration of his agreeing to cancel the above referenced EBIT provisions in his employment contract which otherwise would have entitled him to receive 25% of all Company earnings before interest and taxes ("EBIT") payable in shares of Company Common Stock during each year of such employment contract, which contract expires December, 2007. EBIT, in thousands, for the years ended June 30, 1997, 1998 and 1999 and the nine-months ended March 31, 2000 was $(12,425), $(14,218), $(15,539) and $(10,294) respectively.
Accordingly, no bonus was payable. Valuation assigned to the aforesaid 2,000,000 fully vested, and non-forfeitable shares was based upon Board members agreement that such price would be based upon 75% of bid price at the time proposal was initially made and agreed to on March 12, 1999, i.e. 75% of $0.50 bid price on March 12, 1999. The Board resolution approving the above referenced transaction (and utilizing the aforesaid agreed to valuation date) occurred on June 30, 1999, at which time the bid price of the common stock was $2.625 and at which time the above referenced shares were issued to Mr. Laupper. In accordance with SEC guidelines (and notwithstanding the percentage discount from bid price discussed above) the Company's financial statements reflect a 10% (as opposed to 25%) discount from bid price with respect to this transaction at date of issuance.

         At such June 30, 1999 Board meeting members expressed their consensus that while the Company had not, as yet, had any earnings, that its business (after significant and ongoing infusions of capital) had now reached the point where it was expected that "breakeven" (earnings before interest and taxes ("EBIT") being $0) was reasonably foreseeable within the current fiscal year and that it was further expected that in both the near term (i.e., within the next two fiscal years) and long term (i.e., the period of time commencing subsequent to the close of fiscal year ended June 30, 2002) that substantial and significant earnings would be forthcoming as a result of its development of its ddRMulti-System (and related products) and the industry's acceptance of same as reflected by substantial sales increases and the then anticipated sale of a significant number of its ddRMulti-Systems to the Government of Romania. The contract for sale of ddRMulti-Systems was entered into in October 1999 as a result of the Romanian Bidding Commission having accepted the Company's tender (in September 1999) as made to the Ministry of Health of the Government of Romania. As a result thereof the Company entered into the aforesaid contract for the sale of 32 of its ddRMulti-Systems with a valuation of in excess of $13,800,000. An initial payment aggregating 15% of the aforesaid total gross proceeds (i.e. a sum approximating $2,070,000) due under such contract was made to the Company in early March 2000. The Company expects to complete all delivery requirements within its current fiscal year on or before June 30, 2000 and expects to receive pro rata payments of the 85% balance of the gross proceeds due under such contract upon deliveries by the Company.

         Based upon the above, Board members reaffirmed their aforesaid March 12, 1999 agreement that it would be in the best interests of all parties concerned (and especially Company stockholders) to eliminate the above referenced EBIT provisions so that what might otherwise amount to significant earnings being paid to the Company's President in stock (pursuant to the 25% of EBIT bonus provisions) be replaced with a permanent one time solution. It was then resolved and subsequently accepted by the Company's President that 2,000,000 restrictive shares of the Company's Common Stock be issued to him in exchange for cancellation of the above referenced 25% of EBIT bonus provisions and in accordance with March 12, 1999 original agreement.

         The above referenced proposal was initially orally made to the Company's President by its Board of Directors on March 12, 1999 and the key meeting with respect to discussion thereon occurred on such date, and such agreement was subsequently finalized (i.e. reduced to writing) at the Company's June 30, 1999 Board meeting wherein discussions were basically limited to those set forth above and at which the only persons present were Board members and at which time Board members again agreed that valuation assigned to shares issued would reflect price at time of initial proposal as previously agreed to. There were no offers or counter-offers between the Company and its President but rather directors agreed to and voted in favor of issuance of the above referenced 2,000,000 restrictive shares and the Company's President (abstaining himself from such vote) agreed to such resolution. All material factors considered by the Board consisted of those referred to above and were what it considered to be "positive" factors without any negative factors or implications being discussed. The Company has quantified all material factors to the extent practicable.

         It is management's present intention for the Company to seek stockholder ratification as relates to this matter. Absent such ratification the Board may nevertheless determine (and in all likelihood will determine) to leave the agreement in effect, as is. Nevertheless, such ratification is intended to be sought in an effort to comply with NASDAQ Marketplace Rule 4310(c)(25)(H)(i)(a).

         The above referenced Rule provides in part that "Each Issuer shall require shareholder approval." (A) when a stock option or purchase plan is to be established or other arrangements made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans an arrangement including other employees (e.g. ESPOS). In a case where the shares are issued to a person not previously employed by the company, as an inducement essential to the individual's entering into an employment contract with the company shareholder approval will generally not be required. The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1 percent of the number of shares of Common Stock, 1 percent of the voting power outstanding, or 25,000 shares, will not generally require shareholder approval".

         The Company is not currently on NASDAQ (see risk factor entitled "Delisting Due to Non-compliance With certain NASDAQ Standards" as well as Business subsection entitled "Continued NASDAQ Delisting") but nevertheless wishes to obtain stockholder ratification regarding its issuance of restrictive shares of its Common Stock in amounts greater than 25,000 shares per person since NASDAQ may consider this issue for companies who are reapplying for listing (on a case by case basis) and in the case of the Company, has so considered such issuance to the detriment of the Company's ability for NASDAQ relisting.

         Ueli Laupper and Josef Laupper have entered into three-year employment agreements with Swissray Management AG on December 18, 1997, which agreements will be automatically renewed for another three years unless notice is given six months prior to the expiration date. Such agreements provide for salaries of $94,924 and 119,700 Swiss francs (or $83,566) respectively with annual bonuses of $7,077 and 9975 Swiss francs (or $6,964) respectively, $1,500 and 1000 Swiss francs (or $698) per month for expenses respectively and 20 days and 25 days of vacation respectively. The employment agreements of each of Ueli Laupper and Josef Laupper also provide for a car allowance. If either of such employees is terminated for reasons beyond the employees control he will receive 500,000 Swiss francs (or $349,065).

         Mr. Kalbermatter in accordance with his Agreement with Swissray Management AG assumed the position of Chief Operating Officer of the Company effective April 14, 1998 at an annual salary equivalent to $153,333. Mr. Kalbermatter shall also receive (a) an expense allowance equivalent to $12,000,
(b) an automobile  allowance  equivalent to $11,333, (c) 25 days of vacation and
(d) a "Bel Etage" insurance which provides certain pension benefits. U.S. dollar equivalents indicated above are based upon a Swiss Francs (CHF) exchange rate of $1.50. This Agreement was to expire in May 31, 1999 but Mr. Kalbermatter resigned in February 1999.

         All of these employment agreements are covered by Swiss law.

Compensation of Directors and Executive Officers

         Summary Compensation Table

         (A) The following Summary Compensation Table sets forth certain information for the years ended June 30, 1997, 1998 and 1999 concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Officer of the Registrant, the three other most highly compensated executive officers of the Registrant as of June 30, 1999 and the former Chairman of the Board of Directors (the "Named Executive Officers").


                                            ANNUAL COMPENSATION                           LONG-TERM COMPENSATION

                                    Fiscal                               Other Annual      Stock        All Other
NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS       COMPENSATION     OPTIONS     COMPENSATION
-------------------------------    ------    ---------      -------     ---------------   ---------   -------------
Ruedi G. Laupper                    1999     $194,121       $8,377       $4,335,000(1)(8)        ---            ---
  President and Chief Executive     1998     $173,587       $16,057      $15,000 (1)           ---            ---
  Officer, Chairman of the          1997          ---           ---      $1,122,973 (7)        ---            ---
  Board of Directors                1997     $146,983           ---      $15,000 (1)        12,000(5)         ---

Josef Laupper                       1999     $ 83,566        $6,494      $12,000 (1)           ---            ---
  Secretary, Treasurer              1998     $ 94,669            ---     $12,000 (1)           ---            ---
                                    1997     $ 96,861            ---     $12,000 (1)           ---            ---

Ueli Laupper                        1999     $ 94,924        $7,077      $10,000 (1)           ---            ---
  Vice President Internatioal       1998     $ 95,685            ---     $10,000 (1)           ---            ---
  Sales (2)                         1997     $    ---            ---     $     ---             ---            ---

Herbert Laubscher                   1998     $ 79,244            ---     $     ---             ---            ---
  Chief Financial Officer (2)(3)    1997     $    ---            ---     $     ---             ---            ---

Ulrich R. Ernst (4)                 1997     $ 96,979            ---     $10,000 (1)           ---            ---

Erich A. Kalbermatter               1999     $153,333            ---     $     ---             ---            ---
  Chief Operating Officer           1998     $ 33,652            ---     $     ---             ---            ---
--------------------

(1)  Fees for service on the Board of Directors of the Company.
(2)  Compensation did not exceed $100,000 in any fiscal year.
(3) Herbert Laubscher joined the Company in August of 1996 and served as Treasurer from January 1998 until his resignation effective December 31, 1998.
(4) Ulrich R. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.
(5) The options, which were fully vested on date of grant (6/13/97), were issued in exchange for services to the Company as Chairman of the Board of Directors.
(6) Erich A. Kalbermatter joined the Company on April 14, 1998 and resigned in February 1999.
(7) Compensation paid in equivalent of 48,259 post reverse split shares of Common Stock for cancellation of Common Stock held by officer, as follows:

                  Ruedi G. Laupper, the Company's President, surrendered for cancellation an aggregate of 1,608,635 shares of common stock owned by him in order for the Company to meet its obligations with respect to various warrantees and representations made by it regarding availability of a sufficient number of authorized but unissued shares to timely meet convertible debenture conversions and avoid Company default (regarding financings which occurred in or about September 1996 and January 1997). By surrendering such shares Ruedi G. Laupper lost his holding period under Rule 144 which at that point would have entitled him to utilize Rule 144 every three months to sell such restrictive shares (as free trading) subject to volume limitation imposed by Rule 144. In exchange for losing such valuable right and once stockholders had increased the number of authorized shares of Company common stock at a Special Meeting called for such purposes, Mr. Laupper, as previously agreed to, received a number of shares equal to 30% (48,259 post reverse split shares) more than those previously canceled (creating a brand new holding period for him for purposes of Rule 144
         transactions).At the time that the Company's President surrendered his aforesaid 1,608,635 shares for cancellation (to wit: March 7, 1997) the bid price of the Company's common stock was $2.6875 while at the time that such individual received the 48,259 post split shares referred to above (on June 30, 1997) the bid price for the Company's common stock was $2.421875.
(8) Dollar value assigned to the 2,000,000 shares of Common Stock issued for relinquishment of EBIT bonus based upon Board members agreement that such price would be based upon 90% of bid price at the time proposal was initially made, i.e., 90% of the $2.40 average price on June 30, 1999 - the date of the Board of Directors meeting.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following tables set forth certain information concerning the grant of options to purchase shares of the Common Stock to each of the executive officers of the Registrant, as well as certain information concerning the exercise and value of such stock options for each of such individuals. Options generally become exercisable upon issuance and expire no later than ten years from the date of grant.
            STOCK OPTIONS GRANTED IN FISCAL YEAR ENDED JUNE 30, 1997(1)

                                        Percent of
                                           Total                                                      Potential
                                          Options                                               Realization Value at
                                          Granted                                               Assumed Annual Rates
                            Number of       to       Exercise                                   of Stock Appreciation
                           Securities    Employees      or       Market                            For Option Term
                           Underlying in Base Price on
                             Options      Fiscal       Price     Date of    Expiration
Name                         Granted       Year      Per Share    Grant        Date         0%           5%       10%
----                         -------       ----      ---------    -----        ----         --           --       ---

Ruedi G. Laupper            120,000(2)     30.4%    $0.73(3)    $2.94(4)       6/13/02     265,200    282,840     300,480
Josef Laupper(5)                   --         --         --          --             --          --         --          --
Ueli Laupper(5)                    --         --         --          --             --          --         --          --
Herbert Laubscher(5)               --         --         --          --             --          --         --          --
Ulrich Ernst(5)(6)                 --         --         --          --             --          --         --          --

(1) The options to purchase the Registrant's Common Stock were granted under the Swissray International, Inc. 1996 Non-Statutory Stock Option Plan.
(2) These options were owned indirectly through SR Medical Equipment Ltd., a corporation wholly owned by Mr. Laupper. They were immediately exercisable on the date of grant but do not give effect to subsequent October 1998 1 for 10 reverse stock split.
(3) The exercise price per share is contingent on purchase of the entire amount of securities.
(4) The market price on date of grant was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on June 13, 1997. On October 26, 1998 the Company's securities were delisted by NASDAQ.
(5)     These individuals own no stock options of the Registrant.
(6) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

             STOCK OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 1998

         With respect to the Named Executive Officers there were no granting of stock options under either the Company's 1996 or 1997 Stock Option Plans (the "Plans") during the fiscal year ended June 30, 1998.

             STOCK OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 1999

         With respect to the Named Executive Officers there were no granting of stock options under either the Company's 1996, 1997 or 1999 Stock Option Plans (the "Plans") during the fiscal year ended June 30, 1999.


          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END
                                OPTION VALUES(1)

                                                    Number of
                                                   Securities                                       Value of
                                                   Underlying                                      Unexercised
                                                   Unexercised                                    In-The-Money
                                                     Options                                         Options
                                              At Fiscal Year-End(#)                           At Fiscal Year-End($)
         Name                               Exercisable/Unexercisable                       Exercisable/Unexercisable

Ruedi G. Laupper                                   12,000/0(3)                                       $1.79/0
Josef Laupper(4)                                       0/0                                             0/0
Ueli Laupper(4)                                        0/0                                             0/0
Herbert Laubscher(4)                                   0/0                                             0/0
Ulrich R. Ernst(4)(5)                                  0/0                                             0/0


(1) No options were exercised by a Named Executive Officer during the fiscal year ended June 30, 1997, 1998 and 1999.
(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.
(3) Includes 12,000 options which are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.
(4)      These individuals own no stock options of the Registrant.
(5) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

Stock Option Plans

         On January 30, 1996, the Board of Directors adopted the Company's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"). All of the options under such 1996 Plan have been granted. Consequently, the Board of Directors and the Registrant's stockholders approved the Swissray International, Inc. 1997 Stock Option Plan (the "Stock Option Plans").

         The purpose of the Stock Option Plans is to provide directors, officers and employees of, and consultants to the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plans. Options may also be granted to directors who are not employed by the Company and consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or consultant status. Awards of options to purchase Common Stock may include incentive stock options under Section 422 of the Internal Revenue Code ("ISOs") and/or non-qualified stock options ("NQSOs"). Grantees who are not employees of the Company or a subsidiary shall only receive NQSOs.

         The maximum number of options that may be granted under this Plan shall be options to purchase 200,000 shares of Common Stock. As of June 9, 2000, none of such options have been granted.

         The Compensation Committee will administer the Stock Option Plans. The Compensation Committee generally will have discretion to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 200,000; (ii) the term of any option may not exceed 10 years (unless granted as an ISO to an individual or entity who possesses more than 10% of the voting power of the Company, which term may not exceed five years); (iii) an option will terminate as follows: (a) if such termination is on account of permanent and total disability (as determined by the Compensation Committee), such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate six months thereafter; (c) if such termination is for cause (as determined by the Compensation Committee), such options shall terminate immediately; (d) if such termination is for any other reason, such options shall terminate three months thereafter; and (iv) the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to an individual described in Section 422(b)(6) of the Code, 110% of the fair market value (determined in accordance with Section 422 of the Code) of a share of the Stock on the date such option is granted. Unless otherwise determined by the Compensation Committee, (i) the exercise price per share of Common Stock subject to an option shall be equal to the fair market value of the Common Stock on the date such option is granted; (ii) all outstanding options become exercisable immediately prior to a "change in control" of the Company (as defined in the Stock Option Plans) and (iii) each option shall become exercisable in three equal installments on each of the first, second and third anniversary of the date such option is granted.

         The Stock Option Plans may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plans or broaden eligibility. The Stock Option Plans will remain in effect until terminated by the Board of Directors. No ISO may be granted more than ten years after such date.

         Pursuant to February 1999 Board of Directors approval and subsequent July 23, 1999 stockholder approval, the Registrant adopted its 1999 Non Statutory Stock Option Plan, whereby it reserved for issuance up to 3,000,000 shares of its common stock. Thereafter in August 1999 the Registrant filed a Registration Statement on Form S-8 (File No. 0-26972) so as to register those shares of common stock underlying the aforesaid options. 2,988,000 of these options have been granted through June 9, 2000.

         The Registrant currently has outstanding non-statutory stock options to purchase an aggregate of 161,000 shares of Common Stock. See "Management -- Compensation of Directors and Executive Officers" and Notes to the Consolidated Financial Statements June 30, 1999, 1998 and 1997 .

Retirement and Long-Term Incentive Plans

         The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1999, 1998 and 1997, were $509,959, $347,854 and $274,009, respectively.

Director Compensation

         Directors of the Registrant receive $10,000 annually for serving as directors except for Josef Laupper, who receives $12,000 and Ruedi Laupper, the Chairman of the Board of Directors, who receives $15,000. Ruedi Laupper also received options to acquire 12,000 shares of the Registrant's Common Stock on June 13, 1997 in accordance with applicable provisions of the Company's 1996 Non-Statutory Stock Option Plan. The exercise price for such options is $7.30 per share. The options were fully vested on the date of grant.

Compensation Committee Interlocks and Insider Participation

         The Company had no Compensation Committee during the last completed fiscal year. The Corporation's executive compensation was supervised by all members of the Company's Board of Directors and the following directors were concurrently officers of the Company in the following capacities: Ruedi G. Laupper (Chairman of the Board of Directors, President and Chief Executive Officer); Josef Laupper (Secretary and Treasurer and director) and Ueli Laupper (Vice President and director). No executive officer of the Company served as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers who serve on the Company's Board of Directors.

         While the Company did not issue any shares of its Common Stock to any of its officers during fiscal year ended June 30, 1998 it did issue 48,259 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Ruedi G. Laupper and the Company in consideration of Mr. Laupper's agreement to cancellation of 160,863 post split shares of Common Stock held by Ruedi G. Laupper or companies controlled by him. See also footnote 7 to Summary Compensation Table for additional material information regarding this transaction.

         The Company did not issue any shares of its Common Stock to any of its officers during fiscal year ended June 30, 1999 excepting for the issuance of 2,000,000 restrictive shares to Ruedi G. Laupper in exchange for and in consideration of cancellation of certain bonus provisions contained in employment contract.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 9, 2000 (except where otherwise noted) with respect to (a) each person known by the Registrant to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director of the Registrant, (c) the Registrant's executive officers and (d) all officers and directors of the Registrant as a group (except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power). The title of class of all securities indicated below is Common Stock with $.01 par value per share.


                                                              No. Of Shares                      Percentage of
                                                                Beneficially                     Shs. Beneficially
Name and Address of Beneficial Owner                            Owned (1)                           Owned (1)
------------------------------------                          --------------                     ------------
Ruedi G. Laupper (2)(10)                                       2,941,074                           12.53%
c/o SWISSRAY International, Inc.
Turbistrasse 25-27
CH 6280 Hochdorf
Switzerland

Josef Laupper (3)                                                325,000                            1.38%
c/o SWISSRAY International, Inc.
Turbistrasse 25-27
CH 6280 Hochdorf
Switzerland

Erwin Zimmerli (4)                                               223,750                              *%
c/o SWISSRAY International, Inc.
Turbistrasse 25-27
CH 6280 Hochdorf
Switzerland

Ueli Laupper (11)                                                443,750                            1.88%
320 West 77th Street
New York, New York 10024

                                      -83-

Dov Maor (13)                                                     31,250                               * %
c/o SWISSRAY International, Inc.
Turbistrasse 25-27
CH 6280 Hochdorf
Switzerland

Michael Laupper (12)                                             250,000                            1.06%
c/o SWISSRAY International, Inc.
Turbistrasse 25-27
CH 6280 Hochdorf
Switzerland

Dominion Capital Fund, Ltd.                                    5,002,114 (5)                       18.16%
c/o Thomson Kernaghan & Co. Ltd.
365 Bay Street
Toronto, Ontario M5H 2V2
Canada

Sovereign Partners LP                                          6,111,488 (6)                       21.18%
90 Grove Street - Suite 01
Ridgefield, New Jersey   06877

Liviakis Financial Communications, Inc. (LFC)                  3,526,000 (7)                       15.06%
495 Miller Avenue - 3rd Floor
Mill Valley, California   94914

Rolcan Finance Ltd.                                              800,000 (8)                        3.42%
Seestrasse 17
P.O. Box 53
CH 8702 Zollikon 2
Switzerland

Parkdale LLC (14)                                              2,470,920 (14)                       9.93%
c/o Thomson Kernaghan & Co. Ltd.
365 Bay Street
Toronto, Ontario M5H 2V2
Canada

All directors and officers as
 a group (six persons)                                         4,209,824 (9)                       17.36%

*Represents less than 1% of the 23,416,864 shares outstanding as of July 7,2000.

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.
(2) Includes (i) 37,500 shares owned indirectly by Ruedi G. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by him;
         (ii) 460,324 shares owned indirectly by Ruedi G. Laupper through Tomlinson Holding Inc., a corporation which is wholly owned by him,
         (iii) 12,000 shares which may be acquired upon exercise of immediately exercisable options, which options are owned indirectly by Ruedi G. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by him and (iv) an additional 156,250 shares which may be acquired upon exercise of balance of immediately exercisable options issued in October 1999.
(3) Includes 175,000 shares which may be acquired upon exercise of balance of immediately exercisable options issued in October 1999.
(4) Includes 168,750 shares which may be acquired upon exercise of balance of immediately exercisable options.

         As of the July 7, 2000, an aggregate principal outstanding balance (exclusive of interest) for those Convertible Debentures referred to below amounts to $14,029,294. None of these convertible debentures are owned by officers and/or directors of the Company.

(5) Includes 880,781 shares currently owned as well as up to 4,121,333 shares which normally could be issued (inclusive of 371,838 shares as may be issued for interest earned), at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures"). Dominion Capital Fund, Ltd. is managed and directed by David Sims, its sole director. Voting control of Dominion Capital Fund, Ltd.'s shares is exercised by Livingstone Asset Management Limited, a Bahamas Company controlled by David Sims.
(6) Includes 670,733 shares currently owned as well as up to 5,440,755 shares which normally could be issued (inclusive of 488,957 shares as may be issued for interest earned), at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures"). The person or persons having voting control are Southridge Capital Management LLC, P.P., Steven Hicks (President) - Connecticut.

     The foregoing information contained in footnotes 5 and 6 above assumes conversion based on 18% - 20% discount from market (dependent upon debenture) based upon the last reported sales price on July 7, 2000. This number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.99% of outstanding Company shares (other than as a result of mandatory conversion provisions). The 4.99% limitation is only contractual in nature. The 4.99% limitation does not apply and, accordingly, would not limit beneficial ownership in any manner in the event that (a) 50% or more of the Company is acquired, (b) the Company is merged into another company or (c) a change of control occurs.

(7) Pursuant to written Agreements, the Registrant's President, Ruedi G. Laupper, has sole voting rights with respect to these shares without any limitation thereon so long as same are owned by LFC. LFC in turn (and pursuant to agreement with the Company) may not sell any of such shares until March 28, 2001 and then only in accordance with and subject to such volume limitations as are imposed in accordance with the applicable provisions of Rule 144 under the Securities Act of 1933.
(8) Roland Kaufmann, Managing Director and a control person of this firm has voting control over these shares.
(9)      Includes 837,000 shares issuable upon option exercise.
(10) When taking into account the number of shares owned beneficially by Ruedi G. Laupper (2,772,824) as well as those shares over which he exercises voting control (as indicated in footnote 7 above) Ruedi G. Laupper exercises voting control over approximately 27% of all voting shares as of July 7, 2000.
(11) Includes 193,750 shares which may be acquired upon exercise of balance of immediately exercisable options issued in October 1999.
(12) Includes 100,000 shares which may be acquired upon exercise of balance of immediately exercisable options issued in October 1999.
(13) Includes 31,250 shares which may be acquired upon exercise of immediately exercisable options issued in October 1999.
(14) Includes 1,000,000 shares currently owned as well as up to 1,470,920 shares which normally could be issued (inclusive of 133,720 shares as may be issued for interest earned), at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures"). Parkdale LLC is managed and directed by Navigator Management Ltd., its sole director. Voting control of Parkdale LLC's shares is exercised by Livingstone Asset Management Limited, a Bahamas Company controlled by David Sims.

         As indicated in footnotes 5 and 14 thereto, Livingstone Asset Management Limited, a Bahamas Company controlled by David Sims has voting control over both Dominion Capital Fund, Ltd. and Parkdale LLC. These persons or firms having voting control (i.e., Livingstone Asset Management Limited, controlled by David Sims) do not own any Company shares of record but rather have been given the right to vote by Dominion Capital, Dominion Investment and Parkdale with respect to those shares owned by such entities. Accordingly, such persons and/or firms (referred to in this paragraph) exercise, in the aggregate, as of July 7, 2000 the right to vote over 1,880,781 shares owned in the aggregate by Dominion Capital, Dominion Investment and Parkdale.

                              CERTAIN TRANSACTIONS

        Reference is herewith made to Compensation Committee Interlock, second paragraph regarding (a) 48,259 restrictive shares of Company common stock issued to its President during fiscal year ended June 30, 1998 and (b) 2,000,000 restrictive shares issued to its President during fiscal year ended June 30, 1999. For further information with respect to the latter transaction reference is herewith made to "Management - Employment Agreements", second paragraph. With respect to both transactions referred to herein the Company's Board determined same to be as fair to the Company as could have been made with unaffiliated parties and both of such transactions were unanimously approved by its Board with the Company's President abstaining from voting.

         Subsequent to June 30, 1999 year end, 497,824 restrictive shares of Company common stock were issued to corporations controlled by the Company's President in consideration of his pledging as collateral (and subsequently forfeiting) shares of Company common stock owned by corporations controlled by him in order to enable the Company to obtain financing.

         During October of 1999 and in accordance with unanimous Board approval the Company issued an aggregate of 875,000 shares to certain of its officers and/or directors as consideration for services rendered as per board resolution. Such shares were issued as follows:

                                                                        No. Of
Name                       Position                                    Shares

Ruedi G. Laupper           Chairman, President &                       275,000
                           Chief Executive
                           Officer
Josef Laupper              Secretary, Treasurer                        150,000
                           & a Director
Michael Laupper            Chief Financial Officer,                    150,000
                           Controller
Ueli Laupper               Vice President & a                          250,000
                           Director
Erwin Zimmerli             Director                                     50,000

         The Company made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the fiscal year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the fiscal year ended June 30, 1997 was $3,460. Such indebtedness was repaid in full in July 1997.

                           HISTORY OF PAST FINANCINGS

         From May 1995 through February 18, 2000 the Company has engaged in a significant number of equity (Regulation S) financings and debt (Regulation D) financings. Appearing directly below is a chart indicating the number of shares issued as a result of such financings.

Type of                    Date of        Closing       Discount      Number Of          Proceeds            Outstanding
FINANCING (7)(8)           FINANCING      BID PRICE   FROM MARKET  SHARES ISSUED(4)      RECEIVED              BALANCE
----------------           ------------  ------------ -----------  ----------------  --------------------   --------------
                                                                                     GROSS       NET
                                                                                     -----       ---
REG S- OFF-SHORE           MAY 20, 1995     (5)                        2,000,000  $4,250,000  $4,000,000        $ -0-
REG S- OFF-SHORE           DEC. 10, 1995    (5)                        1,000,000  $________   $4,500,000        $ -0-
Reg S- Convertible         Sept. 11, 1996    $4.125                    1,872,707  $3,800,000  $2,774,000        $ -0-
Reg S- Convertible         Jan. 10, 1997     $3.00                     2,395,709  $3,500,000  $3,085,000        $ -0-
Reg S - Off-Shore          Mar. 5, 1997      $2.6875                   1,000,000  $2,000,000  $1,925,000        $ -0-
Reg S - Prom. Note         Apr. 28, 1997     $1.96875                     800,00  $2,000,000  $1,822,500        $ -0-
Reg S- Convertible         May 15, 1997      $2.40625                        --   $2,000,000} $3,458,890}       $ -0-
Reg S- Convertible         June 15, 1997     $3.0625                         --   $2,000,000}           }       $ -0-
Reg S- Convertible         July 31, 1997     $2.750                    4,077,878  $4,262,500  $4,262,500        $ -0- (includes May
                                                                                                                and June 1997)(6)
Reg D- Convertible         Aug. 19, 1997     $2.6875          20%      3,643,053  $5,000,000  $4,318,750        $1,850,000 rolled
                                                                                                                over
Reg D- Convertible          Nov. 26, 1997    $1.84375         25%      4,397,081  $2,158,285  $2,158,285        $ -0-

                                      -87-



Reg D- Convertible          Dec. 11, 1997    $1.375           25%      7,735,099  $3,690,000  $3,000,000        $ -0-
Reg D- Convertible          Mar. 16, 1998    $1.00            20%      7,075,138  $5,500,000  $4,915,000        $ -0-
REG D- Convertible          June 15, 1998    $.578            20%        919,858  $2,000,000  $1,760,000        $ -0-
REG D- Convertible          Aug. 31, 1998    $.281            18%      2,617,273  $6,143,849  $5,832,849        $3,930,594
REG D- Convertible          Oct. 6, 1998     $.188            18%      (1)(3)     $2,940,000  $2,100,000        $2,940,000
REG D- Convertible          May 13, 1999     $.500            18%      (1)(2)(3)  $1,080,000  $1,080,000        $1,119,600
REG D- Convertible          Jan. 29, 1999    $.375            18%      (1)(3)     $1,170,000  $1,020,000        $1,170,000
REG D- Convertible          May 31, 1999     $.437            18%      (1)(2)(3)  $1,110,000  $1,110,000        $1,132,200
REG D- Convertible          May 14, 1999     $2.875           20%        105,082  $  500,000  $  500,000        $  301,500
                            May 21, 1999     $3.00            20%      (1)(3)     $  200,000  $  200,000        $  200,000
                            June 9, 1999     $2.625           20%         63,098  $  150,000  $  150,000        $ -0-
REG D- Convertible          June 24, 1999    $.59375          18%      (1)(2)(3)  $  550,000  $  500,000        $  561,000
REG D- Convertible          Aug. 23, 1999    $3.750           20%      (1)(2)(3)  $1,100,000  $1,100,000        $1,148,400
Sale of Securities}(9)      Sept. 7, 1999    $2.50             --      1,000,000  $1,000,000  $1,000,000        $ -0-
Sale of Securities}(9)      Oct. 19, 1999    $2.75             --        500,000  $  750,000  $  750,000        $ -0-
                  }(9)      Nov. 1, 1999     $3.312            --        500,000  $  750,000  $  750,000        $ -0-
REG D-Convertible           Nov. 11, 1999    $5.00            20%      (1)(2)(3)  $1,400,000  $1,260,000        $1,526,000
Sale of Securities (9)      Dec. 13, 1999    $7.40625          --        666,667  $1,000,000  $1,000,000        $ -0-
Sale of Securities (9)      Feb. 18, 2000    $6.375            --        333,333  $  999,999  $  976,499        $ -0-
                                                                      ----------  ----------  ----------        ----------
                  Totals                                              42,701,976 $63,004,633 $61,309,273        $14,029,294

(1) Utilizing the July 7, 2000 bid price for the Company's common stock ($2.50) and assuming indicated discount from market, if all convertible debentures were converted the number of shares required to be issued (inclusive of 1,087,102 shares as may be issued for interest earned) would amount to 12,082,578 shares. However, since (as indicated in risk factor entitled "Inability to Currently Determine Number of Shares .." appearing hereinafter) the debenture agreements do not contain any "floor" provisions, the number of shares as may actually be issued in the future may significantly increase if there is a significant decline in the bid price of the Company's common stock. As of July 7, 2000 the Company has not been able to negotiate any debenture agreements which do contain any "floor" provisions.
(2) Such shares as may be issued result from conversion of promissory notes into debentures when notes were not paid at or before their respective due dates. Outstanding balance amounts indicated include interest earned on promissory notes as of due date, which due date then became date of convertible debenture issuance. See also "Description of Capital Stock - Convertible Promissory Notes Subsequently Converted Into Debentures - December 1998, March 2, 1999, March 26, 1999, July 9, 1999 and August 11, 1999".
(3) With respect to the number of shares as may be issued regarding financings from August 31, 1998 to February 18, 2000 (which number of shares is determined based upon indicated discount from market on an as yet unknown date of conversion). Reference is made to chart appearing hereinafter which quantifies the number of shares as may be issued based upon a reasonable range of high and low prices.
(4) In accordance with the terms of the debentures and related agreements, 1,924,603 of these shares have been issued with restrictive legends and are included in the number of shares being registered pursuant to this Registration Statement. If the closing bid price for the Company's common stock had remained the same as it was at the time that these debentures were entered into the number of restrictive shares that would have been issued would have been 7,515,756 inclusive of interest as opposed to 1,924,603 issued shares.
(5) Date precedes initial NASDAQ listing when securities traded in "pink sheets". Attempts to obtain closing bid prices on such dates from the National Quotation Bureau as well as from broker-dealers have been unsuccessful. While bid prices existed on the dates indicated such prices are not currently known nor available to the Company. Transactions referred to were determined in arms-length negotiations at the time of such financings.
(6) The July 31, 1997 transaction represents a renegotiated replacement, inclusive of interest, of those prior two transactions which occurred on May 15, 1997 and June 15, 1997 ($2,000,000 each).
(7) In each instance where a Regulation D financing was concluded the Registrant was required to file a Form D with the SEC indicating to what extent, if any, net proceeds were utilized as and for payments to" officers, directors and affiliates" of the Registrant as opposed to "payment to others". Each of the Forms D indicate that net proceeds received were entirely allocated as "payments to others" with a substantial majority (approximately 95%) of such funds being allocated to working capital and with the balance being utilized to extinguish outstanding indebtedness and for repurchase of Company securities.
(8) Pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.9% of outstanding Company shares (other than as a result of mandatory conversion provisions). The 4.9% limitation is only contractual in nature and applies to holders, affiliates or non-affiliates, who may acquire the debentures. The 4.9% limitation does not apply and, accordingly, would not limit beneficial ownership in any manner in the event that (a) 50% or more of the Company is acquired, (b) the Company is merged into another company or (c) a change of control occurs.
(9) For specific details regarding these sale of restrictive securities at below market prices, reference is herewith made to risk factor entitled "Sale of Restrictive Securities Below Market Price .." appearing hereinafter. The purchasers of these securities have been given certain "piggy-back" registration rights requiring the Company to register such shares.

         These persons and/or firms owning convertible debentures may profit from "shorting" (selling without ownership of underlying shares) the Registrant's common stock by covering such short positions with registered shares of Company common stock received upon debenture conversion.

         There continues to exist the potential adverse effect on the market price of the Company's securities as a result of the registering of the significant number of additional shares being registered under this Registration Statement. Additionally, exercise of convertible debentures has a dilutive effect to present Company stockholders by reducing their percentage of interest in the Company. See also risk factor entitled "Inability to Currently Determine Number of Shares .." appearing hereinafter. If all of the principal balance and interest earned on outstanding unconverted convertible debentures were convered (based upon the calculations contained in this Registration Statement) total outstanding shares would increase to 35,749,442 and current stockholders percentage of ownership would decrease to approximately 65.5%. As and when conversions occur a number of new significant holders of Company common stock will necessarily exist.

         The market price of the Registrant's Common Stock may also be adversely affected by sales of substantial amounts of Common Stock in the public market, including sales of Common Stock under Rule 144 or after the expiration of any other applicable holding period (by contract and/or statute). The sale of such stock could also adversely affect the ability of the Registrant to sell Common Stock for its own account. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Compensation of Directors and Executive Officers," "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

         As indicated in the chart directly below the number of shares to be issued upon conversion of debentures issued from August 31, 1998 through February 18, 2000 is only determinable upon actual conversion date. Accordingly, the chart appearing below quantifies the number of shares which would be issued upon conversion based upon a reasonable range of high and low prices as if the debentures indicated above were converted based upon such reasonable range of prices.

                   Chart to show range of high and low prices.

                                                                                 Range of Prices
                                                     ---------------------------------------------------------------------
                               Financing
Financing           Amount      Date                       $0.20           $1.00              $5.00            $10.00
  Date   Outstanding       Bid Price/Shares          Bid Price/Shares  Bid Price/Shares Bid Price/Shares  Bid Price/Shares
-------  -----------       -----------------         ----------------  ---------------- ----------------  ----------------
8-31-98  $3,930,594        $0.281/13,987,879           19,652,970       3,930,594            786,119           393,059
10-6-98  $2,940,000        $0.188/15,638,298           14,700,000       2,940,000            588,000           294,000
5-13-99  $1,119,600        $0.50/2,239,200              5,598,000       1,119,600            223,920           111,960
1-29-99  $1,170,000        $0.375/3,120,000             5,850,000       1,170,000            234,000           117,000
5-31-99  $1,132,200        $0.437/2,590,847             5,661,000       1,132,200            226,440           113,220
5-14-99  $301,500          $2.875/104,870               1,507,500         301,500             60,300            30,150
5-21-99  $200,000          $3.00/66,667                 1,000,000         200,000             40,000            20,000
6-24-99  $561,000          $0.593/946,037               2,805,000         561,000            112,200            56,100
8-23-99  $1,148,400        $3.75/306,240                5,742,000       1,148,400            229,680           114,840
11-11-99 $1,526,000        $2.625/581,333               7,630,000       1,526,000            305,200           152,600
                                                       ----------      ----------         ----------         ---------
                           Totals                      70,146,470      14,029,294          2,805,859         1,402,929

         See also risk factor entitled "Potential Adverse Effect Upon Stock Price.."

                                 SELLING HOLDERS

         The Securities offered hereby may be sold from time to time to purchasers directly by the Selling Holders (which term includes their transferees, pledgees, donees or their successors). Any such transferee, pledgee, donee or their successors may not offer the Securities pursuant to this Prospectus until such holder is included as a Selling Holder in a supplement to this Prospectus. The Securities consist of shares of Common Stock which are issuable to Selling Holders upon conversion of the Convertible Debentures.

         The Registrant has agreed to register the public offering of the Securities by the Selling Holders under the Securities Act. The Registrant will not receive any of the proceeds from the sale of the shares by the Selling Holders.

         The following table sets forth as of July 7, 2000, certain information with respect to the Selling Holders, (who participated in financings from August
31. 1998 to February 18, 2000) including the number of shares that may be offered by them. The number of shares which may actually be sold by the Selling Holders will be determined from time to time by them and will depend upon a number of factors, including, with respect to the shares underlying the Convertible Debentures, the price of the Registrant's Common Stock from time to time. Because the Selling Holders may offer all or none of the Securities that they hold and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to the number of Securities that will be held by the Selling Holders upon termination of such offering. None of the Selling Holders have had any material relationship with the Registrant other than as purchasers of Convertible Debentures excepting that those persons or firms indicated in footnotes 4 through 8 inclusive below did not participate in convertible debenture financing.

Name of Selling Holder                               Shares(1)     % of Class(2)
----------------------                               ---------     -------------
Aberdeen Avenue LLC (5)                              308,550               1.30%
Canadian Advantage Limited Partnership               204,909                .88%
Carbon Mesa Partners, LLC                             63,098                .27%
Display Presentations Ltd. (10)                       65,000                .28%
Dominion Capital Fund Ltd. (3)                     5,002,114              18.16%
Dominion Investment Fund LLC (3)                     465,195               1.95%
Dundurn Street LLC                                   333,333               1.42%
Endeavour Capital Fund SA                            270,907               1.15%
Excaliber Limited Partnership                        110,000                .47%
Greenfield Investments Consultants (6)               166,667                .71%
Alfred Hahnfeldt                                     333,332               1.42%
Live Marketing (11)                                   16,864                .07%
Parkdale LLC (3)                                   2,470,920               9.93%
Southridge Capital Management LLC                    333,334               1.42%
Sovereign Partners Ltd. Partnership (4)            6,111,488              21.18%

Striker Capital Ltd.                                 833,334               3.56%
Trianon Opus One Inc. (7)                             85,077                .36%
Gary B. Wolff (8)                                    150,000                .64%
Dr. Erwin Zimmerli (9)                               100,000                .43%

(1) Assumes conversion of the Convertible Debentures held by such Selling Holders based on the reported closing prices on the Electronic Over-the-Counter Bulletin Board on July 7, 2000 at an 18% to 20% discount (as required) and including 1,028,255 shares which may be issued for interest earned through mandatory conversion date.
(2) Based upon an aggregate of 23,311,782 shares arrived at by adding the aggregate of those shares indicated in column designated "Shares" to those shares issued and outstanding as of July 7, 2000.
(3) Livingstone Asset Management Limited, a Bahamas Company controlled by David Sims has voting control over these entities.
(4) Southridge Capital Management LLC (a Connecticut corporation) G.P. Steven Hicks (President) has voting control over this entity.
(5)      Minglewood  Capital LLC, CTC Corporation  Ltd. Bas Horsten (director of
         CTC) has voting control over this entity.
(6)      Steven Hicks and Dan Picket have voting control over this entity.
(7) These shares are being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender, Trianon Opus One Inc., pursuant to terms of a promissory note (see "Description of Capital Stock - Promissory Note").
(8) The shares being registered underlie certain outstanding warrants granted to such individual in December 1998 (50,000 warrants) and March 1999 (100,000 warrants).
(9) The shares being registered underlie certain outstanding warrants granted to such individual who is a member of the Company's Board of Directors.
(10) These shares were issued in accordance with October 8, 1999 agreement and as partial consideration for services rendered and in accordance with certain "piggy-back" registration rights granted to this otherwise unaffiliated stockholder.
(11) These shares were issued in accordance with October 31, 1999 agreement and as partial consideration for services rendered and in accordance with certain "piggy-back" registration rights granted to this otherwise unaffiliated stockholder.

         Each of the Selling Holders referred to herein have indicated in writing to the Company that they are neither broker-dealers nor affiliates of broker-dealers.

         Reference is herewith made to prior Registration Statement on Form S-1 as declared effective May 12, 1998 (Registration No. 333-50069) and in particular the section therein entitled "Selling Holders and Plan of Distribution". In that regard, and as heretofore indicated, and in accordance with Rule 429 under the Securities Act of 1933, an aggregate of an additional 1,729,521 shares of Common Stock are being registered hereunder; which shares were previously issued with restrictive legend. There is no remaining unconverted balance on what was an aggregate principal amount of $5,500,000 in Convertible Debentures issued in March 1998.

         The Selling Holders of the Securities identified above may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of the Convertible Debentures or Securities since the date on which the information in the preceding table is presented. Information concerning the Selling Holders may change from time to time and any such changed information will be set forth in supplements to this Prospectus if and when necessary.

                              PLAN OF DISTRIBUTION

         Each Subscription Agreement and Debenture, as amended to date, contains a contractual provision between Registrant and debenture holder whereby debenture holder is limited in the amount of debenture it may convert and own. One exception to such limitation (referred to as the mandatory conversion provision) provides for the automatic conversion on last date of debenture with respect to any outstanding unconverted balances. Additional exceptions to such limitation (i.e. where contractual limitation does not apply) relate to (i) if there is a public announcement that 50% or more of the Company is being acquired, (ii) a public announcement that the Company is being merged, or (iii) a change in control. Excepting for such limitations, the debenture holder is entitled to convert any Debentures solely to the extent that, after such conversion, (a) the number of shares of common stock beneficially owned by the debenture holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures) and (b) the number of shares of common stock issuable upon such conversion would result in beneficial ownership of no more than 4.99% of the outstanding shares of common stock.

         The sale of the Securities by the Selling Holders may be affected from time to time in transactions on the Electronic Over-the-Counter Bulletin Board in negotiated transactions, or through a combination of such methods of sale (a) at fixed prices, which may be changed, (b) at market prices prevailing at the time of sale, (c) at prices related to such prevailing market prices or (d) at negotiated prices. The Selling Holders may effect such transactions by selling the Securities directly to purchasers or to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to
(i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Company and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. The foregoing may affect the marketability of the Securities.

         Pursuant to the Registration Rights Agreements between the Registrant and each of the Selling Holders all expenses of the registration of the Securities will be paid by the Registrant, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Registrant against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

RESTRICTIVE SHARES BEING REGISTERED PURSUANT TO CONTRACTUAL AGREEMENTS

      An aggregate of 81,864 shares of Company common stock are being registered hereunder in accordance with certain "piggy-back" registration rights granted to two otherwise unaffiliated firms in exchange for services rendered by such firms to the Company, as follows:

         (a) On October 8, 1999 the Company entered into an agreement with Display Presentations, Hauppauge, New York (hereinafter "Display"), whereby Display agreed to provide certain construction and related services for purposes of assisting the Company's establishment of its booth at the November 1999 RSNA Convention held in Chicago, Illinois. Total costs in accordance with such contract amounted to $415,000 with one-half of such costs ($207,500) having been paid in cash and with the balance paid through issuance of 65,000 restrictive shares of SRMI common stock, which shares were based upon a market valuation of $3.192 per share (which was the bid price when the written agreement was orally agreed to). In accordance with such written agreement the Company was required to register such shares in this Registration Statement and (b) on October 31, 1999 the Company entered into an agreement with Live Marketing, Chicago, Illinois (hereinafter "Live"), whereby Live agreed to provide certain video production, audio/video equipment rental, lighting, on site personnel and related services for purposes related to SRMI's booth at the 1999 RSNA Convention, Total costs in accordance with such contract amounted to $156,180 of which $105,590 was paid in cash and with the balance of $50,590 paid in 16,864 restrictive shares of SRMI common stock, which shares were based upon market valuation of $3.00 per shares (which was the bid price when the written agreement was orally agreed to). In accordance with such written agreement the Company was required to register such shares in this Registration Statement.

                          DESCRIPTION OF CAPITAL STOCK

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Registrant's Certificate of Incorporation, as amended and By-Laws, copies of which are incorporated by reference as exhibits to this Registration Statement.

Common Stock

     On December 26, 1997 an amendment to the Certificate of Incorporation with respect to an increase of the number of shares of Common Stock the Registrant is authorized to issue from 30,000,000 to 50,000,000 was filed with the Department of State of the State of New York. Accordingly, the Registrant thereafter authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share. The amount of shares of Common Stock of the Registrant issued and outstanding at the close of business on July 7, 2000 was 23,416,864. Additionally the Company has reserved an aggregate of 12,332,578 shares which are part of this Registration Statement and are referred to in footnote 1 to the "Calculation of Registration Fee". The Company has also reserved (i) 161,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan") and (ii) 200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan").

     All of the issued and outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. There is no classification of the Board of Directors. The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Registrant's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The holders of the Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund rights with respect to the Common Stock. See "Market Prices and Dividend Policy."

Preferred Stock

         In accordance with stockholder approval received at Annual Meeting of Stockholders held July 23, 1999, the Registrant filed on July 28, 1999 (with the Department of State of the State of New York) an amendment to its Certificate of Incorporation pursuant to which it obtained authority to issue up to 1,000,000 shares of preferred stock, par value $.01 per share. None of such shares have been issued.

         The preferred stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by the Board of Directors without further action by the holders of common stock. The Board of Directors could, without stockholder approval, issue preferred stock with voting and conversion rights, which could dilute the voting power of the holders of the common stock. The issuance of shares of preferred stock by the Board of Directors could be utilized, under certain circumstances, as a method of preventing a takeover of the Company whether or not stockholders approve or disapprove of such takeover. As of the date hereof, the Board of Directors has not authorized any series of preferred stock and there are no agreements or understandings for the issuance of any shares of preferred stock. See also risk factor entitled "Authority to Issue Preferred Stock With Terms That May Not Be Beneficial to Common Stock Holders".

Promissory Note

         On or about April 28, 1997 an otherwise unaffiliated lender, Trianon Opus One Inc. ("Trianon"), loaned the Company the sum of $2,000,000 bearing interest at the rate of 6% per annum in accordance with the terms and conditions of a certain convertible promissory note due April 28, 1998. In accordance with the terms of such note both principal and interest were convertible into shares of Company Common Stock one year from the date of the note at the higher of 80% of bid price or $2.50 per share on the date of conversion. The note also provided for certain "piggy-back" registration rights and, accordingly, the 85,077 restrictive shares of Company Common Stock issued upon conversion in accordance with the terms of the note are herewith being registered hereunder with Trianon being the selling shareholder.

Promissory Notes - Subsequently Converted Into Debentures

(a)      December 1998

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building . The promissory notes (held by Dominion Capital Fund, Ltd. and Sovereign Partners) were not paid by their due date and the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement automatically went into effect with debentures bearing interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and being convertible, at any time at 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or $1.00 whichever is less. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any, as more specifically set forth in the last paragraph to this subsection.

         The Company is also required to register those shares of common stock underlying the convertible debentures. Accordingly, 1,231,560 shares are being registered pursuant to the terms of such agreements.

(b)      March 2, 1999

         On March 2,1999, the Company entered into a second promissory note contingent convertible debenture financing with the same lenders as the December 1998 transaction described directly above (i.e., Dominion Investment Fund LLC and Sovereign Partners LP) with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes were May 31, 1999, (c) the potential 60 day extension date on such promissory notes was July 30, 1999 but such extension right was never utilized, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical in all material respects to those described above (in subparagraph (a) regarding December 1998 transaction) . The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 622,710 shares.

(c)      March 26, 1999

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999, (d) the potential 60 day extension date on such promissory note was August 24, 1999 but such extension right was never utilized,
(e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 308,550 shares.

(d)      July 9, 1999

         On July 9, 1999 the Company entered into a fourth promissory note (contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Southshore Capital, Ltd. who has since assigned its rights to Parkdale LLC,
(b) gross proceeds amounted to $1,100,000, (c) the due date of such note is August 23, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 631,620 shares.

(e)      August 11, 1999

         On August 11,1999 the Company entered into a fifth promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $1,400,000, (c) the due date of such note is November 11, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 839,300 shares.

         With respect to each debenture referred to in this subsection in paragraphs designated (a) through (e) inclusive hereof, the Company has the right to redeem debentures during the first four months thereof at the rate of 115% of the face amount of the debenture to be redeemed (plus accrued interest) which percentage increase to 120% during the fifth and sixth months of the debenture and which percentage further increases to 125% at any time after the last day of the aforesaid sixth month. Additionally, with respect to each of these debentures, the debenture holder may not require the Company to pay any balance due in cash and it has been the Company's policy to pay such outstanding indebtedness through issuance of shares of its common stock.

Registration Rights

         The Convertible Debentures

         The Registrant issued $16,591,049 aggregate principal amount of Convertible Debentures from August of 1998 to February 18, 2000. With respect to specific dates and dollar amounts of debentures issued, reference is made to risk factor entitled "Potential Adverse Effect Upon Stock Price ..". One Hundred percent of the face amount of such Convertible Debentures is convertible into shares of Common Stock of the Registrant at the earlier of the effective date of a Registration Statement covering the underlying shares of Common Stock or within 90 to 120 days from closing dependent upon the specific convertible debenture at a conversion price equal to 18% to 20% except for one instance where the discount from market was 25% on a $145,969 debenture (since entirely converted into shares of Company common stock) of the average closing bid price for the five to ten trading days preceding the date of conversion (dependent upon the particular debenture). Any Convertible Debentures not so converted are subject to mandatory conversion by the Registrant on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. Other than on the date of such mandatory conversion provision (and certain other defined circumstances regarding acquisition, merger and/or change of control as summarized in the fifth paragraph to the section entitled "Selling Holders") , the Selling Holder shall not be entitled to convert any amount of Convertible Debentures in excess of that amount upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Selling Holder and its affiliates (other than the unconverted Convertible Debentures) and (ii) the number of shares of Common Stock issuable upon conversion of the Convertible Debentures would result in beneficial ownership by the Selling Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Registrant. This conversion limitation is contractual in nature.

         Reference is herewith made to chart appearing under "Selling Holders" regarding specific percentages as same relate to debenture conversion price and percent of beneficial ownership that Selling Shareholders may have at any one time. If at any time the number of shares of Common Stock into which the Convertible Debentures may be converted exceeds the aggregate number of shares of Common Stock then registered, the Registrant shall, within ten (10) business days after receipt of written notice from any investor, either (i) amend the registration statement filed by the Registrant, if such registration statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such registration statement has been declared effective by the Securities and Exchange Commission (the "SEC") at that time, file with the SEC an additional registration statement on Form S-1 to register the shares of Common Stock into which the Convertible Debentures may be converted that exceed the aggregate number of shares of Common Stock already registered.

       Pursuant to the Registration Rights Agreements between the Registrant and the Selling Holders, the Registrant is required to file with the SEC, within a set time frame, a Registration Statement(s) covering a sufficient number of shares of Common Stock for the Selling Holders into which the Convertible Debentures would be convertible. Consequently, the Registrant is filing with the Commission this Registration Statement on Form S-1 (the "Registration Statement"), of which this prospectus is a part, to cover the sale of the Common Stock issuable to the Selling Holders upon conversion of the Convertible Debentures. The Registration Rights Agreements provide that the Registrant shall keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date,
(ii) the date when the Investors may sell all Securities under Rule 144 or (iii) the date the Investors no longer own any of the Securities.

     If the Registration Statement covering the Securities required to be filed by the Registrant pursuant to the Registration Rights Agreements is not filed by the agreed to date (which agreed to date was either 30, 45 or 60 days from closing dependent upon Agreement) or if such Registration Statement is not declared effective within 90 to 120 days of the closing date (dependent upon applicable Registration Rights Agreement) (the "Initial Date"), the Registrant shall make payments to the Selling Holders in such amounts and at such times as shall be determined pursuant to the Registration Rights Agreements. In the event a timely filing is not made, the Registrant shall pay the Selling Holder 2% of the face amount of the Convertible Debenture for each 30 day period, or portion thereof after 30 days following the Closing Date that the Registration Statement is not filed. The amount to be paid by the Registrant to the Selling Holders in the event the Registration Statement is not declared effective within the agreed to number of days subsequent to closing date shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Holders for the Convertible Debentures pursuant to the Registration Rights Agreements for the period from the Initial Date to the first Computation Date, and two percent (2%) of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC (the "Periodic Amount"). The full Periodic Amount shall be paid by the Registrant in immediately available funds within five business days after each Computation Date.

      The Registrant has not paid any "periodic amounts" (notwithstanding delays in anticipated effective date) nor has any demand for payment been made upon the Registrant. Notwithstanding the foregoing, the amounts payable by the Registrant pursuant to the Registration Rights Agreements shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Selling Holders or their respective counsel.

     "Computation Date" means the date which is the earlier of (i) 35 days after the Registrant is notified by the SEC that the Registration Statement may be declared effective or (ii) one hundred twenty (120) days after the Closing Date and, if the Registration Statement required to be filed by the Registrant pursuant to the Registration Rights Agreements has not therefore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective.

     The number of shares of Common Stock issuable upon conversion of the Convertible Debentures depends on several factors, including the conversion ratio and the date on which such shares are converted. As of June 9, 2000 if all of the Convertible Debentures (issued from August 1998 to February 18, 2000, as indicated in aforesaid chart) were converted based on a 18% to 20% discount to the reported closing price on the Electronic Over-the-Counter Bulletin Board on June 9, 2000, the Registrant would be required to issue 11,624,664 shares of Common Stock (inclusive of shares which may be issued in exchange for interest earned through mandatory conversion date).

         Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Securities issuable to or held by the Selling Holders and percentage information relating to the Securities of the outstanding capital stock of the Registrant, are based, with respect to the Convertible Debentures. See "Selling Holders" and "Description of Capital Stock."

         The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities by the Selling Holders. The Common Stock of the Registrant was quoted on the NASDAQ SmallCap Market ("NASDAQ") under the symbol "SRMI" until October 26, 1998 delisting. See also risk factor entitled "Delisting Due to Non-Compliance With Certain NASDAQ Standards". The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On July 7, 2000, the last reported sale price of the Common stock on Electronic Over-the-Counter Bulletin Board was $2.50 per share. This Prospectus may be used by the Selling Holders or any broker-dealer who may participate in sales of the Securities covered hereby.

         Reference is herewith made to risk factor entitled "Potential Adverse Effect Upon Stock

Price as a Result of Registration of Significant Number of Shares .." and in particular to the chart which is a part thereof. Reference is also made to risk factor entitled "Past History of Debt (Debenture) Fund Raising to Retire Existing Indebtedness" which indicates Company's need to raise funds partially to retire certain existing debenture indebtedness.

         See also "Restrictive Shares Being Registered Pursuant to Contractual Agreements" with respect to registration of an aggregate of 81,864 shares of Company common stock.

Common Stock Reserved

         The Registrant is required to reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding Convertible Debentures and exercise of options. While the Registrant currently has a sufficient number of authorized but unissued shares for such purposes in the event of any significant decrease in the bid price of the Company's common stock additional authorized shares may be necessary in order to meet its contractual commitments regarding conversion especially in view of the fact that none of the Subscription Agreements or convertible debentures contain any "floor", i.e., a bid price beneath which Debenture Holder may not convert. In the event that additional authorized shares are necessary but not readily available (which while currently appears unlikely cannot be discounted), the Company intends to take such steps as are necessary in order to hold a Special Meeting of Stockholders for the purpose of amending its Certificate of Incorporation so as to increase its authorized shares.

Registrar and Transfer Agent

         The registrar and transfer agent for the Registrant's Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                                  LEGAL MATTERS


The validity of the Securities will be passed upon for the Registrant by Gary B. Wolff, P.C., counsel to the Company.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of the Registrant and its subsidiaries for the years ended June 30, 1999 and June 30,1998 included herein have been included in reliance upon the report of Feldman Sherb Horowitz & Co., P.C., independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of the Registrant and its subsidiaries for the two years ended June 30, 1997 and 1996 included herein have been included in reliance upon the report of Bederson & Company LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         As set forth in the report of Bederson & Company LLP, the financial statements of one of the Registrant's subsidiaries for the year ended June 30, 1997 were audited by other auditors whose report was furnished to Bederson & Company LLP. The opinion of Bederson & Company LLP set forth in such report, insofar as it relates to amounts included for that subsidiary, is based solely on the report of the other auditors.

                          INTERIM FINANCIAL STATEMENTS

         The  information  for  the  interim  period  ended  March  31,  2000 is
unaudited  but  includes  all  adjustments   considered  necessary  for  a  fair
presentation of the results.

                          INDEX TO FINANCIAL STATEMENTS

                                                                     Page

Financial Statements for Fiscal Years Ended
          June 30, 1999, 1998 and 1997

Independent Auditors' Reports ................................       F-1 - F-3

Consolidated Balance Sheets ..................................       F-4

Consolidated Statements of Operations ........................       F-6

Consolidated Statements of Cash Flows ........................       F-7

Consolidated Statements of Stockholders' Equity ..............       F-8

Notes to Consolidated Financial Statements ...................       F-9 - F-25

Unaudited Financial Statements for Nine Months Ended
          March 31, 2000 and 1999 ............................      F-26 - F-33

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Swissray International, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Swissray International, Inc. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc. and subsidiaries as of June 30, 1999 and 1998, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       /s/ Feldman Sherb Horowitz & Co., P.C.
                                           Feldman Sherb Horowitz & Co., P.C.
                                    (Formerly Feldman Sherb Ehrlich & Co., P.C.)
                                           Certified Public Accountants

New York, New York
August 6, 1999

                     (LETTERHEAD OF BEDERSON & COMPANY LLP)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Swissray International, Inc., and its subsidiaries, as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Swissray (Deutschland) Rontgentechnik GmbH, a wholly owned subsidiary, which statements reflect total assets of $437,021 as of June 30, 1997 and total revenues of $1,255,140 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinon, insofar as it related to the amounts included for Swissray (Deutschland) Rontgentechnick GmbH, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present farily, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1997 and 1996 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                           /s/ BEDERSON & COMPANY LLP
                               BEDERSON & COMPANY LLP

West Orange, New Jersey
September 16, 1997

Except for Notes 17, 20 and 22, as of March 6, 1998,  and Note 1, 16, 23, 25, 26
 27, 29, 30, 31 and 32, as of November 16, 1998

                          INDEPENDENT AUDITORS' REPORT

Board of Directors of

Swissray (Duetschland) Rontegentechnik Gmbh
Wiesbaden, Germany

         We have audited the balance sheet of Swissray (Duetschland) Rontegentechnik Gmbh as of June 30, 1997 and the related statements of income and stockholder's equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

         We conducted our audit in accordance to all laws governed by German regulations and with generally accepted auditing standards promulgated by the American Institute of Certified public accountants. Those standards require that we plan and perform the audit to obtian reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement preparation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swissray (Duetschland) Rontegentechnik Gmbh as of June 30, 1997 and the results of its operations for the year then ended.

                                                     /s/ Theo Lepper
                                                         Theo Lepper
                                               Certified Public Accountant

Wiesbaden, Germany
August 8, 1997

                           SWISSRAY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET


                                     ASSETS

                                                             June 30,
                                                  ------------------------------
                                                      1999              1998
                                                   (Restated)
                                                  ------------      ------------
CURRENT ASSETS
Cash and cash equivalents                         $ 1,281,297       $ 1,281,552
Accounts receivable,
net of allowance for doubtful
accounts of $219,993 and $32,356                    2,448,879         2,584,651
Inventories                                         7,332,401         7,701,145
Prepaid expenses and sundry receivables               866,804         1,501,909
                                                  ------------      ------------
TOTAL CURRENT ASSETS                               11,929,381        13,069,257
                                                  ------------      ------------

PROPERTY AND EQUIPMENT                              6,283,040         6,010,378
                                                  ------------      ------------

OTHER ASSETS
Loan receivable                                        15,948            20,005
Licensing agreement                                 3,104,109         3,600,766
Patents and trademarks                                199,906           230,614
Software development costs                            347,762           455,318
Security deposits                                      28,036            38,280
Note receivable - net of allowance
of $544,376 and $30,733                                   ---           513,643
Goodwill                                            1,603,007         1,796,336
Debt issuance costs on convertible                        ---           180,000
                                                  ------------      ------------

TOTAL OTHER ASSETS                                  5,298,768         6,834,962
                                                  ------------      ------------
TOTAL ASSETS                                      $23,511,189       $25,914,597
                                                  ============      ============


                                       F-4
    The accompanying notes are an integral part of these financial statements

                             SWISSRAY INTERNATIONAL
                    CONSOLIDATED BALANCE SHEET (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                             June 30,
                                                  ------------------------------
                                                      1999              1998
                                                   (Restated)
                                                  ------------      ------------
CURRENT LIABILITIES
Current maturities of long-term debt              $   247,028       $   233,746
Notes payable - banks                               3,667,159         3,551,091
Notes payable - short-term                          1,700,000               ---
Loan payable                                          126,006           125,029
Accounts payable                                    5,422,321         5,030,449
Accrued expenses                                    2,003,844         2,365,450
Restructuring                                         500,000           500,000
Customer deposits                                     278,507           176,583
Due to stockholders and officers                          ---             2,206
                                                  ------------      ------------
TOTAL CURRENT LIABILITIES                          13,944,865        11,984,554
                                                  ------------      ------------

CONVERTIBLE DEBENTURES, net of conversion benefit  15,305,852         7,330,642
                                                  ------------      ------------

LONG-TERM DEBT, less current maturities               195,095           440,674

COMMON STOCK SUBJECT TO PUT                         1,819,985         1,819,985

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock                                          140,062            41,426
Additional paid-in capital                         69,028,013        58,074,793
Treasury stock                                       (540,000)              ---
Deferred compensation                              (1,282,500)              ---
Accumulated deficit                               (71,492,463)      (50,481,713)
Accumulated other comprehensive loss               (1,787,735)       (1,475,779)
Common stock subject to put                        (1,819,985)       (1,819,985)
                                                  ------------      ------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)               (7,754,608)        4,338,742
                                                  ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                       $23,511,189       $25,914,597
                                                  ============      ============


                                       F-5
    The accompanying notes are an integral part of these financial statements

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    YEARS ENDED JUNE 30, 1999, 1998 and 1997


                                         1999           1998           1997
                                      (Restated)                    (Restated)
                                     ------------   ------------   ------------

NET SALES                            $ 17,295,882   $ 22,892,978   $ 13,151,701
COST OF SALES                          13,529,301     18,081,786      8,445,414
                                     ------------   ------------   ------------
GROSS PROFIT                            3,766,581      4,811,192      4,706,287
                                     ------------   ------------   ------------

OPERATING EXPENSES
Officers and directors compensation     5,014,293        569,816      1,816,879
Salaries                                3,784,305      4,168,540      2,059,396
Selling                                 3,207,646      3,740,391      1,873,389
Research and development                1,808,107      3,542,149      5,786,158
General and administrative              2,484,756      2,612,262      2,879,257
Restructuring cost                            ---        500,000            ---
Other operating expenses                1,066,039      1,735,877      1,645,800
Bad debts                                 706,877        133,196        619,160
Depreciation and amortization           1,273,916      1,745,498        770,294
                                     ------------   ------------   ------------
TOTAL OPERATING EXPENSES               19,345,939     18,747,729     17,450,333
                                     ------------   ------------   ------------

LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                    (15,579,358)   (13,936,537)   (12,744,046)

Other income (expenses)                    40,385       (281,227)       318,763
Interest expense                       (4,638,928)    (8,590,268)      (762,168)
                                     ------------   ------------   ------------
OTHER EXPENSES                         (4,598,543)    (8,871,495)      (443,405)
                                     ------------   ------------   ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS                 (20,177,901)   (22,808,032)   (13,187,451)

INCOME TAX PROVISION                          ---            ---        110,223
                                     ------------   ------------   ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS          (20,177,901)   (22,808,032)   (13,297,674)


Extraordinary income (expenses)          (832,849)       304,923       (384,514)
                                     ------------   ------------   ------------
NET LOSS                             $(21,010,750)  $(22,503,109)  $(13,685,188)
                                     ============   ============   ============

LOSS PER COMMON SHARE BASIC
Loss from continuing operations             (3.09)         (8.48)         (8.41)
Extraordinary items                         (0.13)          0.11          (0.24)
                                     ------------   ------------   ------------
NET LOSS                                    (3.22)         (8.37)         (8.65)
                                     ============   ============   ============
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                      6,525,423      2,690,695      1,581,757
                                     ============   ============   ============



                                       F-6
    The accompanying notes are an integral part of these financial statements

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                         1999           1998           1997
                                      (Restated)                    (Restated)
                                     ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITES
Net loss                             $(21,010,750)  $(22,503,109)  $(13,685,188)
Adjustment to reconcile net loss to
 net cash used by operating
  activities
 Depreciation and amortization          1,327,395      1,874,206        770,294
 Provision for bad debts                  931,146        (38,803)       552,725
 Write-off of affiliate receivable            ---            ---        166,384
 Common stock and stock options
  issued for services                   4,755,925            ---      2,309,435
 Issuance of common stock in lieu
  of interest payments                    128,107        449,376        132,950
 Interest expense on debt issuance
  cost and conversion benefit           2,070,784      7,905,225        511,125
 Interest expense on option value
  per Black Scholes                        91,763            ---            ---
 Early extinguishment of debt (gain)      832,849       (304,923)           ---

(Increase) decrease in operating assets:
 Accounts receivable                      (51,866)     2,887,427     (1,857,662)
 Accounts receivable - others                 ---            ---         31,533
 Accounts receivable - long-term              ---        163,680        283,603
 Inventories                              368,744     (3,790,038)      (998,271)
 Prepaid expenses and sundry receivables  635,106        434 229       (860,457)
 Increase (decrease) in operating
  liabilities:
 Accounts payable                         391,873       (306,300)     1,601,074
 Accounts payable-affiliates                  ---            ---         (1,541)
 Accrued expenses                        (361,606)     1,463,512        266,245
 Customers deposits                       101,924          6,147         92,763
                                     ------------   ------------   ------------
NET CASH USED BY OPERATING
 ACTIVITIES                            (9,788,606)   (11,759,371)   (10,684,988)
                                     ------------   ------------   ------------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and
  equipment                              (692,954)    (2,849,205)    (3,431,375)
  Capitalized computer software            (1,518)      (225,174)      (352,036)
  Patents and trademarks                      ---        (52,386)       (12,925)
  Goodwill                                    ---       (802,107)      (299,837)
  Asset purchase net of cash received         ---       (591,108)           ---
  Increase in note receivable            (199,132)           ---            ---
  Collection of note receivable               ---            ---        448,857
  Security deposits                        10,245          5,448        (23,776)
  Increase(repayment)of loan receivable     4,056         (2,608)         2,896
                                     ------------   ------------   ------------
NET CASH USED BY INVESTING ACTIVITIES    (879,303)    (4,517,140)    (3,668,196)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term borrowings  20,191,413     10,342,060      9,198,821
  Proceeds from long-term borrowings          ---            ---        248,987
  Proceeds related to debentures not
   funded                                (227,273)           ---            ---
  Principal payment of short-term
   borrowings                         (11,268,343)    (3,852,075)    (2,093,074)
  Principal payment of long-term
   borrowings                            (245,580)       (21,748)      (442,681)
  Principal payment of long-term
   borrowings with stock                      ---        (62,267)           ---
  Issuance of common stock for cash     3,160,396      8,461,262      7,753,222
  Purchase of treasury stock             (540,000)           ---            ---
  Repayment from (payment to)
   stockholders and officers               (2,207)       (68,032)        87,653
                                     ------------   ------------   ------------
CASH PROVIDED BY FINANCING ACTIVITIES  11,068,406     14,779,200     14,752,928
                                     ------------   ------------   ------------
EFFECT OF EXCHANGE RATE ON CASH          (400,752)      (332,444)      (561,122)
                                     ------------   ------------   ------------
NET DECREASE IN CASH                         (255)    (1,809,755)      (161,378)
CASH AND CASH EQUIVALENT - beginning
 of year                                1,281,552      3,091,307      3,252,685
                                     ------------   ------------   ------------
CASH AND CASH EQUIVALENTS - end of
 year                                $  1,281,297   $  1,281,552   $  3,091,307
                                     ============   ============   ============
                                       F-7
    The accompanying notes are an integral part of these financial statements

                       SUPPLEMENTAL CASH FLOW INFORMATION


                                         1999           1998           1997
                                     ------------   ------------   ------------

Cash paid for interest               $    462,997   $    161,093    $   122,427
Cash paid for taxes                           ---            ---         56,562

DISCLOSURE OF NONCASH FINANCING
 AND INVESTING ACTIVITIES

Stock options, warrants and
 common stock issued for services             ---            ---      2,287,935
Shares issued in lieu of interest
 paymnets                                 128,107        449,376        132,950
Stock issued for acquisition                  ---      1,499,997        120,000
Beneficial conversion feature
 recorded as additional paid-in
  capital                               1,633,164      5,738,149      1,000,000







                                       F-8
   The accompanying notes are an integral part of these financial statements

SWISSRAY INTERNATIONAL, INC.
CONSOLITATED STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1999, 1998 and 1997

                                                                                                             Common
                                                                                        Additional            Stock
                                                                                          Paid-in             to be
                                                                  Common Stock            Capital             issued     Treasury
                                                              Shares         Amount      (Restated)         (Restated) )   Stock
                                                             --------------------------------------------------------------------
BALANCE - July  1, 1996                                      1,418,506       $  14,185   $ 25,770,534   $         --    $      --

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --           --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --           --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --           --

Issuance of common stock for cash                              519,776           5,197      7,630,495             --           --
Stock options exercised for cash                                16,100             161        117,369             --           --
Issuance of common stock in lieu of interest payment             7,061              71        132,879             --           --
Beneficial conversion feature of convertible debentures             --              --      1,000,000             --           --
Stock options granted as compensation                               --              --         25,000             --           --
Stock options granted for services                                  --              --      1,161,462             --           --
Shares to be issued to officers for services                        --              --             --      1,122,973           --
Purchase of subsidiary for stock                                 8,000              80        119,920             --           --
Common stock subject to put                                         --              --             --             --           --
                                                             --------------------------------------------------------------------

BALANCE - JUNE 30, 1997                                      1,969,443          19,694     35,957,659      1,122,973           --

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --           --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --           --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --           --

Issuance of common stock for cash                            2,013,688          20,137     13,581,739             --           --
Stock options exercised for cash                                16,900             169        123,201             --           --
Shares issued to officers for services                          48,259             483      1,122,490     (1,122,973)          --
Issuance of common stock in lieu of interest payment            60,999             610        448,766             --           --
Beneficial conversion feature of convertible debentures             --              --      5,738,149             --           --
Early extinguishment of debt                                        --              --       (396,875)            --           --
Issuance of common stock for asset purchase                     33,333             333      1,499,664             --           --
Common Stock subject to put                                         --              --             --             --           --
                                                             --------------------------------------------------------------------
BALANCE - JUNE 30, 1998                                      4,142,622          41,426     58,074,793            --            --


COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --           --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --           --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --           --

Issuance of common stock for cash                            3,861,287          38,613      3,121,784             --           --
Stock options exercised for services                             1,000              10          7,290             --           --
Shares issued for services                                   3,801,500          38,015      1,673,110             --           --
Issuance of common stock in lieu of interest payment           199,830           1,998        126,109             --           --
Beneficial conversion feature of convertible debentures             --              --      1,633,164             --           --
Shares issued to officers for services                       2,000,000          20,000      4,300,000             --           --
Treasury stock - at cost                                            --              --             --             --     (540,000)
Interest expense on option value per Black Scholes                  --              --         91,763             --           --
                                                            ----------------------------------------------------------------------
BALANCE - JUNE 30, 1999                                     14,006,239    $    140,062   $ 69,028,013   $         --    $(540,000)
                                                            ======================================================================
                                       F-9

                                                             Accumulated                   Other
                                                               Deficit    Deferred      Comprehensive  Common Stock      Total
                                                              (Restated) Compensation        Loss      Subject to Put  (Restated)
                                                            ---------------------------------------------------------------------

BALANCE - July  1, 1996                                      $(14,293,416) $      --   $  (836,047)  $        --    $10,655,256

COMPREHENSIVE LOSS:
     Net loss of the year                                     (13,685,188)        --            --            --     (13,685,188)
     Foreign currency transaction losses net of taxes $ -0-            --         --      (592,487)           --        (592,487)
                                                                                                                   --------------
     TOTAL COMPREHENSIVE LOSS                                          --         --            --            --     (14,277,675)
                                                                                                                   --------------
Issuance of common stock for cash                                      --         --            --            --       7,635,692
Stock options exercised for cash                                       --         --            --            --         117,530
Issuance of common stock in lieu of interest payment                   --         --            --            --         132,950
Beneficial conversion feature of convertible debentures                --         --            --            --       1,000,000
Stock options granted as compensation                                  --         --            --            --          25,000
Stock options granted for services                                     --         --            --            --       1,161,462
Shares to be issued to officers for services                           --         --            --            --       1,122,973
Purchase of subsidiary for stock                                       --         --            --            --         120,000
Common Stock subject to put                                            --         --            --      (320,000)       (320,000)
                                                            ---------------------------------------------------------------------

BALANCE - JUNE 30, 1997                                       (27,978,604)        --    (1,428,534)     (320,000)      7,373,188

COMPREHENSIVE LOSS:
     Net loss of the year                                     (22,503,109)        --            --            --     (22,503,109)
     Foreign currency transaction losses net of taxes $ -0-                       --       (47,245)           --         (47,245)
                                                                                                                   --------------
     TOTAL COMPREHENSIVE LOSS                                          --         --            --            --     (22,550,354)
                                                                                                                    --------------
Issuance of common stock for cash                                      --         --            --            --      13,601,876
Stock options exercised for cash                                       --         --            --            --         123,370
Shares issued to officers for services                                 --         --            --            --              --
Issuance of common stock in lieu of interest payment                   --         --            --            --         449,376
Beneficial conversion feature of convertible debentures                --         --            --            --       5,738,149
Early extinguishment of debt                                           --         --            --            --        (396,875)
Issuance of common stock for asset purchase                            --         --            --            --       1,499,997
Common Stock subject to put                                            --         --            --    (1,499,985)     (1,499,985)
                                                            ---------------------------------------------------------------------

BALANCE - JUNE 30, 1998                                       (50,481,713)        --    (1,475,779)   (1,819,985)      4,338,742

COMPREHENSIVE LOSS:
     Net loss of the year                                     (21,010,750)        --            --            --     (21,010,750)
     Foreign currency translation losses net of taxes $ -0-         --            --      (311,956)           --        (311,956)
                                                                                                                   --------------
     TOTAL COMPREHENSIVE LOSS                                       --            --            --            --     (21,322,706)
                                                                                                                   --------------
Issuance of common stock for cash                                   --            --            --            --       3,160,397
Stock options exercised for services                                --            --            --            --           7,300
Shares issued for services                                          --     (1,282,500)           --            --        428,625
Issuance of common stock in lieu of interest payment                --            --            --            --         128,107
Beneficial conversion feature of convertible debentures             --            --            --            --       1,633,164
Shares issued to officers for services                              --            --            --            --       4,320,000
Treasury stock - at cost                                            --            --            --            --        (540,000)
Interest expense on option value per Black Scholes                  --            --            --            --          91,763
                                                            ---------------------------------------------------------------------
BALANCE - JUNE 30, 1999                                   $(71,492,463)   $(1,282,500)  $(1,787,735)  $(1,819,985) $   (7,754,608)
                                                            =====================================================================

                                      F-10
    The accompanying notes are an integral part of these financial statements

                          SWISSRAY INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Company discontinued the operations of DMS Industries, Inc. and acquired all of the outstanding stock of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Company changed its name to Swissray International, Inc. The Company's operations are conducted principally through its wholly owned subsidiaries.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments which are recorded on an equity method and have operated at a loss in excess of equity are carried at a zero value.

BUSINESS ACQUISITION

On April 1, 1997, the Company exchanged 8,000 shares of common stock at the then quoted market price of $120,000 ($15 per share) for all the outstanding shares of Empower, Inc.The consolidated financial statements presented include the accounts of Empower, Inc.(whose assets were substantially sold in June 1998), from April 1, 1997 (date of acquisition) to June 30, 1998. The acquisition has been accounted under the purchase accounting method. The contract requires the Company to repurchase the 8,000 shares of common stock at $40 per share for a period of one year commencing two years from the date of the contract at the option of the former owner of Empower, Inc.

On October 17, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Service Support Group, LLC (SSG) located in Gig Harbor, Washington pursuant to an asset purchase agreement. The acquisition has been accounted for under the purchase method of accounting. SSG is in the business of selling diagnostic imaging equipment and related services in markets on the West Coast of the United States. The purchase price consisted of (1) cash in the amount of $621,892, (2) 33,333 shares of the Company's common stock, (3) an amount equal to fifty percent of certain accounts receivable net of certain accounts payable and (4) the assumptions of certain other liabilities. As a result of this transaction, the Company recorded goodwill of $1,933,275. The contract requires the Company to repurchase the 33,333 common shares at $45 per share during the period June 30, 1998 to April 17, 1999 at the option of the former owners of SSG.

In connection with the abovementioned acquisitions, the Company has recorded put options totaling $1,819,985. Such amount is excluded from permanent equity. As of June 30, 1999, both options were exercised and subject to dispute. (See Litigation footnote)

REVENUE AND INCOME RECOGNITION POLICIES

Revenues from direct sales of products to end users are recorded when the product is shipped, the product is installed and collection of the purchase price is probable and the Company has no significant further obligations to the customer. Revenues from direct sales of products to distributors are recorded when the product is shipped, and collection of the purchase price is probable and the Company has no significant further obligations to the customer.Cost of remaining insignificant company obligations, if any, are accrued as costs of revenue at the time of revenue recognition.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during this period. Actual results could differ from those estimates.

WARRANTY

The company accrues a warranty allowance at the time of sale. The warranty allowance is based upon the companies experience and varies between 0.5 and 2% of the net sales amount.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standard No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash and equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory costs include material, labor, and overhead.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, which are three years for Computers and Telecommunication Equipment, five to ten years for Equipment, Office Furniture and Equipment and Office and Leasehold Improvements and thirty years for Buildings. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements, or the term of the facility lease.

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterment's are capitalized and depreciated over their useful lives. Upon disposition, the cost and related accumulated depreciation of property and equipment are removed from the accounts and any resulting gain or loss is reflected in operations.

The Company is required to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with the provisions of Statement of Financial Accounting Standards No.121, "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" ("SFAS 121"). Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property, plant, and equipment and intangibles using projected undiscounted future cash flows and operating income for each subsidiary to determined whether material impairment of these assets exists.

INTANGIBLE ASSETS

Excess of cost over fair value of net assets acquired ("goodwill") resulting from the acquisition of SSG is being amortized over ten years from the date of acquisition using the straight-line method. Patents and Trademarks are capitalized and are amortized using the straight-line method over their estimated useful lives (10 years).Debt issuance costs are amortized using the straight-line method over the term of the related debt, which range from two to six months. Periods of amortization are evaluated periodically to determine whether later events and circumstances warrant revised estimates of useful lives. At each balance sheet date, the Company evaluates the recoverability of unamortized goodwill based upon expectations of nondiscounted cash flows and operating income. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

Capitalization of software development costs begins upon the establishment of technological feasibility of new or enhanced software products. Technological feasibility of a computer software product is established when the Company has completed all planning, designing, coding and testing that is necessary to establish that the software product can be produced to meet design specifications including functions, features and technical performance requirements. All costs incurred prior to establishing technological feasibility of a software product are charged to research and development as incurred. The

Company amortizes capitalized software development costs over straight-line method over the estimated remaining economic life of the software products, generally five to eight years.

All  cost  incurred  by  the  Company  in  connection  with   incorporation   of
subsidiaries have been capitalized and are being amortized over a period up to 60 months.

ADVERTISING AND PROMOTION

Advertising and promotion cost are expensed as incurred and included in "Selling Expenses". Advertising and promotion expense for the years ended June 30, 1999, 1998 and 1997 were $ 1,452,309, $ 1,737,935, and $ 781,189, respectively.

RESEARCH AND DEVELOPMENT

Costs associated with research, new product development, and product cost improvements are treated as expenses when incurred.

CONVERTIBLE DEBT

Convertible debt is recorded as a liability until converted into common stock, at which time it is recorded as equity.

INCOME TAXES

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

EXPENSES RELATED TO SALES AND ISSUANCE OF SECURITIES

All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

NET LOSS PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share", which established new standards for computation of earnings per share. SFAS No. 128 requires the presentation on the face of the income statement of "basic" earnings per share and "diluted" earnings per share.

Basic earnings per share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of outstanding common shares. The calculation of diluted earnings per share is similar to basic earnings per share except the denominator includes dilutive common stock equivalents such as stock options and convertible debentures. Common stock options and the common shares underlying the convertible debentures are not included as their effect would be anti-dilutive.

ACCOUNTING FOR STOCK OPTIONS

The Company adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation". SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25, ("APB No.25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year's financial statements to conform to the June 30, 1999 presentation.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

NEW ACCOUNTING PRONOUNCEMENTS

The Company will adopt Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" for the year ended June 30, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

STOCK SPLIT

On October 1, 1998 the Company declared a 1 for 10 reverse stock split. The financial statements for all periods presented have been retroactively adjusted for the stock split.

NOTE 2 - NOTE RECEIVABLE

On June 20, 1996 the Company sold marketable securities for a 5% promissory note in the amount of $962,500 originally due on October 20, 1996 of which $100,000 was paid on December 10, 1996. On January 15, 1997, the Company renegotiated the terms of the unpaid balance. A new note in the amount of $862,500 was renegotiated, with interest at 6% cumulative and payable when the note matures on January 1, 2000. At June 30, 1997, principal payments of $348,857 were received leaving a balance due of $513,643. The $513,643 was written off during the year ended June 30, 1999.

NOTE 3 - INVENTORIES

Inventories are summarized by major classification as follows:

                                                               June 30,
                                                     ---------------------------
                                                         1999          1998
                                                     -----------    -----------
Raw materials, parts and supplies                    $ 5,558,330    $ 7,047,001
Work in process                                        1,048,197        160,064
Finished goods                                           725,874        494,080
                                                     -----------    -----------
                                                     $ 7,332,401    $ 7,701,145
                                                     ===========    ===========

NOTE 4  - PREPAID EXPENSES AND SUNDRY RECEIVABLES

Prepaid expenses and sundry receivables consist of the following:
                                                                 June 30,
                                                           --------------------
                                                              1999       1998
                                                           ---------  ---------

Prepaid expenses, deposits and advance payments           $ 229,236 $  616,183
Insurance claim for fire damage                             389,220    165,655
Prepaid and refundable taxes                                240,368    708,246
Employee loans                                                7,980     11,825
                                                          --------- ----------
                                                          $ 866,804 $1,501,909
                                                          ========= ===========

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
                                                                June 30,
                                                       ------------------------
                                                           1999        1998
                                                       -----------  -----------
Land and building                                      $ 5,501,853  $ 4,956,328
Equipment                                                1,448,961    1,305,092
Office furniture and equipment                             333,596      330,035
                                                       -----------  -----------
                                                         7,284,410    6,591,455
Less: Accumulated depreciation and amortization          1,001,370      581,077
                                                       -----------  -----------
                                                       $ 6,283,040  $ 6,010,378
                                                       ===========  ===========

Depreciation and amortization expense, for property and equipment, for the years ended June 30, 1999, 1998 and 1997 were $ 547,693, $1,077,074 and $233,040 respectively.

NOTE 6 - INTANGIBLE ASSETS

Intangible Assets at June 30, 1999 and 1998 consisted of the following

                                                                June 30,
                                                       ------------------------
                                                           1999         1998
                                                       -----------  -----------
Excess of cost over fair value of net
assets  acquired                                       $ 1,933,275  $ 1,933,275
Licensing                                                4,966,575    4,966,575
Software development cost                                  578,729      577,210
Patents and trademarks                                     313,330      313,330
Other                                                           --        8,385
                                                       -----------  -----------
                                                         7,791,909    7,798,775
Less: Accumulated amortization                           2,537,125    1,715,741
                                                       -----------  -----------
                                                       $ 5,254,784  $ 6,083,034
                                                       ===========  ===========

Amortization expense, for Intangible Assets, for the years ended June 30, 1999, 1998 and 1997 were $ 830,194, $ 1,227,719 and $ 537,254, respectively.

NOTE 7 - LICENSING AGREEMENT

The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 66,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575. This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

The Licensing Agreement is amortized using the straight-line method over the estimated remaining economic life, generally ten years. At each balance sheet date, the Company evaluates the recoverability of the unamortized License Fee based upon expectations of nondiscounted cash flows and operating income of its US-Operation. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

NOTE 8 - NOTES PAYABLE - BANKS

The Company has negotiated a revolving line-of-credit agreement with Migros Bank of Switzerland, dated March 23, 1998, for up to $1,314,924. The company has also negotiated an agreement for up to $1,314,924 for the issuance of guarantees and letters of credit, both with a commission of 15% per $1,000,000, quarterly while outstanding. There were $1,052,906 in outstanding guarantees and $ -0- in letter of credits as of June 30, 1999. The Company also negotiated a fixed line of credit for up to $2,630,000 with an agreed repayment of $65,750 per 180 days first time applicable as of June 30, 1999. All lines of credit are based on the Exchange rate in effect on June 30, 1999.

Notes payable are summarized as follows:
                                                              June 30,
                                                     --------------------------
                                                          1999         1998
                                                     ------------  ------------

Migros Bank revolving line of credit,
due on demand,with  interest at 4.75% per
annum, collateralized  by certain  accounts
receivable,  and a cash deposit at Migros
Bank as of June 30, 1999 of $485,367                 $    798,730  $    408,786

Migros Bank, on demand with six week notice,
with interest as of June 30, 1999 and 1998
at 3.7/8% and 4% per annum, collateralized
by land and building                                    2,529,930     2,630,000

Union Bank of Switzerland, due on demand,
with interest at 8% per annum, collateralized
by cash on deposit at Union Bank of Switzerland
and accounts receivable. Cash balances on deposit at
Union Bank of Switzerland at June 30, 1999 and 1998
were $332,812 and $627,625, respectively                  338,499       512,305
                                                     ------------  ------------
                                                     $  3,667,159  $  3,551,091
                                                     ============  ============

NOTE 9 - LOAN PAYABLE

The Company has negotiated a 5% demand loan from a private foundation fund. The loan balance payable at June 30, 1999 and 1998 was $126,006 and $125,029 respectively.

NOTE 10 - SHARES ISSUED FOR COMPENSATION

Pursuant to agreements between the President of the Company and the Company, dated as of December 1996 and June 1997, the Company incurred additional compensation to the officer payable as 48,259 shares with a fair value of $1,122,973. The compensation was in consideration of the officer's agreement for the cancellation of 1,608,633 shares of common stock held by the officer or companies controlled by him which allowed the Company to maintain a sufficient number of shares of common stock to meet certain obligations of the Company to issue common stock and to permit certain financings prior to the increase in the number of authorized shares of common stock from 15,000,000 to 30,000,000 shares. The shares were issued by the Company on July 22, 1997. In June 1999 the Company incurred additional compensation to the President of the Company of 2,000,000 fully vested, nonforfeitable shares with a fair market value of $4,320,000 (based on the bid price of $2.40 per share on the date of issuance less a 10% discount for restrictions on the resale of such shares). The compensation was in consideration of the President's agreement to extinguish his rights contained in his employment agreement which entitled him to a 25% bonus of the Company's earnings (as defined).

In 1999 the Company issued 3,800,000 fully vested, nonforfeitable shares of common stock with a fair market value of $.45 per share or $1,710,000 (based on the bid price of $.50 per share on the date of issuance less a 10% discount for restrictions on the resale of such shares) to consultants for services to be rendered over terms of one year to eighteen months. Such amount has been deferred and is being amortized over the term of the consulting agreements.

NOTE 11 - CONVERTIBLE DEBENTURES

Convertible debentures consist of the following:
                                                           June 30,
                                                  ------------------------------
                                                      1999             1998
                                                  -------------  ---------------
Convertible debenture dated December 11, 1997.
The debenture was converted into 327,101 shares
in Fiscal 1999.                                   $        -     $      145,969

Convertible debenture dated March 14, 1998. A
total of $2,500,000 was converted into 2,482,656
shares in Fiscal 1999.The remaining balance of
$3,000,000 was refinanced.
(See August 31, 1998 debenture)                            -          5,500,000

Convertible debenture dated June 15, 1998 and
due June 15, 2000 with interest at 6% per annum.
The debentures are convertible into common
shares at a price equal to eighty  (80%) of the
average  closing bid price for the ten (10)
trading days preceding the date of conversion.
All of the debentures are  convertible at the
earlier of a  registration  effective date or
August 15, 1998. Any debenture not so converted
is subject to mandatory conversion on
June 15, 2000. Debt issuance cost was $240,000,
beneficial conversion feature was $420,436.        2,000,000          2,000,000

Convertible debenture of $6,143,849 dated
August 31, 1988 and due August 31, 2000 with
interest of 5% per annum.The debentures are
convertible into common shares at a price
equal to the lesser of eighty-two (82%) of
the average closing bid price for the ten
trading days preceding the date of the
conversion.All debentures are convertible at
the earlier of a registration effective date
or March 1, 1998.Any debenture not so converted
is subject to mandatory conversion on August 31,
2000.The Company at its sole direction can redeem
the debenture at 115% of the face amount up to
the fourth month, at 120% within the fifth and
sixth month and at 125% after the sixth month
following  the  closing  date. $514.428 of the
balance was converted into 1,051,529 shares in
Fiscal 1999.Debt issuance cost was $311,000,
beneficial conversion  feature was $-0-.           5,629,421                  -

Convertible debenture including $540,000
repurchase of stock dated October 6, 1988 and
due October 6, 2000 with  interest of 5% per
annum.The debentures are convertible into common
shares at a price equal to the lesser of
eighty-two (82%) of the average closing bid
price for the ten trading days  preceding  the
date of the conversion.All debentures are
convertible at the earlier of a registration
effective date or October 6, 1998. Any debenture
not so converted is subject to mandatory
conversion on October 6, 2000.The Company at
its sole discretion can redeem the debenture at
115% of the face amount up to the fourth month,
at 120% within the fifth and sixth month and at
125% after the sixth month following the closing
date. Debt issuance cost was $300,000, beneficial
conversion feature was $53,112.                    2,940,000                  -

Convertible debenture dated January 29, 1999 and
due January 29, 2001 with interest of 3% per each
30 days for the first ninety days, 3.5% per each
30 days for the  ninety-first to the one hundred-
twentieth day and 4% per each 30 days from the
hundred-twenty-first day until the earlier of
conversion or redemption. The debentures are
convertible into common shares at a price equal to
the lesser of eighty-two (82%) of the average
closing bid price for the ten trading days
preceding the date of the  conversion.  All
debentures are convertible at the earlier of a
registration effective date or January 29, 1999.
Any debenture not so converted is subject to
mandatory conversion on January 29, 2001. The
Company at its sole direction can redeem the
debentures at any time. Debt issuance cost was
$150,000, beneficial conversion feature was $-0-.  1,170,000                  -

Convertible debenture dated May 13, 1999 and due
May 13, 2001 with interest of 5% per annum. The
debentures are convertible into common shares at
a price equal to the lesser of eighty (80%) of
the average closing bid price for the ten trading
days preceding the date of the conversion. All
debentures are convertible at the earlier of a
registration effective date or May 13, 1999. Any
debenture not so converted is subject to mandatory
conversion on May 13, 2001.The company at its sole
direction can redeem the debenture at 115% of the
face amount up to the fourth  month, at 120%
within the fifth and sixth month and at 125%
after the sixth month following the closing date.
Debt issuance cost was $80,000, interest rollover
was $39,600, beneficial conversion feature was
$735,025.                                          1,119,600                  -

Convertible debenture dated May 31, 1999 and due
May 31, 2001 with interest of 5% per annum. The
debentures are convertible into common shares at
a price equal to the lesser of eighty (80%) of the
average  closing  bid price for the ten trading
days preceding the date of the conversion.All
debentures are convertible at the earlier of a
registration effective date or May 31, 1999. Any
debenture not so converted is subject to mandatory
conversion on May 31, 2001.The company at its sole
direction can redeem the debenture at 115% of the
face amount up to the fourth  month, at 120%
within the fifth and sixth month and at 125% after
the sixth month following the closing date. Debt
issuance cost was $110,000, interest rollover was
$22,200, beneficial conversion feature
was $140,049.                                      1,132,200                  -

Convertible debenture dated June 26, 1999 and due
June 26, 2001 with interest of 5% per annum. The
debentures are convertible into common shares at
a price equal to the lesser of eighty (80%) of the
average closing bid price for the ten trading days
preceding the date of the conversion.All debentures
are convertible at the earlier of a registration
effective date or June 26, 1999. Any debenture not
so converted is subject to mandatory conversion on
June 26, 2001.The company at its sole direction can
redeem the debenture at 115% of the face amount up
to the fourth month, at 120% within the fifth and
sixth month and at 125% after the sixth month
following the closing date.Debt  issuance cost was
$50,000, interest rollover was $11,000, beneficial
conversion feature was $281,005.                     561,000                  -

Convertible debenture dated May 5, May 24 and
June 10, 1999 and due May 5, May 24 and June 10,
2001, respectively with interest of 5% per annum.
The debentures are convertible into common shares
at a price equal to eighty (80%) of the average
closing bid price for the ten trading  days
preceding the date of the conversion.The investor
shall not be allowed to convert any portion of the
Debentures for 120 days from the Closing date,
unless the bid price is greater than $5.50.Every
30-day period after the Closing date, the investor
shall be allowed to convert and sell based upon if
the bid price is over $1.50 then 15% of the
original face amount can be converted, if the bid
price is over $7.50 then 20% of the original face
amount can be converted. No conversion can be made
for 300 days if the bid price is below $1.50 All
debentures are convertible at the earlier of a
registration effective date or May 5, May 24 and
June 10, 1999, respectively.Any debenture not so
converted is subject to mandatory conversion on May
5, May 24 and June 10, 2001, respectively.The
Company at its sole direction can redeem the
debenture at 120% of the face amount including
interest. Debt issuance cost was $100,000,
beneficial conversion feature was $423,973.          850,000                  -
                                                  -------------  ---------------
                                                  15,402,221          7,645,969
Less: discount due to beneficial conversion
features, net of accumulated amortization of
$327,604 and $310,559 respectively                   (96,369)          (315,327)
                                                  -------------  ---------------
                                                 $15,305,852     $    7,330,642
                                                  =============  ===============

The Company is currently in violation of certain covenants in their debenture agreements. Such covenants have been waived by the holders through July 1, 2001.

NOTE 12 - NOTES PAYABLE - SHORT-TERM

Notes payable - short-term consists of the following
                                                            June 30,
                                                  ------------------------------
                                                      1999            1998
                                                  -------------  ---------------
Promissory note, dated June 11, 1999
$654,000, due September 9, 1999,
collateralized by inventory                      $   600,000     $         --

Promissory note, dated April 1999,
currently in default, personally
guaranteed by the Company's president
and collateralized by 428,259 shares
owned by the Company's president.
Subsequent to June 30, 1999, the
collateral was transferred to the
lenders.The Company agreed to issue
the president 535,324 shares to
replace the collateral shares.                     1,100,000               --
                                                  -------------  ---------------
                                                 $ 1,700,000     $         --
                                                  =============  ===============

NOTE 13 - LONG-TERM DEBT

Long-term debt consists of the following:
                                                             June 30,
                                                  ------------------------------
                                                      1999            1998
                                                  --------------  --------------
Note payable - Edward Coyne, in weekly
installments of $817, including principal
and interest at 8% per annum, maturing on
October 9, 2002                                  $   122,175     $      153,603

Note payable-Union Bank of Switzerland,
related to the acquisition of equipment
sold to a customer, in monthly installments
of $12,589 with imputed interest at 6.0% per
annum, maturing on September 30, 2000                188,907            335,062

Capitalized leases related to the acquisition
of various computer and office equipment
payable in monthly installments over periods
through 2001, with interest imputed at rates
ranging from 9.1% to 28.3%                           131,041            185,755
                                                  -------------  ---------------
                                                     442,123            674,420
Less: Current portion                               (247,028)          (233,746)
                                                  -------------  ---------------
                                                 $   195,095     $      440,674
                                                  =============  ===============

The aggregate long-term debt principal payment are as follows:

             Year Ending June 30,
                     2000                       $ 247,028
                     2001                         144,578
                     2002                          40,006
                     2003                          10,511

NOTE 14 - SHAREHOLDERS' EQUITY

Authorized Shares

On March 12, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 15,000,000 to 30,000,000 of $.01 par value common shares. On December 26, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 30,000,000 to 50,000,000 of $.01 par value common shares.

Preferred Stock

In July 1999, the Company amended its Certificate of Incorporation to authorize the issuance of 1,000,000 shares of preferred stock, $.01 par value per share.

Stock Option

The Stock Option Plans provide for the grant of options to officers, directors, employees and consultants. Options may be either incentive stock options or non-qualified stock options, except that only employees may be granted incentive stock options.The maximum number of shares of Common Stock with respect to which options may be granted under the Stock Option Plans is 500,000 shares. Options vest at the discretion of the Board of Directors. All options granted in 1999 and 1997 vested immediately. The maximum term of an option is ten years. The 1996 Stock Option Plan will terminate in January, 2006, though options granted prior to termination may expire after that date. The 1997 Stock Option Plan will terminate at the discretion of the Board of Directors.In Fiscal 1998, there were no grants or vesting of stock options. In Fiscal 1997, had compensation cost for the Stock Option Plans been determined based on the fair value at the grant dates for awards under the Stock Option Plans, except for grants to consultants for which compensation expense has been recognized consistent with the method of SFAS No. 123, as discussed in Note 1, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                     Fiscal 1997
                                               ------------------------
                                                   As           Pro
                                                Reported       Forma
                                               -----------  -----------
Nel loss (in thousands)                         ($13,685)    ($13,959)
Basic and diluted net loss per share              ($8.65)      ($8.82)

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing method with the following weighted average assumptions used for grants in 1997; dividend yield 0%, expected volatility 61.6%, risk-free interest rate 6.25%, expected lives in years 1%.

The weighted average fair value of stock options granted during the year ended June 30, 1997 was $22.80. No employee stock options were granted in fiscal 1999 and 1998.

A summary of the status of the Stock Option Plans at June 30, 1999, 1998 and 1997 and the changes during the years then ended is presented below:

                                   1999                               1998                               1997
                      ------------------------------     ------------------------------      ----------------------------
                         Weighted                           Weighted                            Weighted
                          Shares         Average             Shares         Average              Shares        Average
                        Underlying      Exercise           Underlying       Exercise           Underlying      Exercise
                         Options          Price             Options          Price              Options         Price
                      -------------- ---------------     --------------  --------------      --------------  ------------
Outstanding
at  beginning                180,000          $23.40            196,900          $23.40             133,500        $25.20
of year
Granted                       15,500            $.44                  -           $0.00                            $17.80
                                                                                                     79,500
Exercised                    (1,000)           $7.30           (16,900)           $7.30                             $0.00
                                                                                                   (16,100)
                      -------------- ---------------     --------------  --------------      --------------  ------------
Outstanding
at end of year               194,500          $24.30            180,000          $24.30             196,900        $23.40
                      ============== =============== ==  ==============  ============== ==== ==============  ============

Exercisable at
end of year                  194,500          $24.30            180,000          $24.30             196,900        $23.40
                      ============== =============== ==  ==============  ============== ==== ==============  ============


The following table summarizes information about stock options under the Stock Option Plans at June 30, 1999:

                                                            Options Outstanding and Exercisable
                                  ----------------------------------------------------------------------------------
                                                                  Weighted Average
                                            Number              Remaining Contractual           Weighted Average
Range of Exercise Pr                      Outstanding                   Life                     Exercise Price
--------------------------------       -----------------     ---------------------------     -----------------------
$.01 - $.44                                       15,500                  9.5                       $0.44
$7.30 - $10.00                                    18,000                  8.4                       $8.00
$20.00 - $40.00                                  127,500                  7.8                      $22.10
$47.50 - $65.00                                   33,500                  7.5                      $58.70
                                       -----------------
                                                 194,500
                                       =================


Stock Warrants

In Fiscal 1999, the Company issued 462,500 warrants. The Company recognized interest cost for the warrants issued of $92,000. Such value was determined using the Black-Scholes method method with the following weighted average assumptions; dividend yield 0%, expected volatility 70%, risk-free interest rate 7%, expected lives in years 1. The following table summarized information about stock warrants at June 30, 1999:



                                                            Warrants Outstanding and Exercisable
                              -- ------------------------------------------------------------------------------------------
Range of Exercise Price             Number Outstanding          Remaining Contractual Life         Average Exercise Price
-----------------------------    ------------------------    --------------------------------    --------------------------
        $.375 - $9.38                    462,500                           4.5                              $.96


NOTE 15 - DEFINED CONTRIBUTION PLANS

The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of all eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1999, 1998 and 1997, were $ 509,959, $347,854 and $274,009, respectively.

NOTE 16 - OTHER INCOME (EXPENSES)


                                                                        Year Ended June 30,
                                                      --------------------------------------------------------
                                                             1999                 1998              1997
                                                      -------------------  ------------------  ---------------
Interest income                                                $60             $58,902              $68,950
Interest income-stockholder and officer                        -                   -                  4,351
Foreign currency income                                     (9,097)            (87,148)             484,846
Miscellaneous income                                        49,422              60,648                6,833
Loss from investments                                          -                   -               (246,217)
Loss on sale of certain asset and liabilities                  -              (313,629)                -
                                                      -------------------  ------------------  ---------------
Total other income (expenses)                              $40,385           ($281,227)            $318,763
                                                      ===================  ==================  ===============


NOTE 17 - INCOME TAXES

Deferred income tax assets as of June 30, 1999 of $12,500,000 as a result of net operating losses, have been fully offset by valuation allowances. The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

A reconciliation between the statutory United States corporate income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:


                                                        Year Ended June 30,
                                                               1999                   1998                    1997
                                                        ------------------      -----------------       -----------------
Statutory federal income tax (benefit)             $           (5,600,000) $          (7,754,000)    $        (4,101,913)
Foreign income tax (benefit) in excess
of domestic rate                                                   377,000                543,000                 509,203
Benefit not recognized on operating                              3,693,000              5,111,000               2,816,057
loss
Permanent and other differences                                  1,530,000              2,100,000                 886,886
                                                        ------------------      -----------------       -----------------
                                                   $            -          $            -            $            110,233
                                                        ==================      =================       =================

Net operating loss carryforwards at June 30, 1999 were approximately as follows:



United States (expiring through June 30, 2014)          $             21,000,000
Switzerland (expiring through June 30, 2009)                          21,000,000
                                                             -------------------
                                                        $             42,000,000
                                                             ===================

NOTE 18 - EXTRAORDINARY ITEMS

On April 12, 1997, the Company sustained significant fire damage at a leased production and office facility in Hochdorf, Switzerland, resulting in an extraordinary loss, net of insurance proceeds, of $387,514 (($ 0.24) per share), net of income taxes of $-0-.

On July 31, 1997 the Company refinanced Convertible debentures issued in May and June 1997. A gain on extinguishment of debt of $154,212 resulted from that transaction net of income taxes of $-0-.

In December, 1997 the Company refinanced part of the Convertible debentures issued in August 1997. A gain on extinguishment of debt of $150,711 resulted from that transaction net of income taxes of $-0-.

In Fiscal 1999 the Company recognized a loss from early extinguishment of debt of $832,849, net of income taxes of $-0-.

NOTE 19  SIGNIFICANT CUSTOMER AND CONCENTRATION OF CREDIT RISK

The Company sells its products to various customers primarily in Europe and the USA. The company performs ongoing credit evaluations on its customers and generally does not require collateral. Export sales are usually made under letter of credit agreements. The company establishes reserves for expected credit losses and such losses, in the aggregate, have not exceeded management's expectations.

The Company maintains its cash balances with major Swiss, United States and German financial institutions. Funds on deposit with financial institutions in the United States are insured by the Federal Deposits Insurance Corporation ("FDIC) up to $ 100,000.

During the years ended June 30, 1999 1998 and 1997 there were sales to customers that exceeded 10% of net consolidated sales. Sales to these customers were: 1999 customer A, $9,253,480 (54%), 1998 customer A $ 7,647,354 (33%), 1997 customer
A, $1,899,084 (14%) customer B $2,389,613 (18%).The company operates in a single industry segment, providing x-ray medical equipment.

The Company derives all of its revenues from its subsidiaries located in the United States, Switzerland and Germany. Sales by geographic areas for the years ended June 30, 1999, 1998 and 1997 were as follows:


                                                         1999                      1998                      1997
                                                 --------------------        -----------------         ----------------
United States                                  $            4,026,931     $          9,127,569      $         2,000,608
Switzerland                                                12,625,381               12,851,115                2,184,161
Germany                                                       643,570                  914,294                1,393,072
Other export sales                                        -                          -                        7,573,860
                                                 ====================        =================         ================
                                            $              17,295,882     $         22,892,978      $        13,151,701
                                                 ====================        =================         ================

The following summarizes identifiable assets by geographic area:


                                                                            1999                         1998
                                                                    ---------------------          -----------------
United States                                                     $             7,270,543       $          8,075,151
Switzerland                                                                    16,009,209                 17,454,379
Germany                                                                           231,437                    385,067
                                                                    ---------------------          -----------------
                                                                  $            23,511,189       $         25,914,597
                                                                    =====================          =================

The following summarizes operating losses before provision for income tax:


                                                         1999                     1998                     1997
                                                  ------------------       -------------------      -------------------
United States                                  $        (14,542,148)     $        (13,962,842)    $           (175,254)
Switzerland                                              (5,392,436)               (8,803,006)             (12,678,800)
Germany                                                    (243,317)                  (42,184)                (333,397)
                                                  ------------------       -------------------      -------------------
                                               $        (20,177,901)     $        (22,808,032)    $        (13,187,451)
                                                  ==================       ===================      ===================

NOTE 20 - COMMITMENTS

The Company leases various facilities and vehicles under operating lease agreements expiring through September 2003. The company has excluded all vehicle leases in its presentation because they are deemed to be immaterial. The facilities lease agreements provide for a base monthly payment of $22,285 per month. Rent expense for the years ended June 30, 1999, 1998 and 1997 was 325,000, $ 324,726 and $ 297,926 respectively. Future minimum annual lease payments, based on the exchange rate in effect on June 30, 1999, under the facilities lease agreements are as follows: 2000 $173,549, 2001 $162,526, 2002 $166,995, 2003 $137,994, Thereafter $0.

The Company has employment agreements with three of its executives. Minimum compensation under these agreements are as follows:

         Year Ended
         June 30, 2000             $              382,321
         June 30, 2001                            299,326
         June 30, 2002                            202,498
         June 30, 2003                            109,037
                                     --------------------
                                   $             $993,182
                                     ====================

NOTE 21 - LITIGATION

An arbitrator awarded judgement in favor of SSG in February of 1999, which order was confirmed by the Supreme Court of the State of NY on July 8, 1999. The judgement of $1,500,000 has been recorded in the financial statements and is included in common stock subject to put.

On or about July 1, 1999 an action was commenced in the Supreme Cout, State of New York, County of New York entitled J. Douglas Maxwell ("Maxwell") against the Company, whereby Maxwell is seeking judgement in the sum of $380,000 based upon his interpretation of various terms and conditions contained in an Exchange Agreement between the parties dated July 22, 1996 and a subsequent Mutual Release and Settlement Agreement between the parties dated June 1, 1998. Swissray has denied the material allegations of Maxwell's complaint and has asserted three affirmative defenses and two separate counteclaims seeking
(amongst other matters) dismissal of the complaint and and recision of the settlement agreement. It is Swissray's management's intention to contest this matter vigorously. The $380,000 has been recorded in the financial statements and is included in common stock subject to put.

NOTE 22 - RESTRUCTURING

During the year ended June 30, 1998 the Company recorded restructuring charges of $500,000, as a result of its decision to relocate two facilities. The charges consist primarily of the present value of the remaining lease obligations of those facilities.

NOTE 23 - UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS

The following unaudited proforma condensed combined statements of operations for the years ended June 30, 1998 and 1997 give retroactive effect of the acquisition of Empower, Inc. on April 1, 1997 and SSG on October 17, 1997, which were accounted for as purchases. The unaudited proforma condensed combined statements of operations give retroactive effect to the foregoing transaction as if it had occurred at the beginning of each year presented. The proforma statements do not purport to represent what the Company's results of operations would actually have been if the foregoing transactions had actually been consummated on such dates or project the Company's results of operations for any future period or date.

The proforma statements should be read in conjunction with the historical financial statements and notes thereto.


                           SWISSRAY INTERNATIONAL, INC
          UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
               FOR THE YEARS ENDED JUNE 30, 1998 AND JUNE 30, 1997


                                                                                    Year Ended June 30,
                                                                   -----------------------------------------------------
                                                                             1998                           1997
                                                                   ------------------------          -------------------
Revenues                                                   $                     23,837,000        $          21,223,000
Loss before extraordinary items                                                (21,963,000)                 (13,568,000)
Net Loss                                                                       (22,403,000)                 (13,956,000)
Loss per share                                                                       (8.33)                       (8.79)
Weighted average number of shares                                                2,690,695                    1,587,757
outstanding

It was not practicable to include information for SSG for the year ended June 30, 1997


NOTE 24-VALUATION AND QUALIFYING ACCOUNTS

                                   Balance at  Additions             Balance at
                                   Beginning  Charged to               End of
                                    of Year    Expenses   Deductions     Year
Allowance for doubtful acounts:
     Year ended June 30, 1999      $ 32,356   $706,877   $519,240     $219,993
     Year ended June 30, 1998      $148,390   $133,196   $249,230     $ 32,356
     Year ended June 30, 1997      $109,843   $619,160   $580,613     $148,390

NOTE 25 - RESTATEMENT

The accompanying financial statements have been restated to properly record the accounting for the value of common stock issued to an officer and consultants as compensation during the year ended June 30, 1999.

The effect of such restatements on the Company's 1999 financial statement is as follows:

                               As                               As
                            Reported        Adjustments      Restated
                           -----------     ------------     ----------
Balance Sheet Adjustments
 Assets                    $23,761,189      $ (250,000)     $23,511,189
 Liabilities                29,695,812        (250,000)      29,445,812

Statement of Operations
 Adjustments
  Operating expenses       $15,581,217      $3,764,722      $19,345,939
  Loss from continuing
   operations              (16,413,179)      3,764,722      (20,177,901)
  Net loss                 (17,246,028)      3,764,722      (21,010,750)
  Net loss per common
   share basic             $     (2.65)     $    (0.57)     $     (3.22)

                          SWISSRAY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS
                                                         March 31,      June 30,
                                                           2000           1999
                                                         ---------    ----------
                                                        (Unaudited)   (Restated)
CURRENT ASSETS
Cash and cash equivalents ..........................   $ 3,245,610   $ 1,281,297
Accounts receivable, net of allowance for doubtful
accounts of $ 174,995 and $ 219,993 ................     4,505,719     2,448,879
Inventories ........................................     5,816,197     7,332,401
Prepaid expenses and sundry receivables ............       840,063       866,804
                                                        ----------    ----------
Total Current Assets ...............................    14,407,589    11,929,381
                                                        ----------    ----------
PROPERTY AND EQUIPMENT .............................     6,368,996     6,283,040
                                                        ----------    ----------
OTHER ASSETS
Loan receivable ....................................        75,270        15,948
Licensing agreement ................................     2,731,616     3,104,109
Patents and trademarks .............................       178,528       199,906
Software development costs .........................       281,756       347,762
Security deposits ..................................        36,533        28,036
Goodwill ...........................................     1,458,008     1,603,007
                                                        ----------     ---------
TOTAL OTHER ASSETS .................................     4,761,711     5,298,768
                                                        ----------     ---------
Total Assets .......................................   $25,538,296   $23,511,189
                                                        ==========    ==========

                           SWISSRAY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET


                 LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                         March 31,      June 30,
                                                           2000           1999
                                                         ---------    ----------
                                                        (Unaudited)   (Restated)
CURRENT LIABILITIES
Current maturities of long-term debt ............   $    154,558    $   247,028
Notes payable - banks ...........................      3,689,144      3,667,159
Notes payable - short-term ......................        713,308      1,700,000
Loan payable ....................................        116,073        126,006
Accounts payable ................................      4,526,354      5,422,321
Accrued expenses ................................      3,332,833      2,003,844
Restructuring ...................................        460,000        500,000
Customer deposits ...............................      2,061,903        278,507
                                                       ---------      ----------
TOTAL CURRENT LIABILITIES .......................     15,054,173     13,944,865
                                                      ----------     -----------
Convertible Debentures, net of conversion benefit     14,242,793     15,305,852
                                                      ----------     -----------
LONG-TERM DEBT, less current maturities .........        179,847        195,095
                                                      ----------     -----------
COMMON STOCK SUBJECT TO PUT .....................        319,985      1,819,985
                                                      ----------     -----------
STOCKHOLDERS' DEFICIT
Common stock ....................................        227,864        140,062
Additional paid-in capital ......................     87,046,553     69,028,013
Treasury stock ..................................     (2,040,000)      (540,000)
Deferred compensation ...........................              -     (1,282,500)
Accumulated deficit .............................    (87,262,687)   (71,492,463)
Accumulated other comprehensive loss ............     (1,910,247)    (1,787,735)
Common stock subject to put .....................       (319,985)    (1,819,985)
                                                      ----------     -----------
TOTAL STOCKHOLDERS' DEFICIT......................     (4,258,502)    (7,754,608)
                                                      ----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT......   $ 25,538,296   $ 23,511,189
                                                      ==========     ===========
                                      F-27

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                             Nine Months Ended
                                                  March 31,
                                            2000           1999
                                        ----------      ----------
                                        (Unaudited)     (Unaudited)

NET SALES .........................   $ 12,393,655    $ 13,220,776
COST OF SALES .....................      9,372,120      10,404,489
                                        ----------      ----------
GROSS PROFIT ......................      3,021,535       2,816,287
                                        ----------      ----------
OPERATING EXPENSES
Officers and directors compensation      2,650,288         564,089
Salaries ..........................      3,153,332       3,168,298
Selling ...........................      3,364,935       2,089,265
Research and development ..........      1,364,415       1,307,135
General and administrative ........      1,320,325       1,381,517
Other operating expenses ..........        794,971         978,603
Bad debts .........................         50,276           7,383
Depreciation and amortization .....      1,025,967         892,857
                                        ----------      ----------
TOTAL OPERATING EXPENSES ..........     13,724,509      10,389,147
                                        ----------      ----------

LOSS BEFORE OTHER INCOME (EXPENSES)    (10,702,974)     (7,572,860)

Other income (expenses) ...........        409,269        (182,037)
Interest expense ..................     (5,476,519)     (2,156,457)
                                        ----------      ----------
OTHER INCOME (EXPENSES) ...........     (5,067,250)     (2,338,494)
                                        ----------      ----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS ......    (15,770,224)     (9,911,354)

Extraordinary expenses ............           --          (832,849)
                                        ----------      ----------
NET LOSS ..........................   $(15,770,224)   $(10,744,203)
                                        ==========      ==========
LOSS PER COMMON SHARE
Loss from continuing operations ...   $      (0.89)   $      (2.09)
Extraordinary items ...............           0.00           (0.18)
                                        ----------      ----------
NET LOSS ..........................   $      (0.89)   $      (2.27)
                                        ==========      ==========
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING ................     17,807,655       4,752,041

                           SWISSRAY INTERNATIONAL INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                         Nine Months Ended
                                                             March 31,
                                                      2000               1999
                                                  -----------       ------------
                                                  (Unaudited)        (Unaudited)

Net loss                                         $(15,770,224)     $(10,744,203)
Other comprehensive loss, net of tax:
     Foreign translation adjustment                  (122,512)         (246,606)
                                                  -----------        -----------
Comprehensive loss                               $(15,892,736)     $(10,990,809)
                                                  ===========       ============

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                Three Months Ended
                                                    March 31,
                                           2000             1999
                                        ----------       ---------
                                         Unaudited       Unaudited

NET SALES .........................   $  5,436,627    $  3,119,629
COST OF SALES .....................      4,039,558       2,435,147
                                        ----------       ---------
GROSS PROFIT ......................      1,397,069         684,482
                                        ----------       ---------
OPERATING EXPENSES
Officers and directors compensation        224,898         167,195
Salaries ..........................        730,201       1,103,721
Selling ...........................        992,447         650,984
Research and development ..........        469,343         463,546
General and administrative ........        398,444         670,699
Other operating expenses ..........        223,251         417,596
Bad debts .........................         34,275            --
Depreciation and amortization .....        347,571         302,095
                                        ----------       ---------
TOTAL OPERATING EXPENSES ..........      3,420,430       3,775,836


LOSS BEFORE OTHER INCOME (EXPENSES)     (2,023,361)     (3,091,354)

Other income                               388,780         176,959
Interest expense ..................     (1,308,209)       (743,760)
                                        ----------       ---------
OTHER INCOME (EXPENSES) ...........       (919,429)       (566,801)
                                        ----------       ---------
NET LOSS ..........................   $ (2,942,790)   $ (3,658,155)
                                        ==========       =========

NET LOSS PER COMMON SHARE             $      (0.14)   $      (0.72)
                                        ==========       =========
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING ................     20,636,133       5,087,116

                           SWISSRAY INTERNATIONAL INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                    Three Months Ended
                                                         March 31,
                                                    2000           1999
                                                  ---------     ----------
                                                 Unaudited      Unaudited

Net loss ....................................   $(2,942,790)   $(3,658,155)
Other comprehensive loss, net of tax:
     Foreign translation adjustment .........      (204,056)      (266,643)
                                                  ---------     ----------
Comprehensive loss ..........................   $(3,146,846)   $(3,924,798)
                                                 ==========     ===========

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           Nine Months Ended
                                                              March 31,
                                                        2000            1999
                                                      ---------      -----------
                                                     (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITES
Net loss .......................................   $(15,770,224)   $(10,744,203)
Adjustment to reconcile net loss to net
 cash used by operating activities
 Depreciation and amortization .................      1,080,732       1,000,667
 Provision for bad debts .......................        (44,997)            643
 Operating expenses through issuance of stock options
  and common stock .............................      2,809,936            --
 Issuance of common stock in lieu of
  interest payments ............................        270,250            --
 Interest expense on debt issuance cost and
  conversion benefit ...........................      1,131,061       1,007,818
 Interest expense on option value per black scholes   1,385,473            --
 Settelment expense paid through issuance of
  common stock                                          675,000            --
 Amortization of deferred compensation ...........    1,282,500      (1,144,288)
 Early extinguishment of  debt (gain) ..............       --           832,849
(Increase) decrease in operating assets:
 Accounts receivable ............................... (2,011,842)        458,899
 Inventories .......................................  1,516,204         341,319
 Prepaid expenses and sundry receivables ...........     26,741        (492,131)
 Increase (decrease) in operating liabilities:
 Accounts payable ..................................   (895,967)        (51,069)
 Accrued expenses ..................................  1,288,989      (1,144,266)
 Customers deposits ................................  1,783,396        (142,235)
                                                      ---------       ----------
NET CASH USED BY OPERATING ACTIVITIES .............. (5,472,748)     (8,931,709)
                                                      ---------       ----------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of proberty and equipment .........       (548,114)       (563,077)
 Patents and trademarks ........................           --            (1,546)
 Other intangibles .............................        (13,698)           --
 Security deposits .............................         (8,498)          7,689
(Repayment of) increase in loan receivable .....        (59,322)          2,911
                                                      ---------       ----------
NET CASH USED BY INVESTING ACTIVITIES ..........       (629,632)       (554,023)
                                                      ---------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from short-term borrowings ...........         21,985      18,545,444
 Proceeds related to debentures ................     (1,063,059)           --
 Principal payment of short-term borrowings ......   (1,089,095)    (11,024,348)
 Principal payment of long-term borrowings .......      (15,248)       (117,043)
 Issuance of common stock for cash ...............    9,698,473       2,671,169
 Issuance of stock options for cash ..............    2,136,149            --
 Purchase of Treasury Stock ......................   (1,500,000)       (540,000)
 Payment to stockholders and officers ............         --            (2,207)
                                                      ---------       ----------
CASH PROVIDED BY FINANCING ACTIVITIES ............    8,189,205       9,533,015
                                                      ---------       ----------
EFFECT OF EXCHANGE RATE ON CASH ..................     (122,512)       (171,231)
                                                      ---------       ----------
NET INCREASE (DECREASE) IN CASH ..................    1,964,313        (123,948)

CASH AND CASH EQUIVALENT - beginning of period ...    1,281,297       1,281,552
                                                      ---------       ----------
CASH AND CASH EQUIVALENTS - end of period .......  $  3,245,610    $  1,157,604
                                                      =========       ==========

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2000



         (1) The financial statements included herein have been prepared by the Registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1999.

         (2) In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of only a normal and recurring nature, necessary to present fairly the financial position of the Registrant as of March 31, 2000 and the results of operations and cash flows for the interim period presented. Operating results for the nine months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year ending June 30, 2000.

         (3)      INVENTORIES
Inventories are summarized by major classification as follows:

                                                 March 31,        June 30,
                                                ---------------------------
                                                   2000             1999
                                                ----------       ----------
                                                (Unaudited)      (Restated)

Raw materials, parts and supplies               $3,569,261       $5,558,330
Work in process                                  1,140,982        1,048,197
Finished goods                                   1,105,954          725,874
                                                ----------       ----------
                                                $5,816,197       $7,332,401
                                                ==========       ==========


         Inventories are stated at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory cost include material, labor, and overhead.

(4)    SUBSEQUENT EVENT

On March 29, 1999 an agreement was reached and executed on April 4, 2000 whereby the Company issued 490,000 fully vested, nonforfeitable shares of common stock with a fair market value of $2.5308 per share or $1,240,092 (based on the bid price of $.50 per share on the date of issuance less a 10% discount for restrictions on the resale of such shares) to a consultant for services to be rendered over twelve months commencing April 1, 2000. Such amount has been deferred and is being amortized over the term of the consulting agreement. In addition the agreement provides for the issuance of 36,000 restrictive shares of Company Common stock (based on 3,000 shares per month) throughout the period of the Consultant's performance.
                                      F-33

         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


         TABLE OF CONTENTS
                                                                      Page
Available Information                                                   3
Prospectus Summary                                                      5
Risk Factors                                                           10
The Company                                                            25
Use of Proceeds                                                        28
Market Prices and Dividend Policy                                      28
Capitalization                                                         34
Selected Consolidated Financial Data                                   35
Management's Discussion and Analysis Of Financial Condition and
  Results of Operations                                                36
Business                                                               51
Management                                                             72
Stock Options and Stock Appreciation Rights                            79
Aggregated Option Exercises in Last Fiscal Year and Year-End
  Option Values                                                        80
Principal Stockholders                                                 83
Certain Transactions                                                   86
History of Past Financings                                             87
Debenture Conversions Based Upon Hypothetical Range of High
 and Low Prices                                                        89
Selling Holders                                                        90
Plan of Distribution                                                   92
Restrictive Shares Being Issued Pursuant to Contractual
 Agreements                                                            94
Description of Capital Stock                                           94
Legal Matters                                                         101
Independent Auditors                                                  101
Interim Financial Statements                                          102
Index to Consolidated Financial Statements                            103

                          SWISSRAY INTERNATIONAL, INC.





                              17,424,122 SHARES OF
                                  COMMON STOCK




                                   PROSPECTUS




                                 July____, 2000

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE                 $  9,628.93
PRINTING EXPENSES                                                     15,000.00
ACCOUNTING FEES AND EXPENSES                                          85,000.00
LEGAL FEES AND EXPENSES                                              235,000.00
TRANSFER AGENT AND REGISTRATION FEES                                   1,500.00
BLUE SKY FEES AND EXPENSES                                            15,000.00
MISCELLANEOUS EXPENSES                                                 5,000.00
                                                                     -----------
Total                                                               $366,128.93
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that a person personally gained in fact a financial profit or other advantage to which he was not legally entitled).

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

         Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

         The By-Laws of the Registrant provide for indemnification as follows:

         (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

         (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

         The Certificate of Incorporation of the Registrant, as amended, provides for indemnification as follows:

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         On May 20, 1995, the Registrant issued 2,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act for an aggregate consideration of $4,250,000. Placement agents were Interfinance Investment Co., Ltd., Berkshire Capital Management Corp. and Rolcan Finance Ltd. Net proceeds received by the Company after costs related to the financing were $4,000,000.

         On December 10, 1995, the Registrant issued 1,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S. Placement agent was Berkshire Capital Management Corp. Net proceeds received by the Company were $4,500,000.

         On September 11, 1996, the Registrant issued $3,800,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. The convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. The Registrant received net proceeds of $2,774,000.

         On January 10, 1997, the Registrant issued $3,500,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. Placement agent was Targas Trading Ltd. Such convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the convertible debentures. Net proceeds received by the Registrant were $3,085,000.

         On March 5, 1997, the Registrant issued 1,000,000 shares of Common Stock for an aggregate price of $2,000,000 to non-U.S. persons in reliance on Regulation S under the Securities Act. The placement agent for such shares was Rolcan Finance Ltd. The Registrant received net proceeds of $1,925,000.

         On April 28, 1997, the Registrant issued $2,000,000 aggregate principal amount of convertible debentures, which were all converted into shares of Common Stock of the Registrant at a conversion price equal to the higher of 80% of the average closing bid price on the date of conversion or $2.50 per share. The Registrant received net proceeds of $1,822,500.

         On each of May 15, 1997 and June 15, 1997, the Registrant issued $2,000,000 principal amount of 6% convertible debentures convertible into Common Stock on terms similar to those of the April 28, 1997 issuance to accredited investors as defined in Rule 501(a) of Regulation D. Placement agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price for such convertible debentures was $4,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $528,610, the Registrant received an aggregate net amount of $3,458,890. Such convertible debentures were refinanced on July 31, 1997, with the proceeds of $4,262,500 principal amount of convertible debentures issued to non-U.S. persons under Regulation S.

         On July 31, 1997, the Registrant issued $4,262,500 of 7% convertible debentures. The proceeds of such issuance were used to refinance $4,000,000 principal amount of 6% convertible debentures dated May 15, 1997 and June 13, 1997 plus interest. The Registrant did not receive any cash proceeds from this transaction. Such convertible debentures, due July 31, 2000, were all converted into shares of Common Stock at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion.

         On August 19, 1997, the Registrant issued $5,000,000 aggregate principal amount of 6% convertible debentures, convertible into Common Stock of the Registrant. Placement Agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price of such convertible debentures was $5,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $681,250 the Registrant received a net amount of $4,318,750. All such convertible debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Registrant has received written representations from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. Fifty percent of the face amount of such convertible debentures were convertible into shares of Common Stock of the Registrant at any time after November 3, 1997 and the remaining 50% of the face value of such convertible debentures were convertible into shares of Common Stock of the Registrant after December 3, 1997, in each case at a conversion price equal to 80% of the average closing bid price for the five trading days preceding the date of conversion. Any such convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of such Convertible Debentures. All conversions have been competed (or rolled over as indicated below).

         Between November 26, 1997 and December 11, 1997, the Company issued $2,158,285 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 15% premium, and accrued interest, convertible into Common Stock of the Company. The Registrant did not receive any cash proceeds from the offering of the Convertible Debentures. An amount of $2,158,285 was paid by investors to holders of the Company's Convertible
Debentures  issued on August 19, 1997  holding  $1,850,000  of such  Convertible
Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $3,690,000 aggregate principal amount of 8% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $690,000 the Company received a net amount of $3,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. Twenty-five percent of the face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company as at the effective date of a registration statement covering the underlying shares of Common Stock, to wit: March 12, 1998. An additional twenty-five percent of the face amount of both Convertible Debentures may be converted each 30 days thereafter, in each case at a conversion price equal to 75% of the average closing bid price for the five trading days preceding the date of the conversion. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of March 31, 1999 all conversions were completed.

         In March of 1998, the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting legal fees of $35,000 and placement agent fees of $550,000 directly attributable to such offering the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of December 3, 1999 all conversions were completed.

         In June of 1998, the Company issued $2,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $1,760,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. The placement agent for such convertible debentures was Net Financial International, Ltd. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of August 14, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. All of these debentures have been converted as of December 3, 1999.

         On August 31, 1998 the Company issued a principal aggregate total amount of $6,143,849 of 5% convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company to the following financing participants - Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd. and Sovereign Partners LP at a
conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion or $1.00 whichever is less as follows: (a) The Company issued $3,832,849 aggregate principal for which the Company received no cash; investors having paid the holders of $3,000,000 in Convertible
Debentures (originally issued in March 1998) together with 25% premium and accrued interest; and (b ) the Company issued new Convertible Debentures convertible into shares of Company Common Stock. After deducing fees directly attributable to such offering the Company received a net amount of $ 2,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. The placement agent for such convertible debentures was Net Financial International, Ltd. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. As of July 7, 2000 an unconverted balance of $3,930,594 remains outstanding and, accordingly, the number of shares being registered for the balance of this transaction amounts to 4,323,653 shares.

         On October 6, 1998 the Company issued a principal aggregate amount of $2,940,000 of 5% convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company to the following financing participants - Dominion Capital Fund, Ltd. and Sovereign Partners LP at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion or $1.00 whichever is less. After deducting fees directly attributable to such offering (including the Company's repurchase of 1,465,000 pre-split shares (717,850 and 747,150 shares from Dominion Capital Fund, Ltd. and Sovereign Partners LP respectively) of its common stock for a cash consideration of $540,000) the Company received a net amount of $ 2,100,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. There was no placement agent involved in this financing. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of July 7, 2000 and, accordingly, the number of shares being registered for this transaction amounts to 3,234,653 shares.

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 5% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building . The promissory notes (held by Dominion Capital Fund, Ltd. and Sovereign Partners) were not paid by their due date and the terms of a Contingent Subscription Agreements, Debentures and Registration Rights Agreements automatically went into effect with debentures in the principal sum of $1,119,600 (inclusive of interest on aforesaid promissory notes) bearing interest at the rate of 5% per annum (payable in stock or cash at the

Company's option) and being convertible, at any time at 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or $1.00 whichever is less. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any. None of these convertible debentures have been converted as of July 7, 2000 and, accordingly, the number of shares being registered for this transaction amounts to 1,231,560 shares.

         On January 29, 1999 the Company issued a principal aggregate amount of $1,170,000 of convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company to the following financing participants - Dominion Capital Fund, Ltd., Dominion Investment Fund LLC and Sovereign Partners LP at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 3% for the first 90 days, 3.5% for 91-120 days and 4% for 120 days and thereafter. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 58,500 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $1.00 per share. After deducing fees directly attributable to such offering the Company received a net amount of $ 1,020,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of July 7, 2000 and, accordingly, the number of shares being registered for this transactions amounts to 615,360 shares.

         On March 2, 1999, the Company entered into a second promissory note contingent convertible debenture financing with the same lenders as the December 1998 transaction described directly above (i.e., Dominion Investment Fund LLC and Sovereign Partners LP) with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes were May 31, 1999, (c) the potential 60 day extension date on such promissory notes was July 30, 1999 but such extension right was never utilized, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical in all material respects to those described above (in subparagraph
(a) regarding December 1998 transaction) There was no placement agent involved in this financing. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreements, Debentures and Registration Rights Agreements automatically went into effect with debentures in the principal sum of $1,132,200 (inclusive of interest on aforesaid promissory notes) going into effect. None of these Convertible Debentures have been converted as of July 7, 2000 and, accordingly the number of shares being registered for this transaction is 622,710 shares.

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting
(a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999,
(d) the potential 60 day extension date on such promissory note was August 23, 1999 but such extension right was never utilized, (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. There was no placement agent involved in this financing. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreement, Debenture and Registration Rights Agreement automatically went into effect with debentures in the principal sum of $561,000 (inclusive of interest on aforesaid promissory notes) going into effect. None of these Convertible Debentures have been converted as of July 7, 2000, and, accordingly, the number of shares being registered for this transaction amounts to 308,550 shares.

         From May 14, 1999 to June 9, 1999 (in a single financing) the Company issued a principal aggregate amount of $850,000 of convertible debentures ("Convertible Debenture"), convertible into Common Stock of the Company to the following financing participants - Endeavour Capital Fund SA, Excaliber Limited Partnership and Carbon Mesa Partners LLC at a conversion price of 80% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 5%. After deducing fees directly attributable to such offering the offering the Company received a net amount of $772,727. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of regulation D promulgated under the Act ("Regulation D") and the Company received written representations from each investor to that effect. There was no placement agent involved in this financing. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the Convertible Debentures. 168,180 shares have been already been issued with regard to this transaction and, accordingly, the number of shares being registered for the balance of this transaction amounts to 275,825 shares.

         On July 9, 1999 the Company entered into a fourth promissory note (contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Southshore Capital, Ltd. now assigned to Parkdale LLC, (b) gross proceeds amounted to $1,100,000, (c) the due date of such note is August 23, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. There was no placement agent involved in this financing. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect with debentures in the principal sum of $1,148,400 (inclusive of interest on aforesaid promissory note) going into effect. None of these Convertible Debentures have been converted as of July 7, 2000 and, accordingly, the number of shares being registered for this transaction amounts to 631,620 shares.

         On August 11, 1999 the Company entered into a fifth promissory note (contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $1,400,000, (c) the due date of such note is November 11, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. There was no placement agent involved in this financing. The terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement went into effect on November 11, 1999 with the principal sum of the Convertible Debenture being $1,526,000. No portion of this Convertible Debenture has been converted as of July 7, 2000 and, accordingly, the number of shares being registered for this transaction amounts to 839,300 shares.

         Pursuant to an agreement entered into on September 2, 1999, the Company authorized a purchaser to purchase 1,000,000 shares at $1.00 per share (which occurred on September 7, 1999) and up to an additional 2,000,000 shares at $1.50 per share so long as the first 1,000,000 shares were purchased on or before September 30, 1999 and as long as the purchaser purchased at least an additional 1,000,000 shares within 60 days of its first purchase. The first purchase, as aforesaid, was made on September 7, 1999 (at $1.00 per share) while the next 1,000,000 shares were purchased on October 19, 1999 (500,000 shares at $1.50 per share) and November 1, 1999 (500,000 shares at $1.50 per share). Having met the purchase requirements, the purchaser was entitled (through March 1, 2000) to purchase the balance of the shares referred to at $1.50 but only purchased 666,667 shares at such price in December 1999. In accordance with the terms of such Subscription Agreements and Registration Rights Agreements all 2,666,667 shares sold are being registered herein. The Investment participants involved in the above transactions are Parkdale LLC, Southridge Capital Management LLC, Striker Capital, Alfred Hahnfeldt and Greenfield Investments Consultants LLC.

         In February 2000 the Company entered into an additional separate transaction whereby it sold 333,333 restrictive shares of its common stock at $3.00 per share to Dundurn Street LLC. In accordance with the terms of the Subscription Agreement and Registration Rights Agreement all 333,333 shares sold are being registered hereunder.

         With respect to each of the above referenced financings, to the extent required, the Company has filed Forms D with the SEC indicating the manner in which net proceeds received were utilized. Such Forms D require that distinction be made for net proceeds utilized as "payments to officers, directors and/or affiliates" as opposed to "payment to others". In each instance the Forms D, as filed, indicate "payment to others".

Additional Selling Shareholders

         In addition to those Selling Shareholders referred to above, the following persons and/or firms may be considered to be "Additional Selling Shareholders".

                                       No. of    No. of     Date
         Name                          Shares   Warrants   Issued
         ----                          ------   --------   ------
Trianon Opus One Inc. ("Trianon")       85,077             4/28/98
Gary B. Wolff ("Wolff")                         150,000   12/11/98 & 3/26/99
Dr. Erwin Zimmerli ("Zimmerli")                 100,000    2/26/99
Display Presentations Ltd. ("Display")  65,000            10/8/99
Live Marketing ("Live")                 16,864            10/31/99

         All shares referred to herein are shares of common stock $.01 par value. Warrants referred to herein are convertible (on a 1 for 1 basis) into shares of common stock $.01 par value. None of these five transactions involved underwriters.

         Trianon owns the number of shares indicated pursuant to terms of April 28, 1997 promissory note referred to under "Description of Capital Stock - Promissory Note", which note issued in exchange for $2,000,000 in cash consideration, was converted one year thereafter into the number of shares of Company common stock indicate and which note contained "piggy-back" registration rights.

         Both Wolff and Zimmerli own the number of warrants indicated with the right to convert same into shares of common stock (on a one for one basis). Warrants granted to Wolff (each exercisable at $1.00 per share) were issued on December 11, 1998 (50,000 warrants) and March 26, 1999 (100,000 warrants). The bid price for shares of Company common stock on the dates of warrant issuance were as follows: December 11, 1998 - $0.50 and March 26, 1999 - $0.60. Each of these 150,000 warrants expire five years from date of issuance. Warrants granted to Zimmerli (each exercisable at $1.00 per share) were issued on February 26, 1999. The bid price for shares of Company common stock on the date of warrant issuance was $.562. Each of these 100,000 warrants expire five years from date of issuance.

         Wolff acts as corporate counsel to the Company while Zimmerli serves on the Company's Independent Audit Committee and is one of the Company's independent directors. The warrants issued to each of these individuals were for personal services rendered by such individuals to the Company and valued at a nominal consideration in view of the fact that exercise price approximated twice the trading price on date of issuance.

         Display and Live were issued the number of shares indicated alongside their respective names as partial consideration for services rendered, pursuant to agreements containing certain "piggy-back" registration rights. The shares issued to Live were issued pursuant to October 31, 1999 contract and were for services rendered and valued at $50,590 with the number of shares being arrived at by utilizing the bid price ($3.00) on date of contract. The shares issued to Display were issued pursuant to October 8, 1999 contract and were for services rendered and valued at $207,500 with the number of shares being arrived at by utilizing the bid price of ($3.192) on date of contract. The agreements with both Display and Live are filed as exhibits to this Registration Statement and are summarized under the heading entitled "Restrictive Shares Being Registered Pursuant to Contractual Agreements.

         Each of the transactions referred to under the heading "Additional Selling Shareholders" are claimed to be exempt from registration in accordance with Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering.

         Each of those transactions conducted commencing with August, 1997 were transactions with financing participants who warrant and represent themselves to be "accredited investors" as that term is defined in the Securities Act.

         Those sales of unregistered securities referred to herein as having been conducted with "non-US persons" from May 20, 1995 through March 5, 1997 were conducted in accordance with the exemption afforded by Regulation S Rules governing offers and sales made outside the United States without registration under the Securities Act of 1933 while each of those sales of unregistered securities indicated herein as having been conducted from April 28, 1997 to the present were conducted in accordance with exemption afforded by Rule 506 of Regulation D under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

Exhibit
  No.             Description

2.1               Acquisition   Agreement,   dated  May  1995,  by  and  between
                  Registrant,    a   New   York    corporation   (now   Swissray
                  International,  Inc.); Berkshire  International Finance, Inc.,
                  SR-Medical  AG (a  Swiss  corporation),  Teleray  AG (a  Swiss corporation) and others  (Incorporated by reference to Exhibit
                  6(a) of the Registrant's  Registration Statement on Form 10SB,
                  Registration No . 0-26972, effective February 14, 1996).

2.2               Exchange  Agreement,  dated  as of  November  22,  1996 by and
                  between  the  Registrant  and  Douglas  Maxwell   ("Maxwell");
                  Registration  Rights  Agreement,  dated as of March 13,  1997, between the Registrant and Maxwell;  Assignment and Assumption
                  Agreement,  dated March 13, 1997,  between the  Registrant and
                  Maxwell;  Option Agreement,  dated January 24, 1997,  granting options  for  125,000  shares  of the  Registrant  to  Maxwell
                  (Incorporated  by reference to Exhibit 2.2 of the Registrant's
                  Annual  Report for the fiscal year ended June 30, 1997 on Form
                  10-KSB filed on September 30, 1997).

3.1               Registrant's  Certificate of Incorporation, dated December 20,
                  1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration
                  No. 0- 26972, effective February 14, 1996).

3.2               Amendment to Registrant's Certificate of Incorporation,  dated
                  September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.3               Amendment to Registrant's Certificate of Incorporation,  dated
                  September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

                                     II-11


3.4               Amendment to Registrant's Certificate of Incorporation,  dated
                  October 30, 1981 (Incorporated by reference to Exhibit 2(d) of
                  the  Registrant's  Registration  Statement   on   Form   10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.5               Certificate of Merger of Direct Marketing  Services,  Inc. and
                  CGS  Units  Incorporated  into CGS Units  Incorporated,  dated
                  June 16, 1994 (Incorporated by reference to Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.6               Amendment to Registrant's Certificate of Incorporation,  dated
                  August 10, 1994  (Incorporated  by reference to Exhibit 3.6 of
                  Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.7               Certificate  of  Correction of Certificate of Merger of Direct
                  Marketing Services,  Inc.  and  CGS  Units  Incorporated  into
                  CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration
                  Statement  on  Form  10SB, Registration No. 0-26972, effective
                  February 14, 1996).

3.8               Amendment  to  Registrant's   Certificate  of   Incorporation,
                  dated May 24,  1995 (Incorporated by reference to Exhibit 2(g)
                  of  the  Registrant's  Registration  Statement  on  Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.9               Amendment to Registrant's Certificate of Incorporation,  dated
                  August 29, 1996  (Incorporated  by reference to Exhibit 3.9 of
                  Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10              Amendment to Registrant's Certificate of Incorporation,  dated
                  December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June
                  30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11              Amendment to Registrant's Certificate of Incorporation,  dated
                  March 12, 1997  (Incorporated  by reference to Exhibit 3.11 of
                  Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.12              Registrant's  By-Laws  (Incorporated by reference to Exhibit 2
                  (h) of  the  Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972,  effective February 14, 1996).

3.13              Amendment to Registrant's Certificate of Incorporation,  dated
                  December 26, 1997 (Incorporated by reference to Exhibit 3.13 of Registrant's Form S-1 Registration Statement, Registration
                  No. 333-43401, effective March 12, 1998).

3.14              Amendment  to Registrant's Certificate of Incorporation, dated
                  July 28, 1999.

                                     II-12


5.1               Opinion  of  Gary  B.  Wolff, P.C.,  counsel to the Registrant
                  (Incorporated by reference to Exhibit 5.1 of Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27, 1999).

5.1(a)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

5.1(b)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

5.1(c)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

5.1(d)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

5.1(e)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

5.1(f)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

10.1              License  Agreement,  dated  June 24, 1995,  by and between the
                  Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b)of Registrant's Registration Statement on Form
                  10SB, Registration No. 0-26972, effective February 14, 1996).

10.2              1996 Swissray International  Corporation,  Inc.  Non-Statutory
                  Stock Option Plan. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration
                  Statement,  Registration  No. 333-38229,  filed  December  17,
                  1997).

10.3              Agreement,  dated  June  11, 1996 between the  Registrant  and
                  Philips Medical Systems (Incorporated by reference  to Exhibit
                  10.3 of Registrant's  Annual  Report for the fiscal year ended
                  June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.4              License Agreement, dated as of July 18, 1997,  by and  between
                  the Registrant and Agfa-Gevaert   N.V.,  certain  portions  of
                  which are filed under  a  request  for confidential  treatment pursuant to Rule 24b-2 promulgated  pursuant to the Securities
                  Exchange  Act  of  1934,  as  amended,  and  Rule  80(b)(4) of
                  Organization; Conduct and Ethics; and Information and Requests
                  adopted under the Freedom of Information  Act, under Rule  406 of the Securities Act of 1933, as amended, and the Freedom  of
                  Information Act (Incorporated by reference to  Exhibit 10.4 of
                  Registrant's  Annual Report for the fiscal year ended June 30,
                  1997 on Form  10-KSB/A2,  filed  December 3, 1997).

10.5              Agreement,  dated July 14, 1995, by and between Teleray AG and
                  Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization;
                  Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act

                                      II-13

                  (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6              Agreement,  dated as of June 30, 1997, between the  Registrant and Ruedi G. Laupper. (Incorporated  by  reference  to Exhibit
                  10.2 of Registrant's Amendment  No. 1 to Form S-1 Registration
                  Statement,   Registration  No. 333-38229, filed  December  17,
                  1997).

10.7 Registration Rights Agreement, dated as of August , 1997, by and between Swissray International, Inc. and the person named on the signature page hereto. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1
                  Registration  Statement,  Registration  No.  333-38229,  filed
                  December 17, 1997). See attached Schedule. (Incorporated by reference to Exhibit 10.7 of Registrant's Amendment No. 4 to
                  Form S-1 Registration Statement, Registration No. 333-38229, filed February 9, 2000).

10.8 Debenture of Swissray International, Inc. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to
                  Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997). See attached Schedule. (Incorporated by reference to Exhibit 10.8 of Registrant's Amendment No. 4 to Form S-1 Registration Statement, Registration No. 333-38229 filed February 9, 2000).

10.9 Asset Purchase Agreement, dated as of October 17, 1997 by and among Swissray Medical Systems, Inc., Swissray International,
                  Inc., Service Support Group LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed November
                  4, 1997).

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support
                  Group,  LLC, Gary Durday,  Michael  Harle and Kenneth  Montler
                  (Incorporated  by reference to Exhibit 2.2 of the Registrant's
                  Current Report on Form 8-K, filed November 4, 1997).

10.11             Employment   Agreement   between   the  Registrant  and  Ruedi
                  G.  Laupper,  dated  as  of December , 1997  (Incorporated  by reference as Exhibit 10.11 to  Registrant's  initial filing of
                  Form  S-1 Registration  Statement,  Registration No. 333-43401
                  filed December 29, 1997).

10.12             Employment Agreement between the Registrant and Josef Laupper, dated as of  December , 1997  (Incorporated  by  reference  as
                  Exhibit  10.12  to  Registrant's  initial  filing  of Form S-1
                  Registration  Statement,   Registration  No.  333-43401  filed
                  December 29, 1997).

10.13             Employment   Agreement  between  the  Registrant  and  Herbert
                  Laubscher,  dated  as  of  December , 1997  (Incorporated   by
                  reference as Exhibit 10.13 to  Registrant's  initial filing of
                  Form  S-1 Registration  Statement,  Registration No. 333-43401
                  filed December 29, 1997).


                                     II-14


10.14             Employment  Agreement between the Registrant and Ueli Laupper, dated as of  December , 1997  (Incorporated  by  reference  as
                  Exhibit  10.14  to  Registrant's  initial  filing  of Form S-1
                  Registration  Statement,   Registration  No.  333-43401  filed
                  December 29, 1997).

10.15             Registration Rights Agreement, dated as  of  November  ,  1997
                  (Incorporated  by  reference as Exhibit 10.15 to  Registrant's
                  initial   filing   of   Form   S-1  Registration    Statement,
                  Registration  No. 333-43401  filed  December  29,  1997).  See attached Schedule. (Incorporated by reference to Exhibit 10.15 of  Registrant's  Amendment  No. 4  to  Form  S-1 Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.16             Debenture of Swissray  International,  Inc.,  dated November ,
                  1997   (Incorporated   by   reference  as  Exhibit  10.16   to
                  Registrant's initial filing of Form S-1 Registration Statement
                  Registration  No. 333-43401  filed  December  29,  1997).  See attached Schedule.(Incorporated  by reference to Exhibit 10.16 of  Registrant's  Amendment  No. 4  to  Form  S-1 Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.17 Subscription Agreement, dated November , 1997 (Incorporated by reference as Exhibit 10.17 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997). See attached Schedule. (Incorporated by reference to Exhibit 10.17 of Registrant's Amendment No. 4 to Form S-1 Registration Statement, Registration No.333-38229, filed February 9, 2000).

10.18             Registration Rights Agreement (rollover), dated as of November
                  1997   (Incorporated   by   reference  as  Exhibit  10.18   to
                  Registrant's initial filing of Form S-1 Registration Statement
                  Registration  No. 333-43401  filed  December  29,  1997).  See attached Schedule.(Incorporated  by reference to Exhibit 10.18 of  Registrant's  Amendment  No. 4  to  Form  S-1 Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.19             Debenture of Swissray International, Inc.  (rollover),   dated
                  November  ,  1997 (Incorporated  by reference as Exhibit 10.19
                  to  Registrant's  initial  filing  of  Form S-1   Registration
                  Statement, Registration No.333-43401 filed December 29, 1997).
                  See attached Schedule. (Incorporated by reference  to  Exhibit
                  10.19 of Registrant's Amendment No. 4 to Form S-1 Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.20             Subscription   Agreement   (rollover),  dated  November , 1997
                  (Incorporated  by  reference  as Exhibit 10.20 to Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration  No. 333-43401  filed  December  29,  1997).  See attached Schedule.(Incorporated  by reference to Exhibit 10.20 of  Registrant's  Amendment


                                     II-15


                  No. 4  to  Form S-1  Registration  Statement, Registration No.
                  333-38229, filed February 9, 2000).

10.21             Agreement   Regarding   August,  1997  Regulation  D  offering
                  (Incorporated by reference as  Exhibit  10.21 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-43401 filed December 29, 1997).


10.22 Subscription Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.22 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14, 1998). See attached Schedule. (Incorporated by reference to Exhibit 10.22 of Registrant's Amendment No. 4 to Form S-1 Registration Statement, Registration No.333-38229, filed February 9, 2000).

10.23 Registration Rights Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.23 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.333-50069 filed April 14, 1998). See attached Schedule. (Incorporated by reference to Exhibit 10.23 of Registrant's Amendment No. 4 to
                  Form S-1 Registration Statement, Registration No. 333-38229, filed February 9, 2000).

10.24             Debenture  dated  March  ,  1998  (Incorporated  by  reference as Exhibit 10.24  to Registrant's  initial  filing of Form S-1
                  Registration Statement, Registration No. 333-50069 filed April
                  14, 1998). See attached Schedule.  (Incorporated  by reference to  Exhibit 10.24 of Registrant's  Amendment No. 4 to Form S-1
                  Registration   Statement,  Registration  No. 333-38229,  filed
                  February 9, 2000).

10.25             This Exhibit Number skipped.

10.26 Subscription Agreement dated June, 1998 (Incorporated by reference as Exhibit 10.26 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-59829 filed July 24, 1998). See attached Schedule. (Incorporated by reference to Exhibit 10.26 of Registrant's Amendment No. 4 to Form S-1 Registration Statement, Registration No.333-38229, filed February 9, 2000).

10.27             Registration  Rights Agreement dated June, 1998  (Incorporated by  reference  as Exhibit 10.27 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-59829
                  filed July 24, 1998). See  attached  Schedule.   (Incorporated
                  by reference to Exhibit 10.27 of  Registrant's Amendment No. 4 to Form S-1 Registration Statement, Registration No.333-38229,
                  filed February 9, 2000).

10.28             Debenture   dated  June,  1998   (Incorporated   by  reference
                  as Exhibit 10.28  to Registrant's  initial  filing of Form S-1
                  Registration Statement, Registration No. 333-59829  filed July
                  24, 1998). See attached  Schedule. (Incorporated  by reference to Exhibit 10.28 of Registrant's  Amendment  No. 4 to Form S-1
                  Registration   Statement,


                                     II-16



                  Registration  No. 333-38229,  filed February 9, 2000).

10.29             Subscription  Agreement dated August, 1998 with March 17, 1999 amendment  (Incorporated  by  reference  as  Exhibit  10.29 to
                  Registrant's   first   amendment   to   filing  of  Form   S-1
                  Registration  Statement,  Registration  No.  333-59829   filed
                  April  27,  1998).  See attached  Schedule.  (Incorporated  by reference  to  Exhibit  10.29 of  Registrant's Amendment No. 4
                  to Form S-1 Registration Statement, Registration No.333-38229,
                  filed February 9, 2000).

10.30             Registration Rights Agreement dated August, 1998 (Incorporated by reference as Exhibit 10.30 to Registrant's  first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April  27,  1998).   See  attached   Schedule.
                  (Incorporated by reference to  Exhibit  10.30 of  Registrant's
                  Amendment   No.  4   to   Form  S-1  Registration   Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.31             Debenture  dated  August,  1998  with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.31 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.333-59829 filed April 27, 1998). See attached
                  Schedule. (Incorporated by reference to Exhibit 10.31 of Registrant's Amendment No.4 to Form S-1 Registration Statement
                  Registration No. 333-38229, filed February 9, 2000).

10.32             Subscription Agreement dated October, 1998 with March 17, 1999 amendment (Incorporated  by  reference  as  Exhibit  10.32  to
                  Registrant's   first   amendment   to   filing  of  Form   S-1
                  Registration Statement, Registration  No.333-59829 filed April
                  27, 1998).See attached  Schedule.(Incorporated by reference to
                  Exhibit 10.32 of Registrant's  Amendment  No.  4 to  Form  S-1
                  Registration Statement,  Registration  No.  333-38229,   filed
                  February 9, 2000).

10.33             Registration Rights Agreement dated October,1998 (Incorporated by reference as Exhibit 10.33 to Registrant's  first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed  April 27,  1998).   See  attached   Schedule.
                  (Incorporated by reference to  Exhibit  10.33 of  Registrant's
                  Amendment No.4 to Form S-1 Registration Statement,Registration
                  No. 333-38229, filed February 9, 2000).

10.34             Debenture dated October, 1998 with March  17,  1999  amendment
                  (Incorporated  by  reference  as Exhibit 10.34 to Registrant's first amendment to filing of Form S-1 Registration  Statement,
                  Registration No.333-59829 filed April 27, 1998).  See attached
                  Schedule, (Incorporated  by  reference  to  Exhibit  10.34  of
                  Registrant's  Amendment   No.  4  to  Form  S-1   Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

                                      II-17



10.35             Promissory   Note   dated   December,  1998  (Incorporated  by
                  reference as Exhibit 10.35 to Registrant's first  amendment to filing of Form  S-1 Registration Statement,  Registration  No.
                  333-59829 filed April  27,  1998).   See  attached   Schedule.
                  (Incorporated by reference to  Exhibit  10.35 of  Registrant's
                  Amendment No.4 to Form S-1 Registration Statement,Registration
                  No. 333-38229, filed February 9, 2000).


10.36             Contingent  Subscription  Agreement dated December,  1998 with
                  March 17, 1999 amendment (Incorporated by reference as Exhibit
                  10.36 to  Registrant's  first  amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April
                  27, 1998). See attached Schedule.  (Incorporated  by reference to  Exhibit 10.36  of Registrant's Amendment No. 4 to Form S-1
                  Registration  Statement,  Registration  No. 333-38229,   filed
                  February 9, 2000).

10.37             Registration     Rights   Agreement  dated   December,    1998
                  (Incorporated  by  reference  as Exhibit 10.37 to Registrant's first amendment to filing of Form S-1 Registration  Statement,
                  Registration No.333-59829 filed April 27, 1998).  See attached
                  Schedule. (Incorporated  by  reference  to  Exhibit  10.37  of
                  Registrant's Amendment No.4 to Form S-1 Registration Statement
                  Registration No. 333-38229, filed February 9, 2000).

10.38             Debenture dated December, 1998 with  March 17, 1999  amendment
                  (Incorporated by reference as Exhibit 10.38 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.333-59829 filed April 27, 1998). See attached
                  Schedule. (Incorporated by reference to Exhibit 10.38 of Registrant's Amendment No.4 to Form S-1 Registration Statement
                  Registration No. 333-38229, filed February 9, 2000).

10.39             Warrant dated December, 1998  (Incorporated  by  reference  as
                  Exhibit 10.39 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27, 1998). See attached Schedule. (Incorporated by reference to Exhibit 10.39 of Registrant's Amendment No. 4 to
                  Form S-1 Registration Statement, Registration No. 333-38229, filed February 9, 2000).

10.40             Subscription Agreement dated January,  1999  (Incorporated  by reference as Exhibit 10.40 to Registrant's first  amendment to filing of Form S-1 Registration  Statement,  Registration  No.
                  333-59829 filed April  27,  1998).   See  attached   Schedule.
                  (Incorporated by reference to  Exhibit  10.40 of  Registrant's
                  Amendment No.4 to Form S-1 Registration Statement,Registration
                  No. 333-38229, filed February 9, 2000).

10.41 Registration Rights Agreement dated January, 1999(Incorporated by reference as Exhibit 10.41 to Registrant's first amendment to filing of Form S-1 Registration

                                      II-18

                  Statement, Registration No. 333-59829  filed  April 27, 1998).
                  See attached Schedule. (Incorporated by reference  to  Exhibit
                  10.41   of   Registrant's   Amendment    No.4   to  Form   S-1
                  Registration  Statement,Registration  No.  333-38229,    filed
                  February 9, 2000).

10.42 Debenture dated January, 1999 (Incorporated by reference as Exhibit 10.42 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27, 1998). See attached Schedule. (Incorporated by reference to Exhibit 10.42 of Registrant's Amendment No. 4 to
                  Form S-1 Registration Statement, Registration No. 333-38229, filed February 9, 2000).

10.43             Warrant dated January 28, 1999 with March 17,  1999  amendment
                  (Incorporated  by  reference  as Exhibit 10.43 to Registrant's first amendment to filing of Form S-1 Registration  Statement,
                  Registration No.333-59829 filed April 27, 1998).  See attached
                  Schedule. (Incorporated  by  reference  to  Exhibit  10.43  of
                  Registrant's   Amendment   No. 4  to  Form  S-1   Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.44             Promissory   Note   dated  March  2,  1999   (Incorporated  by
                  reference as  Exhibit 10.44  to  Registrant's  first amendment to filing  of  Form S-1 Registration  Statement,  Registration
                  No. 333-59829  filed April 27, 1998).  See attached  Schedule.
                  (Incorporated  by reference  to Exhibit  10.44 of Registrant's
                  Amendment  No.  4   to  Form   S-1   Registration   Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.45             Contingent   Subscription  Agreement    dated  March  2,  1999
                  (Incorporated by reference  as Exhibit 10.45  to  Registrant's
                  first   amendment   to   filing  of  Form  S-1    Registration
                  Statement,  Registration  No. 333-59829 filed April 27, 1998).
                  See attached Schedule. (Incorporated by   reference to Exhibit
                  10.45   of   Registrant's   Amendment    No.  4  to  Form  S-1
                  Registration  Statement,   Registration  No. 333-38229,  filed
                  February 9, 2000).

10.46             Registration    Rights    Agreement   dated   March  2,   1999
                  (Incorporated  by reference  as  Exhibit 10.46 to Registrant's
                  first    amendment   to  filing   of  Form  S-1   Registration
                  Statement,  Registration  No. 333-59829 filed April 27, 1998).
                  See attached Schedule.  (Incorporated  by reference to Exhibit
                  10.46  of   Registrant's    Amendment   No.  4  to   Form  S-1
                  Registration  Statement,  Registration  No. 333-38229,   filed
                  February 9, 2000).

10.47             Debenture  dated  March  2,  1999 (Incorporated  by  reference
                  as Exhibit 10.47 to Registrant's first   amendment  to  filing
                  of Form S-1 Registration Statement, Registration No. 333-59829
                  filed April 27,1998). See attached Schedule. (Incorporated  by reference to Exhibit 10.47 of Registrant's  Amendment No. 4 to

                                     II-19


                  Form S-1 Registration Statement, Registration No. 333-38229, filed February 9, 2000).

10.48             Warrant  dated  March  2,1999 (Incorporated  by  reference  as
                  Exhibit 10.48 to Registrant's first  amendment  to  filing  of
                  Form S-1 Registration Statement, Registration  No.   333-59829
                  filed April  27, 1998). See attached Schedule.   (Incorporated
                  by reference to Exhibit 10.48 of Registrant's  Amendment No. 4 to Form S-1 Registration Statement, Registration No.333-38229,
                  filed February 9, 2000).

10.49             Promissory Note dated March 26,1999 (Incorporated by reference as Exhibit 10.49 to Registrant's first amendment to filing  of
                  Form  S-1   Registration Statement, Registration No. 333-59829
                  filed April  27,1998). See attached Schedule.(Incorporated  by reference to Exhibit 10.49 of Registrant's Amendment No. 4  to
                  Form  S-1 Registration Statement, Registration No.  333-38229,
                  filed February 9, 2000).

10.50             Contingent   Subscription   Agreement  dated  March 26,   1999
                  (Incorporated by reference as  Exhibit  10.50 to  Registrant's first  amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998). See attached
                  Schedule. (Incorporated  by  reference  to  Exhibit  10.50  of
                  Registrant's   Amendment   No. 4  to  Form  S-1   Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.51             Registration    Rights   Agreement   dated   March  26,   1999
                  (Incorporated by reference as  Exhibit  10.51 to  Registrant's first amendment to filing of Form S-1  Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998). See attached
                  Schedule. (Incorporated   by  reference  to Exhibit  10.51  of
                  Registrant's   Amendment  No.  4  to   Form  S-1  Registration
                  Statement, Registration No. 333-38229, filed February 9,2000).

10.52             Debenture dated March 26,1999  (Incorporated by  reference  as
                  Exhibit  10.52 to  Registrant's   first  amendment  to  filing
                  of Form S-1 Registration Statement, Registration  No.333-59829
                  filed April  27, 1998). See attached Schedule.   (Incorporated
                  by reference to Exhibit 10.52 of Registrant's Amendment No.  4 to Form S-1 Registration Statement, Registration No.333-38229,
                  filed February 9, 2000).

10.53             Warrant dated March 26,1999   (Incorporated  by  reference  as
                  Exhibit 10.53 to Registrant's first  amendment  to  filing  of
                  Form S-1 Registration Statement, Registration  No.   333-59829
                  filed April  27,1998). See attached  Schedule.   (Incorporated
                  by reference to Exhibit 10.53 of Registrant's Amendment No.  4 to Form S-1 Registration Statement, Registration No.333-38229,
                  filed February 9, 2000).

                                      II-20

10.54             Subscription Agreement dated May ,1999. See attached Schedule.
                  (Incorporated  by  reference to Exhibit 10.54 of  Registrant's
                  Amendment  No.  4   to   Form S-1   Registration    Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.55             Registration Rights Agreement dated May  ,  1999. See attached
                  Schedule.   (Incorporated by reference  to  Exhibit  10.55  of
                  Registrant's    Amendment   No. 4  to  Form  S-1  Registration
                  Statement, Registration No.333-38229, filed February 9, 2000).

10.56             Debenture dated May ,1999. See attached Schedule.(Incorporated by reference to Exhibit  10.56 of  Registrant's  Amendment No.
                  4  to  Form  S-1  Registration  Statement,   Registration  No.
                  333-38229, filed February 9, 2000).

10.57             Promissory Note dated July  9, 1999.  See  attached  Schedule.
                  (Incorporated  by  reference to Exhibit 10.57 of  Registrant's
                  Amendment    No.  4   to   Form  S-1  Registration  Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.58             Security Agreement dated July 9, 1999. See attached  Schedule.
                  (Incorporated  by  reference to Exhibit 10.58 of  Registrant's
                  Amendment   No. 4    to   Form  S-1  Registration   Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.59             Contingent   Subscription   Agreement  dated July 9, 1999. See
                  attached  Schedule.  (Incorporated   by   reference to Exhibit
                  10.59  of   Registrant's   Amendment   No.   4   to  Form  S-1
                  Registration  Statement,  Registration No.   333-38229,  filed
                  February 9, 2000).

10.60             Registration   Rights   Agreement  dated  July  9,  1999.  See
                  attached    Schedule.  (Incorporated  by  reference to Exhibit
                  10.60  of     Registrant's   Amendment   No.  4  to  Form  S-1
                  Registration    Statement,  Registration No. 333-38229,  filed
                  February 9, 2000).

10.61             Debenture   dated   August 23, 1999.  See  attached  Schedule.
                  (Incorporated  by   reference to Exhibit 10.61 of Registrant's
                  Amendment  No.  4  to    Form  S-1   Registration   Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.62             Promissory     Note  dated  August  11,  1999.   See  attached
                  Schedule.    (Incorporated  by reference  to Exhibit  10.62 of
                  Registrant's    Amendment  No.  4  to  Form  S-1  Registration
                  Statement,  Registration  No.    333-38229,  filed February 9,
                  2000).

10.62             (a)    Assignment of Promissory  Note and Security  Agreement.
                  (Incorporated     by   reference   to  Exhibit   10.62(a)   of
                  Registrant's    Amendment  No.  4  to  Form  S-1  Registration
                  Statement,    Registration  No.  333-38229,  filed February 9,
                  2000).

10.63             Consulting Agreement between Registrant and Liviakis Financial
                  Communications,  Inc.


                                      II-21


                  dated March 24,  1999  with exhibit  thereto  entitled  Voting
                  Trust  Agreement.  (Incorporated by reference to Exhibit 10.63
                  of    Registrant's  Amendment  No. 3 to Form S-1  Registration
                  Statement,  Registration  No.    333-38229,  filed December 8,
                  1999).

10.64             Contract between  Registrant  and  Rolcan Finance  Ltd.  Dated
                  April 14, 1999.

10.65             Master Supplier  Agreement between Registrant and Data General
                  Corporation  effective January 20, 1999.

10.66             Authorized Distributor Agreement with Medika  Equipos Medicos,
                  Inc.

10.67             Subscription      Agreement    dated    September   7,   1999.
                  (Incorporated    by reference to Exhibit 10.67 of Registrant's
                  Amendment  No.   3   to  Form  S-1   Registration   Statement,
                  Registration  No.   333-38229,   filed December 8, 1999).  See
                  attached   Schedule.  (Incorporated   by  reference to Exhibit
                  10.67  of     Registrant's   Amendment   No.  4  to  Form  S-1
                  Registration    Statement,  Registration No. 333-38229,  filed
                  February 9, 2000).

10.68             Registration   Rights   Agreement  dated  September  7,  1999.
                  (Incorporated  by  reference  to Exhibit 10.68 of Registrant's
                  Amendment  No.  3  to  Form    S-1   Registration   Statement,
                  Registration  No.  333-38229,    filed December 8, 1999).  See
                  attached  Schedule.  (Incorporated    by  reference to Exhibit
                  10.68  of   Registrant's   Amendment     No.  4  to  Form  S-1
                  Registration  Statement,  Registration  No.  333-38229,  filed
                  February 9, 2000).

10.69             Subscription      Agreement   dated   October/November   1999.
                  (Incorporated    by reference to Exhibit 10.69 of Registrant's
                  Amendment  No.  3    to  Form  S-1   Registration   Statement,
                  Registration  No.    333-38229,  filed December 8, 1999).  See
                  attached  Schedule.    (Incorporated  by  reference to Exhibit
                  10.69  of   Registrant's     Amendment   No.  4  to  Form  S-1
                  Registration  Statement,    Registration No. 333-38229,  filed
                  February 9, 2000).

10.70             Registration  Rights  Agreement dated  October/November  1999.
                  (Incorporated  by  reference  to Exhibit 10.70 of Registrant's
                  Amendment  No.  3  to  Form    S-1   Registration   Statement,
                  Registration  No.  333-38229,    filed December 8, 1999).  See
                  attached  Schedule.  (Incorporated    by  reference to Exhibit
                  10.70  of   Registrant's   Amendment     No.  4  to  Form  S-1
                  Registration  Statement,  Registration   No. 333-38229,  filed
                  February 9, 2000).

10.71             Contingent   Subscription   Agreement  dated  August 11, 1999.
                  (Incorporated  by  reference  to Exhibit 10.71 of Registrant's
                  Amendment  No.  3    to  Form  S-1   Registration   Statement,
                  Registration  No.    333-38229,  filed December 8, 1999).  See
                  attached  Schedule.    (Incorporated  by  reference to Exhibit
                  10.71  of   Registrant's     Amendment   No.  4  to  Form  S-1
                  Registration Statement, Registration  No.    333-38229,  filed


                                      II-22



                  February 9, 2000).

10.72             Registration   Rights    Agreement   dated  August  11,  1999.
                  (Incorporated  by reference  to  Exhibit 10.72 of Registrant's
                  Amendment   No.  3  to  Form   S-1   Registration   Statement,
                  Registration   No.  333-38229,  filed  December 8, 1999).  See
                  attached  Schedule.  (Incorporated   by   reference to Exhibit
                  10.72  of   Registrant's   Amendment     No.  4  to  Form  S-1
                  Registration  Statement,  Registration   No. 333-38229,  filed
                  February 9, 2000).

10.73             Debenture    dated   November  11,  1999.   (Incorporated   by
                  reference to  Exhibit  10.73 of  Registrant's  Amendment No. 3
                  to  Form  S-1    Registration   Statement,   Registration  No.
                  333-38229,  filed  December 8, 1999).  See attached  Schedule.
                  (Incorporated  by  reference to Exhibit  10.73 of Registrant's
                  Amendment  No.  4  to   Form  S-1    Registration   Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.74             Agreement   with   Display  Presentations.   (Incorporated  by
                  reference to  Exhibit  10.74 of  Registrant's  Amendment No. 3
                  to  Form  S-1   Registration   Statement,   Registration   No.
                  333-38229, filed December 8, 1999).

10.75             Agreement  with  Live Marketing. (Incorporated by reference to
                  Exhibit  10.75  of  Registrant's  Amendment No.  3 to Form S-1
                  Registration  Statement,  Registration  No. 333-38229,   filed
                  December 8, 1999).

10.76             Sales,  Marketing and Service  Agreement with Hitachi  Medical
                  Systems America Inc. inclusive of Exhibits A through G inclusive, which Exhibits have certain information redacted therefrom in accordance with request for confidentiality.

10.77             Subscription    Agreement   dated  December  13,  1999  -  See
                  attached   schedule.   (Incorporated  by  reference to Exhibit
                  10.77   of   Registrant's   Amendment   No.   4  to  Form  S-1
                  Registration  Statement,   Registration No.  333-38229,  filed
                  February 9, 2000).

10.78             Registration   Rights  Agreement dated December 13, 1999 - See
                  attached  schedule.  (Incorporated  by  reference  to  Exhibit
                  10.78  of   Registrant's   Amendment   No.   4  to  Form   S-1
                  Registration  Statement,  Registration No.   333-38229,  filed
                  February 9, 2000).

10.79             Agreement   to   Purchases  Shares  dated  September  2, 1999.
                  (Incorporated   by  reference to Exhibit 10.79 of Registrant's
                  Amendment  No.  4   to   Form  S-1   Registration   Statement,
                  Registration No. 333-38229, filed February 9, 2000).

10.80             Subscription Agreement dated February   , 2000.

10.81             Registration Rights Agreement dated February 11, 2000.

                                      II-23


10.82             Consulting Agreement between Registrant and Liviakis Financial
                  Communications, Inc. dated March 29,2000 with letter agreement dated April 26, 2000 attached thereto.

10.83             Agreement   between   Registrant  and   Ministry   of  Health,
                  Government  of  Romania  inclusive  of  Annexes  1  through  5 thereto.


21.1              List  of  Subsidiaries  (Incorporated  by reference to Exhibit
                  21  of  Registrant's  Annual Report  for the fiscal year ended
                  June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1              Consent of Bederson & Company LLP.

23.1(a)           Consent of Bederson & Company LLP.

23.1(b)           Consent of Bederson & Company LLP.

23.1(c)           Consent of Bederson & Company LLP.

23.1(d)           Consent of Bederson & Company LLP.

23.2              Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1a).

23.2(a)           Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1b).

23.2(b)           Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1c).

23.2(c)           Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1d)

23.2(d)           Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1e)

23.3              Consent of Feldman Sherb Ehrlich & Co., P.C.

23.3(a)           Consent of Feldman Sherb Horowitz & Co., P.C.

23.3(b)           Consent of Feldman Sherb Horowitz & Co., P.C.

23.3(c)           Consent of Feldman Sherb Horowitz & Co., P.C.

23.3(d)           Consent of Feldman Sherb Horowitz & Co., P.C.

23.3(e)           Consent of Feldman Sherb Horowitz & Co., P.C.

                               II-24

23.3(f)           Consent of Feldman Sherb Horowitz & Co., P.C.

27.               Financial Data Schedule



ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hochdorf, Country of Switzerland, on June 14, 2000.

                                                 SWISSRAY INTERNATIONAL, INC.


                                                 By:/s/Ruedi G. Laupper
                                                 Name: Ruedi G. Laupper
                                                 Title: Chairman of the Board of
                                                        Directors, President &
                                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                       Title                            Date

/s/RUEDI G. LAUPPER/                                         Dated:July 13, 2000
------------------       Chairman of the Board of
Ruedi G. Laupper         Directors, President &
                         Chief Executive Officer

 /s/JOSEF LAUPPER/       Secretary, Treasurer and a          Dated:July 13, 2000
------------------       Director
Josef Laupper


 /s/MICHAEL LAUPPER/                                         Dated:July 13, 2000
------------------       Principal Financial Officer
Michael Laupper          & Controller.


 /s/UELI LAUPPER/        Vice President and a Director       Dated:July 13, 2000
------------------
Ueli Laupper

 /s/DR, ERWIN ZIMMERLI/  Director                            Dated:July 13, 2000
---------------------
Dr. Erwin Zimmerli